Exhibit h(11)

AGENCY AGREEMENT

THIS AGREEMENT made as of the close of business on the 15th day of January, 2003, by and between SCUDDER INVESTMENTS SERVICE COMPANY, a corporation existing under the laws of the State of Delaware, having a place of business at 222 South Riverside Plaza, Chicago, Illinois 60606-5808 (the “Fund Transfer Agent “), and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”):

WITNESSETH:

WHEREAS, the Fund Transfer Agent serves as a transfer agent or a sub-transfer agent, sub-dividend disbursing agent and sub-shareholder servicing agent to and on behalf of the investment companies, funds or trusts advised or sponsored by the Fund Transfer Agent’s Affiliate or Affiliates (as such term is defined in the Mutual Fund Remote Service Agreement, made as of December 18, 2002, by and between Deutsche Investment Management Americas Inc. and DST (the “Remote Service Agreement”)) and, in some instances, as a recordkeeper for omnibus accounts which contain the securityholder detail with respect to the ownership by retirement plans of shares of unaffiliated investment companies, all of which entities’ securityholder records are maintained, and which entities’ transactions are effectuated and accounted for, on DST’s TA2000 or TRAC Systems (individually, the “Fund” or collectively, the “Funds”), a current listing of which Funds is set forth on Appendix I to this Agreement, as amended from time to time by mutual agreement;

WHEREAS, on the terms and conditions set forth in this Agreement, (i) the Fund Transfer Agent, with the consent of each Fund, desires to appoint DST as its agent for the limited purposes described herein and to engage DST to provide the services described herein and (ii)

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DST desires to accept such appointment and such engagement as a “Sub-Transfer Agent” and “Sub-Dividend Disbursing Agent” to the Fund Transfer Agent;

WHEREAS, the Fund Transfer Agent and DST are entering into an asset transfer agreement, sublease and certain other related agreements simultaneously with entering into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Scope of Appointment.

A. Subject to the terms and conditions set forth in this Agreement, the Fund Transfer Agent hereby engages and appoints DST as its Sub-Transfer Agent and Sub-Dividend Disbursing Agent to provide the services described in this Agreement.

B. DST hereby accepts such appointment and agrees that it will act as Sub-Transfer Agent and Sub-Dividend Disbursing Agent on behalf of the Fund Transfer Agent. DST agrees that it will also act as agent on behalf of the Fund Transfer Agent in connection with the Fund’s periodic withdrawal payment accounts and other open accounts or similar plans for securityholders, if any, and any other services to which the parties mutually agree in a writing signed by a Vice President or more senior officer of the parties.

C. The Fund Transfer Agent agrees to deliver all of its securityholder account records to DST in Kansas City, Missouri contemporaneously with the execution hereof, or, with respect to records not usually needed in the normal course of business but for which DST reasonably deems necessary to perform its services under this Agreement, to arrange for reasonable access to such records by DST.

D. DST, utilizing TA2000TM and the STS System, DST’s computerized data processing systems for securityholder accounting (together, the “TA2000” or “the TA2000

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System”), will, as Sub-Transfer Agent and Sub-Dividend Disbursing Agent for the Fund Transfer Agent, and as agent of the Fund Transfer Agent for securityholder accounts of each Fund, perform in an accurate and timely manner those services set forth in Exhibit A, as amended from time to time as mutually agreed to by the parties, which is attached hereto and hereby incorporated in this Agreement as if fully set forth. Exhibit A reflects the services currently provided by Fund Transfer Agent. DST agrees to provide these same services in the future; however, the manner in which these services are delivered, and the systems utilized to provide these services, shall be at DST’s sole discretion. It is acknowledged by Fund Transfer Agent that, in order to perform all of the services set forth in Exhibit A, DST shall require access to and the ability to use certain software applications previously utilized by Fund Transfer Agent to provide the services set forth on Exhibit A and that Fund Transfer Agent was unable to transfer such software applications to DST under the Asset Purchase Agreement dated as of January 15, 2003 between Fund Transfer Agent and DST (the “Asset Purchase Agreement”). Accordingly, Fund Transfer Agent shall provide, for so long as this Agreement is in effect, and DST requires access to such software applications to provide the services set forth in Exhibit A, all necessary access to the software applications (and the data contained therein), and to any network which must be accessed to utilize such software applications, as are enumerated in Exhibit G (the “FTA Software Applications”). In addition, for so long as this Agreement is in effect and DST requires access to the Fund Transfer Agent’s intranet network to provide services under this Agreement, the Fund Transfer Agent agrees to provide access to such intranet network on the terms and conditions described in Exhibit G, but only until such time as the parties find a mutually agreeable alternative to such access.

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E. At the request of the an Authorized Person, DST shall use reasonable efforts to provide the services set forth in Exhibit A in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a “no transaction fee” program (“NTF”), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform securityholder servicing agent services; (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System; or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions (collectively, the “Exception Services”).

F. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services described in this Agreement to the Fund Transfer Agent with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in a Fund’s instructions, prospectus or application as amended from time to time, provided that (i) DST is advised in advance by the Fund Transfer Agent of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Fund Transfer Agent requires an enhancement or modification to the TA2000 System or to DST’s operations as presently conducted, DST shall not be liable therefor until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably

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increases DST’s cost of performing the services required hereunder at the current level of service, DST shall advise the Fund Transfer Agent of the amount of such increase and if the Fund Transfer Agent elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

G. The Fund Transfer Agent shall add new series of the Funds or new investment companies, funds or trusts to the TA2000 System in accordance with Section 3.05 of the Remote Service Agreement. Rates or charges for additional series or Funds shall be as set forth in Exhibit B for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST’s then-standard pricing schedule.

2.	Documents to be Filed with Appointment.

In connection with the appointment of DST as the Sub-Transfer Agent and Sub-Dividend Disbursing Agent for the Fund Transfer Agent, the Fund Transfer Agent either will provide the documents below to DST at or prior to the execution of this Agreement or will make such documents available to DST promptly after DST’s reasonable request therefor (as indicated):

A. A certified copy of the resolutions of the Board of Directors or Trustees, as appropriate, of each Fund and the Fund Transfer Agent (i) approving the appointment of or appointing, as appropriate, DST as Sub-Transfer Agent and Sub-Dividend Disbursing Agent, and (ii) designating certain persons to sign stock certificates, if any, and to give written instructions and requests on behalf of each Fund (to be provided to DST when this Agreement is executed);

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B. A certified copy of the Articles of Incorporation or Declaration of Trust, as appropriate, of each Fund and all amendments thereto (one typical copy of a Fund’s Articles of Incorporation to be provided to DST when this Agreement is executed);

C. A certified copy of the Bylaws of each Fund (one typical copy of a Fund’s Bylaws to be provided to DST when this Agreement is executed);

D. Copies of Registration Statements and amendments thereto of each Fund, filed with the Securities and Exchange Commission (to be provided to DST promptly after reasonable request);

E. Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors/Trustees of each Fund, with a certificate of the Secretary of each Fund, as to such approval (to be provided to DST when this Agreement is executed);

F. Specimens of the signatures of the officers of each Fund or the Fund Transfer Agent, as appropriate, authorized to sign stock certificates and of those individuals authorized to sign written instructions and requests (to be provided to DST when this Agreement is executed);

G. On or before the twentieth (20th) day of January, 2003, a copy of (1) the Control Book for each Fund setting forth, as of the date of execution of this Agreement, the number of shares of each Fund currently authorized to be issued and the number of shares actually issued, (2) all reports setting forth, as of the close of business on the fifteenth of January, 2003, any out of balance condition(s) or record difference(s) existing in each Fund or in or among any Funds various elements of the master securityholder files, and (3) all stops existing in each Fund as of the date of execution of this Agreement, the reason therefore and any back up supporting such stops.

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H. With respect to the omnibus accounts referenced in the first WHEREAS clause of this Agreement, which accounts are invested in unaffiliated investment companies listed in Appendix I, DST acknowledges that Fund Transfer Agent shall not be obligated hereunder to maintain and produce records relating to such unaffiliated investment companies, but merely the equivalent records with respect to such omnibus accounts,

3.	Certain Representations, Warranties and Covenants of DST.

DST represents, warrants and covenants to the Fund Transfer Agent that:

A. It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

B. It is duly qualified to carry on its business in the State of Missouri and each other jurisdiction where it carries on its business.

C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

D. It is and will continue to be registered as a transfer agent to the extent required under the 1934 Act.

E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; it carries and will continue to carry general liability, errors and omissions, fidelity bond and other policies of insurance that are reasonable and customary for a transfer and dividend disbursing agent in the light of its duties hereunder.

4.	Certain Representations, Warranties and Covenants of the Fund Transfer Agent.

The Fund Transfer Agent represents, warrants and covenants to DST that:

A. It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

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B. Each Fund is an investment company registered under the 1940 Act or is exempt from registration under 1940 Act.

C. A registration statement under the Securities Act of 1933, as amended (the “1933 Act”) has been filed and will be effective with respect to all shares of each Fund being offered for sale.

D. All requisite steps have been and will continue to be taken by each Fund from time to time when and as necessary to register such Fund’s shares for sale in all states in which such Fund’s shares shall at such time be offered for sale and require registration.

E. It is and will continue to be registered as a transfer agent to the extent required under the 1934 Act.

F. It is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

G. It has in its possession all records referenced in Section 2 of this Agreement which are not provided to DST upon execution of this Agreement.

H. Each Fund is a business trust or corporation duly organized and existing and in good standing under the laws of its state of organization/formation, that all outstanding shares of stock of each Fund covered by this appointment are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable, under the 1933 Act, and any other applicable federal or state statute.

5.	Limit of Authority.

Unless otherwise expressly limited by the resolution of appointment or by subsequent action by a Fund, the appointment of DST as Sub-Transfer Agent and Sub-Dividend Disbursing

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Agent will be construed to cover the full amount of authorized stock of the class or classes for each Fund for which the Fund Transfer Agent is appointed as such stock will, from time to time, be constituted, and any subsequent increases in such authorized amount.

In case of such increase the Fund Transfer Agent will file with DST:

A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Fund Transfer Agent increasing the authority of DST;

B. A certified copy of the amendment to the Articles of Incorporation or Declaration of Trust, as appropriate, of the Fund authorizing the increase of stock;

C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required; and

D. Opinion of counsel for the Fund or the Fund Transfer Agent stating:

(1)	The status of the additional shares of stock of the Fund under the 1993 Act and any other applicable federal or state statute; and

(2)	That the additional shares are, or when issued will be, validly issued, fully paid and non-assessable.

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6.	Compensation and Expenses.

A. In consideration for its services pursuant to this Agreement, the Fund Transfer Agent will pay to DST monthly a reasonable compensation for all services rendered as an agent (the “Compensation”); provided, however, that during years 2 through 5 of this Agreement DST will provide to the Fund Transfer Agent a monthly credit against the Invoice, as hereinafter defined, for the previous month (the “DST Payment Amount”). The Compensation and the DST Payment Amount are set forth in Exhibit B.

B. The Fund Transfer Agent also agrees promptly to reimburse DST for all reasonable out-of-pocket expenses described on Exhibit C hereto that are incurred in the provision of services pursuant to this Agreement (the “Reimbursable Expenses”). The Fund Transfer Agent agrees to pay postage expenses at least one day in advance if so requested. In addition, any other reasonable out-of-pocket expenses incurred by DST to provide services not contemplated by this Agreement at the written request of the Fund Transfer Agent will be promptly reimbursed by the Fund Transfer Agent.

C. The Compensation, Reimbursable Expenses and any other amounts owed to DST under this Agreement shall be paid on or before the thirtieth (30th) day after receipt of a statement therefor (an “Invoice”) by the Fund Transfer Agent (the “Due Date”). The Invoice shall (i) identify the amount of all Compensation owed under this Agreement for services provided during the prior month, (ii) identify the amount of any DST Payment owed to the Fund Transfer Agent during the period covered by the Invoice, the basis for calculating such amount, and reflect a credit for such DST Payment, (iii) be itemized for Reimbursable Expenses and (iv) be accompanied by such supporting material as shall be reasonably required for substantiation of the foregoing. The Fund Transfer Agent is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to

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DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Fund Transfer Agent shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half percent (1.5%) per month times the amount overdue times the number of months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Fund Transfer Agent’s or DST’s default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

D. In the event that the Fund Transfer Agent disputes any charges reflected in the Invoice, the Fund Transfer Agent shall pay all undisputed amounts or portions thereof and notify DST in writing on or before the Due Date of any amounts, or portions thereof, in the Invoice that the Fund Transfer Agent is disputing in good faith. If the parties thereafter agree on the amount to be paid, the Fund Transfer Agent shall pay such disputed amount within thirty (30) days after the day on which the parties reach an agreement on such amount (a “Revised Due Date”). In the event that the parties fail to agree on any question of prices or fees hereunder, the disputed question shall be resolved by arbitration pursuant to the then current Commercial Rules of the American Arbitration Association. If the arbitrators issue a decision that the Fund Transfer Agent owes any amounts to DST for disputed charges, the Fund Transfer Agent shall pay such disputed charges within thirty (30) days after the arbitrators’ decision is given to the parties (a

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“Revised Due Date”). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after a Revised Due Date.

E. The fees and charges set forth on Exhibit B shall increase or may be increased as follows:

(1)	On the first day of each new term, in accordance with the “Fee Increases” provision in Exhibit B;

(2)	DST may increase the fees and charges set forth on Exhibit B upon at least ninety (90) days prior written notice if changes in existing laws, rules or regulations materially increase DST’s cost of performance hereunder;

(3)	DST may charge for additional features of TA2000 used by the Fund Transfer Agent which features are not consistent with the Fund Transfer Agent’s current processing requirements;

(4)	In the event DST, at the Fund Transfer Agent’s request or direction, performs Exception Services, which Exception Services are not included among the Services set forth in Exhibit A, DST shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit B to the extent such Exception Services increase DST’s cost of performance; and

(5)

If the number of billable open securityholder accounts in the Funds for which DST is providing services under this Agreement decreases by ten percent (10%) or more from the number of such securityholder accounts DST serviced on the TA2000 System on December 31, 2002, the Fund

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Transfer Agent, at DST’s request, hereby agrees to renegotiate in good faith the fees and charges set forth on Exhibit B.

If DST notifies the Fund Transfer Agent of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Fund Transfer Agent’s aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operating the enhanced TA2000 system.

If DST notifies the Fund Transfer Agent of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon new or increased fees to cover such new Fund Transfer Agent feature or the performance of Exception Services.

7.	Operation of DST System.

A. In connection with the performance of its services under this Agreement, DST is responsible for items such as the following:

(1)

That entries made by DST in the DST’s records maintained on behalf of Fund Transfer Agent, and in the Fund Transfer Agent’s records on the TA2000 System, accurately reflect the orders, instructions, and other information received by DST from the Fund Transfer Agent, the individuals who make up the relationship management team (which individuals are listed on Exhibit E), persons entering trades and instructions from the Funds at the Fund Transfer Agent’s phone centers, persons DST reasonably believes to be authorized to speak for the Fund’s Affiliated distributors, principal underwriters, investment advisers,

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sponsors, administrators, custodians, Affiliates of a Fund (each, an “Authorized Person”) and the record owners of securityholder accounts and persons who reasonably appear to be their authorized representatives;

(2)	That securityholder lists, securityholder account verifications, confirmations and other securityholder account information to be produced from its records or data be available and accurately reflect the data in the Fund Transfer Agent’s records on the TA2000 System;

(3)	Creating, in an accurate and timely manner, computer tapes to enable the Fund’s print and mail agents for dividend and distribution checks in accordance with instructions received from the Fund Transfer Agent and the data in the Fund Transfer Agent’s records on the TA2000 System; and

(4)	That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with (i) redemption instructions received by DST from Authorized Persons, broker-dealers or the record owners of securityholder accounts and their authorized representatives and (ii) the data in the Fund Transfer Agent’s records on the TA2000 System.

B. DST shall provide the services described in this Agreement (including, but not limited to, requiring proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of securityholder accounts, transfers, redemptions and other securityholder account transactions) in conformance with the Fund Transfer Agent’s present policies and procedures which are those set forth in Exhibit D. DST, the Fund Transfer Agent, or the Funds’ Boards of Directors may propose changes to such policies and procedures

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(including the establishment of new policies and procedures) at any time; provided, however, that no such change will become effective without the consent of both DST and the Fund Transfer Agent (which consent shall be memorialized by each party in a writing (including by facsimile or electronic mail)). DST and the Fund Transfer Agent (i) shall cooperate in good faith to change the foregoing policies and procedures as necessary to take advantage of efficiencies and improvements in technology and in accordance with industry practice, (ii) shall otherwise consider in good faith any proposed changes to the policies and procedures, and (iii) shall not unreasonably withhold consent to reasonable changes requested by the other party. When any new statement of policies and procedures has been consented to, it shall be set forth in Exhibit D hereto; and when any modification of any statement of policies and procedures has been consented to, Exhibit D shall be amended accordingly. The policies and procedures set forth in Exhibit D, as amended from time to time in accordance with this Section, shall hereinafter be referred to as the “Procedures.” To the extent that proposed new Procedures or modifications thereof materially increase DST’s costs hereunder, DST may so notify the Fund Transfer Agent and the fees for the affected services shall be increased by reasonable amounts to be agreed upon by the parties prior to the implementation of such changes. DST shall provide the services hereunder in accordance with the Procedures or with the authorized written instructions of the Fund Transfer Agent. If a transaction or question arises that is not covered by a Procedure or DST is in doubt as to the application of the Procedures to a particular fact pattern or situation, DST may apply to the Fund Transfer Agent for instructions, and if the Fund Transfer Agent does not reply to such application within a reasonable time period, DST may consult with legal counsel it has reasonably selected (at Fund Transfer Agent’s own expense), which counsel shall have experience dealing with the matters covered in this Agreement, with respect to such

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transaction or question. DST may act, or not act, in reliance upon such instruction or upon the opinion of such legal counsel and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such legal counsel.

C. DST shall maintain a continuous record and shall provide to the Fund Transfer Agent an accurate monthly report, broken down by Fund, of all “as of” transactions, showing gains and losses for each transaction processed as of a date other than the usual date of receipt. DST shall deliver a copy of such report for each calendar month to the Fund Transfer Agent no later than the 15th day of the following calendar month. Each such monthly report shall show for each “as of” transaction whether the necessity for handling the transaction on an “as of” basis was caused by the actions or inactions of DST or caused by the actions or inactions of the Fund Transfer Agent or due to another specified cause. Gains and losses on all “as of” transactions and on “as of” transactions caused by DST shall be aggregated for each Fund and the result shown. DST shall accept responsibility for losses on “as of” transactions caused by DST to the extent required by applicable law and in accordance with the Fund Transfer Agent’s As-of Transactions Correction Policy set forth in Exhibit D hereto, as such may be modified by the Fund Transfer Agent from time to time in accordance with Section 7.B hereof.

D. DST shall maintain adequate records relating to the services to be performed hereunder, as required by applicable law (particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the 1940 Act, if any, and pursuant to Rule 17Ad-10(e) under the 1934 Act) and the Procedures, and consistent with good industry practice. Such records shall be preserved and maintained and shall be made available to or surrendered to the Fund Transfer Agent on request and to each Fund in accordance with the provisions of the 1940 Act and in accordance with the requirements of other applicable laws and

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rules. Costs incurred by DST in making available or surrendering such Records to be reimbursed by the Fund Transfer Agent. Records surrendered hereunder shall be in machine readable form in a format consistent with good industry practice. Specifically, records of all applications and orders shall be maintained through imaging and records of checks shall be maintained through use of a scanning process, although the parties acknowledge that records of checks may be maintained through imaging at a future time. This provision shall survive termination of this Agreement except that any records to be provided by DST to Fund Transfer Agent after termination will be provided at the Fund Transfer Agent’s expense.

8.	Performance Standards

A. Service Measurements; Service Level Requirements. At least three (3) service measurements shall be performed by National Quality Review (“NQR”) each month with respect to the: (a) overall error rate (“Overall Quality”), (b) cycle time for financial transactions (“Financial Timeliness”), and (c) cycle time for non-financial transactions (“Non-Financial Timeliness”) (all three collectively, the “Service Measurements”). Subsequently, such three (3) service measurements shall be performed each month, whether or not by NQR. DST shall maintain for each Service Measurement the level of service set forth in Exhibit F hereto (each, a “Service Level Requirement”).

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B. Failure to Meet Service Level Requirements. If DST fails to meet a Service Level Requirement for any Service Measure for two consecutive quarterly periods (the “Consecutive Quarters”), DST must present the Fund Transfer Agent with a written plan addressing such failure (the “Plan”) during the quarter immediately following the Consecutive Quarters (the “3rd Quarter”). Thereafter, the either scenario (1) or (2) will occur:

(1)	If DST presents the Fund Transfer Agent with a Plan in the 3rd Quarter which the Fund Transfer Agent accepts, DST shall implement the Plan. Thereafter, either scenario (a) or (b) will occur:

(a)	If DST meets the applicable Service Level Requirement or Requirements in the quarterly period following the 3rd Quarter (the “4th Quarter”), DST will not be required to present another Plan unless it again fails to meet any of the Service Level Requirements for Consecutive Quarters.

(b)	If DST does not meet the applicable Service Level Requirement or Requirements in the 4th Quarter, DST must submit a new Plan during the quarterly period immediately following the 4th Quarter. Thereafter, either scenario (1) or (2) will re-occur until DST meets the applicable Service Level Requirement or Requirements or is terminated pursuant to the following Subsection 2(b).

(2)	If DST does not present the Fund Transfer Agent with a Plan during the 3rd Quarter or DST and the Fund Transfer Agent, acting reasonably and in good faith, are unable to agree to a Plan in the 3rd Quarter, either of the following situations may occur:

(a)	If DST meets the applicable Service Level Requirement or Requirements by the end of the 4th Quarter, then DST would not be required to present a Plan to the Fund Transfer Agent unless it again fails to meet any of the Service Level Requirements for Consecutive Quarters.

(b)

If DST does not meet the applicable Service Level Requirement or Requirements by the end of the 4th Quarter, then DST must pay a One Million Dollar ($1,000,000) penalty (the “Penalty”) to the Fund Transfer Agent. If during the quarterly period immediately

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following the 4th Quarter during which DST incurs a Penalty (the “Post-Penalty Quarter”) DST does not present the Fund Transfer Agent with a Plan or the Fund Transfer Agent, acting reasonably and in good faith, does not agree to the Plan presented, the Fund Transfer Agent may, in its sole and absolute discretion, provide DST with a notice of termination within the sixty (60) day period following the last day of the Post-Penalty Quarter. In such event, this Agreement shall terminate upon the date set forth in such notice.

C. Reward (for Overall Quality only as measured pursuant to the NQR criteria set forth in Exhibit F):

(1)	If Overall Quality is NQR’s Best in Class (or the equivalent performance to NQR’s Best in Class if performance is no longer being measured by NQR) for a quarter for all three distribution channels (S, AARP and Intermediary), Fund Transfer Agent would pay fees for that quarter at 105% of the amounts set forth in Exhibit B.

(2)	If Overall Quality is NQR’s Best in Class (or the equivalent performance to NQR’s Best in Class if performance is no longer being measured by NQR) for a quarter for any one of the three distribution channels, Fund Transfer Agent would pay fees for that quarter at 105% of the amounts set forth in Exhibit B for accounts in that distribution channel only.

D. Performance Reports. DST shall provide to the Fund Transfer Agent a monthly report grading the services provided hereunder. Such report shall be reasonably detailed and shall be generally similar to performance reports provided by DST to other users of its services.

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DST shall deliver a copy of such report for each calendar month to the Fund Transfer Agent no later than the 15th day of the following calendar month.

E. Annual Review. The parties shall review and discuss the Service Level Requirements established in this Section 8 annually and shall make such changes therein as they may agree to.

9.	Indemnification.

A. In performing its obligations under this Agreement, DST shall at all times (i) comply with the Procedures; (ii) exercise reasonable care and due diligence under the circumstances and (iii) act in good faith in performing its duties under this Agreement. DST also shall provide its services as Sub-Transfer Agent in accordance with Section 17A of the 1934 Act, and the rules and regulations thereunder and the Procedures. In the absence of bad faith, willful misconduct, violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations to the extent such violations arise directly or indirectly out of the actions or omissions to act of the Fund Transfer Agent or any other Authorized Person), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

B. DST shall not be responsible for, and the Fund Transfer Agent shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

(1)	All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith, with due diligence

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and reasonable care, and without breach of any representation or warranty of DST hereunder;

(2)	The Fund Transfer Agent’s refusal or failure to comply with the terms of this Agreement, the Fund Transfer Agent’s negligence or willful misconduct, the breach of any representation or warranty of the Fund Transfer Agent hereunder, or the Fund Transfer Agent’s failure to provide DST with the access and right to use the FTA Software Applications as necessary or any errors or omissions to the extent arising out of or resulting from an error in the data contained in such FTA Software Applications or the failure of such FTA Software Applications to perform correctly and in accordance with their documentation;

(3)	The good faith reliance on, or the carrying out of, any written or recorded oral instructions or requests of persons designated by the Fund Transfer Agent in writing (see Exhibit E) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST’s good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by a Fund or the Fund Transfer Agent;

(4)	Defaults by dealers or shareowners with respect to payment for share orders previously entered;

(5)

The offer or sale of a Fund’s shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or

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ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST’s failure to comply with written instructions of the Fund Transfer Agent or of any officer of the Fund Transfer Agent that no offers or sales be permitted to remain in the Fund Transfer Agent’s securityholder records in or to residents of such state);

(6)	The Fund Transfer Agent’s errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the “DST Facilities”), and control procedures relating thereto in the verification of output and in the remote input of data;

(7)	Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Fund Transfer Agent’s records, securityholder and other records delivered to DST hereunder by the Fund Transfer Agent other than errors in the Fund Transfer Agent’s records that DST had previously delivered to the Fund Transfer Agent in connection with other agency agreements pursuant to which DST provided services to the Funds and for which errors DST was liable for under the terms of such previous agency agreements;

(8)	Actions or omissions to act by the Fund Transfer Agent or agents designated by the Fund Transfer Agent with respect to duties assumed thereby as provided for in Section 21 hereof; and

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(9)	Any inaccuracies in dates in a Fund’s securityholder information or history as converted, or any (i) difficulties or inability of DST or any third party to manipulate or process date data, or (ii) lack of functionality (including any errors resulting from the “windowing” (currently 1950 to 2049) of client’s historical records or non-Year 2000 complaint data provided to DST by third parties) which, in case of (i) or (ii) above, arises out of or results from the failure of a Fund’s records to contain date data feeds in an eight digit, full century format, or any other such Year 2000 complaint format for data feeds specified from time to time by DST.

C. DST shall indemnify and hold the Fund Transfer Agent harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of DST’s failure to comply with the terms of this Agreement or arising out of or attributable to DST’s negligence or willful misconduct or breach of any representation or warranty of DST hereunder; provided, however, that DST’s cumulative liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the product of (i) the amounts paid hereunder by the Fund Transfer Agent to DST under this Agreement as Compensation, but not including Reimbursable Expenses, during the first year during which this Agreement is in effect multiplied by (ii) five (5).

D. EXCEPT FOR VIOLATIONS OF SECTION 23 HEREOF, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO

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THE OTHER PARTY, FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR OTHER SPECIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

E. Promptly after receipt by an indemnified person of notice of any claim, determination, suit or cause of action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at the

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indemnified party’s expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

10.	Certain Additional Covenants of DST and the Fund Transfer Agent.

A. All requisite steps will be taken by the Fund Transfer Agent from time to time when and as necessary to register a Fund’s shares for sale in all states in which the Fund’s shares shall at the time be offered for sale and require registration. If at any time the Fund Transfer Agent or any of its Affiliates will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of a Fund’s shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of a Fund’s shares, the Fund Transfer Agent will give prompt notice thereof to DST.

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B. To the extent DST is required to provide a service under this Agreement, DST hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund Transfer Agent, and to follow such procedures, for the safekeeping of stock certificates, check forms, facsimile signature imprinting devices, if any, investment checks, checks payable by the Funds and other negotiable and bearer instruments and things of value and for the preparation or use, and for keeping account of, such certificates, forms and devices, checks and instruments used by DST to provide such service.

C. To the extent required by the 1940 Act and the rules promulgated thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Fund Transfer Agent and will be preserved and will be surrendered promptly to the Fund Transfer Agent on request.

D. On or before DST’s execution and delivery of this Agreement and no less than once annually thereafter during the term of this Agreement, DST shall deliver the following to the Fund Transfer Agent:

(1)

a report by an independent third party audit firm that describes DST control policies and procedures that have been initiated and function currently at DST. These reports must contain statements on the operating effectiveness of those policies and procedures for the services provided to the Fund Transfer Agent under this Agreement. The requirements of this section will be satisfied by a Type II SAS 70 Report (as described in the then-current Statement of Auditing Standard 70 of the American Institute of Certified Public Accountants), such report to be dated as of at least five

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(5) months of the date of delivery of such Report to Fund Transfer Agent; and

(2)	a copy of DST’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission along with a copy of DST’s Annual Report to Shareholders.

E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to securityholder services and will use its reasonable efforts to continue to modernize and improve.

F. DST will permit the Funds, the Fund Transfer Agent and their external auditors or other authorized representatives to make periodic on-site inspections of DST’s operations on behalf of the Fund Transfer Agent, as the Fund Transfer Agent deems appropriate, at reasonable times during business hours. In addition, annually during the term of this Agreement, DST shall allow the Fund Transfer Agent to access any other reports available to the public.

G. No later than the 10th calendar day after DST begins performing services under this Agreement, each of DST and the Fund Transfer Agent will file a notice with DTC informing DTC that the Fund Transfer Agent has appointed DST as its agent to provide the services described in this Agreement.

H. Fund Transfer Agent and DST shall meet periodically, as reasonably requested by any one of them, and review the operating procedures, the Procedures and the division of responsibilities between Fund Transfer Agent and DST. Fund Transfer Agent and DST shall mutually agree upon any changes thereto.

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11.	Recapitalization or Readjustment.

In case of any recapitalization, readjustment or other change in the capital structure of a Fund requiring a change in the form of stock certificates, DST will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

A. Written instructions from an officer of the Fund Transfer Agent;

B. Certified copy of the amendment to the Fund’s Articles of Incorporation or other document effecting the change;

C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

D. Specimens of the new certificates in the form approved by the Board of Directors of the affected Fund, with a certificate of the Secretary of the Fund as to such approval; and

E. Opinion of counsel for the Fund or the Fund Transfer Agent stating:

(1)	The status of the shares of stock of the Fund in the new form under the 1933 Act and any other applicable federal or state statute; and

(2)	That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

12.	Stock Certificates.

The Fund Transfer Agent will furnish DST with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of DST. Such certificates will be signed manually or by facsimile signatures of the officers of the Fund or the Fund Transfer Agent authorized by law and by bylaws to sign stock certificates, and if required, will bear the corporate seal or facsimile thereof.

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13.	Death, Resignation or Removal of Signing Officer.

The Fund Transfer Agent will file promptly with DST written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of a Fund or the Fund Transfer Agent who will have signed manually or whose facsimile signature will have been affixed to blank stock certificates will die, resign, or be removed prior to the issuance of such certificates, DST may issue or register such stock certificates as the stock certificates of such Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Fund Transfer Agent in writing. In the absence of such direction, the Fund Transfer Agent will file promptly with DST such approval, adoption, or ratification as may be required by law.

14.	Future Amendments of Charter or Declaration, as appropriate, and Bylaws.

The Fund Transfer Agent will promptly file with DST copies of all material amendments to its or any Fund’s Articles of Incorporation or Declaration of Trust, as appropriate, or Bylaws made after the date of this Agreement.

15.	Instructions, Opinion of Counsel and Signatures.

At any time, DST may apply to any person authorized in writing by the Fund Transfer Agent to give instructions to DST, and may with the approval of a Fund Transfer Agent officer consult with legal counsel for the Fund or Fund Transfer Agent, or DST’s own legal counsel at the expense of the Fund Transfer Agent, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of

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any person, until receipt of written notice thereof from the Fund Transfer Agent or an Authorized Person. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of a Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-sub-transfer Agent or co-registrar.

16.	Force Majeure and Disaster Recovery Plans.

A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility or transportation service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, general strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST’s reasonable control which prevents or hinders DST’s performance hereunder; provided that for the duration of any such force majeure event, DST has continued to use all commercially reasonable efforts to overcome such force majeure and provided further that that DST has fulfilled it obligations to provide redundancy facilities and disaster recovery facilities hereunder and to use its commercially reasonable efforts to assist the Fund Transfer Agent in obtaining reasonably comparable services promptly from another source; provided, however, if an event described in this Section, in the Fund Transfer Agent’s reasonable belief, materially affects DST’s ability to perform its obligations under this Agreement for a period of thirty (30) days, then the Fund Transfer Agent shall have the right to terminate this Agreement upon ten (10) days written notice to DST.

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B. DST shall maintain at a location other than its normal location, in accordance with applicable law and industry standards, appropriate redundant facilities for back-up of its sub-agency operational responsibilities under this Agreement in the event of a power failure, disaster or other interruption that are available to permit DST to continue performing its obligations under this Agreement with minimal disruption. DST shall continuously back up the Fund Transfer Agent’s files and data, including securityholder and Fund records, and shall store the back-up files in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the Fund Transfer Agent’s files and data, including the securityholder and Fund records, will be maintained intact and DST will be able to continue processing at such other location without substantial disruption or curtailment of the services provided to the Fund Transfer Agent hereunder. DST shall keep the back-up files at such other location in accordance with the Procedures.

C. That Recovery Services Agreement for Telephone and Data Input Equipment dated as of July 1, 2000, by and between Fund Transfer Agent, formerly known as Scudder Kemper Investments, Inc., and DST Systems, Inc. is hereby terminated immediately upon execution of this Agreement and shall be of no further force and effect without any additional charge or further responsibility on the part of either party thereto.

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17.	Certification of Documents.

The required copy of the Articles of Incorporation or Declaration of Trust, as appropriate, of each Fund and the Fund Transfer Agent and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the applicable state of incorporation, and if such Articles of Incorporation and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to issue stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copies of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors/Trustees of a Fund and the Fund Transfer Agent will be certified by the Secretary or an Assistant Secretary of such Fund or the Fund Transfer Agent under such Fund’s or Fund Transfer Agent’s seal.

18.	Disposition of Books, Records and Canceled Certificates.

DST may send periodically to the Fund Transfer Agent, or to where designated by the Secretary or an Assistant Secretary of the Fund Transfer Agent, all books, documents, and all records no longer deemed needed for current purposes and stock certificates which have been canceled in transfer or in exchange (the “Records”), upon the understanding that such Records will be maintained by the Fund Transfer Agent under and in accordance with the requirements of all applicable laws, rules and regulations including by way of example and not limitation Section 17Ad-7 adopted under the 1934 Act and Section 17Ad-7(g) thereof. The Fund Transfer Agent shall be responsible for any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability directly or indirectly arising out of or resulting from the destruction or unavailability of any Records sent by DST to the Fund Transfer Agent; provided, however, that

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no Records shall by destroyed prior to the expiration of the period when such Records are required to be preserved under applicable law.

19.	Provisions Relating to DST as Sub-Transfer Agent.

A. DST will make original issues of stock certificates upon written request of an officer of the Fund Transfer Agent and upon being furnished with a certified copy of a resolution of the Board of Directors/Trustees authorizing such original issue, any documents required by Sections 5 or 11 of this Agreement, and necessary funds for the payment of any original issue tax.

B. Before making any original issue of certificates the Fund Transfer Agent will furnish DST with sufficient funds to pay all required taxes on the original issue of the stock, if any. The Fund Transfer Agent will furnish DST such evidence as may be required by DST to show the actual value of the stock. If no taxes are payable DST will be furnished with an opinion of outside counsel to that effect.

C. Shares of stock will be transferred and new certificates issued in transfer, or shares of stock accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer or redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Fund Transfer Agent’s Redemption Draft Signature Verification policy, which is set forth in Exhibit D. DST also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good

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faith to make transfers or redemptions that, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon the Procedures and the Simplification Acts, Uniform Commercial Code or other statutes that protect it, the Funds and the Fund Transfer Agent in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of securityholder’s accounts, DST will not be liable for any loss which may arise by reason of not having such records.

D. When mail is used for delivery of stock certificates, DST will forward stock certificates in “nonnegotiable” form by first class or registered mail and stock certificates in “negotiable” form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.

E. DST will issue and mail subscription warrants, certificates representing stock dividends, exchanges or split ups, or act as conversion agent upon receiving written instructions from any officer of the Fund Transfer Agent or Authorized Person and such other documents as DST deems necessary.

F. DST will issue, transfer, and split up certificates and will issue certificates of stock representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of the Fund Transfer Agent or Authorized Person and such other documents as DST may deem necessary.

G. DST may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Fund Transfer Agent and indemnity satisfactory to DST and the Fund Transfer Agent, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions

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from the Fund Transfer Agent will be in such form as will be approved by the Board of Directors of the Fund Transfer Agent and will be in accordance with the provisions of law and the bylaws of the Fund Transfer Agent governing such matters.

H. DST will supply a securityholder’s list to the Fund Transfer Agent for the annual meeting of each Fund upon receiving a request from an officer of such Fund. It will also, at the expense of the Fund Transfer Agent, supply lists at such other times as may be requested by an officer of the Fund. DST shall also, at the expense of the Fund Transfer Agent, supply lists at such other times as may be requested by a Fund Transfer Agent representative.

I. Upon receipt of written instructions of an officer of the Fund Transfer Agent, DST will, at the expense of the Fund Transfer Agent, address and mail notices to securityholders.

J. In case of any request or demand for the inspection of the stock books of a Fund or any other books in the possession of DST, DST will endeavor to notify the Fund Transfer Agent and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

20.	Provisions Relating to Dividend Disbursing Agency.

A. DST will, at the expense of the Fund Transfer Agent, provide a special form of check containing the imprint of any device or other matter desired by the Fund Transfer Agent. Said checks must, however, be of a form and size convenient for use by DST.

B. If the Fund Transfer Agent desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Fund Transfer Agent.

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C. If the Fund Transfer Agent desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Fund Transfer Agent; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Fund Transfer Agent.

D. DST, acting as agent for the Fund Transfer Agent, is hereby authorized to establish in the name of, and to maintain on behalf of, a Fund or Fund Transfer Agent, as instructed, on the usual terms and conditions prevalent in the industry, one or more deposit accounts into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks and order the issuance of wires against such accounts. DST, acting in the name of and as agent for a Fund or the Fund Transfer Agent, as instructed, is also hereby authorized to execute on behalf and in the name of the Fund, or the Fund Transfer Agent, as instructed, on the usual terms and conditions prevalent in the industry, agreements with banks for wire transfer services.

E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof in accordance with the Procedures. DST shall not be required to obtain an Affidavit of Non-Receipt or an indemnification from such payee and shall have no responsibility or liability arising out of or resulting from obligations of a Fund to a holder in due course or bona fide purchaser for value to honor a check even though a stop transfer was placed thereupon.

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21.	Assumption of Duties By the Fund Transfer Agent or Agents Designated By the Fund Transfer Agent.

A. With the consent of DST, which consent shall not be unreasonably delayed or withheld provided the Compensation payable to DST under this Agreement is not reduced or diminished by the contemplated assumption of responsibilities by the Fund Transfer Agent or its designated agents, the Fund Transfer Agent or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Sub-Transfer Agent and Sub-Dividend Disbursing Agent as those services are described in Exhibit A of this Agreement.

B. To the extent the Fund Transfer Agent or its agent or Affiliate assumes such duties and responsibilities or to the extent a service was not at the date of execution of this Agreement performed by Fund Transfer Agent (which, as of the effective date of this Agreement, includes those services in Section II., Paragraph H and Section IV., Paragraph B of Exhibit A), DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 9 hereof.

C. Initially DST shall be responsible for all services set forth in Exhibit A except those referred to in Section II., Paragraph H. and Section IV., Paragraph B of Exhibit A. If in the future, Fund Transfer Agent or its designees become responsible for any of the Services assumed by DST as of the effective date of this Agreement or Fund Transfer Agent desires that DST, and DST is willing to, assume additional functions or responsibilities, such assumption will be reflected in an amendment to Exhibit A, which Amendment shall also include any mutually agreed to changes to the Compensation.

D. Notwithstanding anything herein to the contrary, the Fund Transfer Agent shall, vis à vis DST, be responsible and liable for any actions or omissions of a Fund.

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22.	Termination of Agreement.

A. This Agreement shall be in effect for an initial period of five (5) years and thereafter may be terminated by either party upon delivery to, and receipt by, the other party of one (1) year’s prior written notice of such termination or as provided in Sections 8B and 16A

B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

(1)	The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

(2)	Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

C. In the event of termination, DST will use its reasonable efforts to transfer the records of the Fund Transfer Agent to the designated successor sub-transfer agent, to provide reasonable assistance to the Fund Transfer Agent and its designated successor sub-transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein “reasonable assistance” and “other information” shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any information which is confidential or proprietary to DST.

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D. (1)	In the event of termination, the Fund Transfer Agent will promptly pay DST all amounts due to DST hereunder including but not limited to all Compensation and Reimbursable Expenses accrued or incurred under this Agreement and all costs (the “ Unwinding Costs”) incurred to terminate the people, assets and liabilities used to provide services under this Agreement including without limitation severance costs, Lease (as defined in the Asset Purchase Agreement) termination penalties, and license termination costs to the extent incurred by DST up to an amount not to exceed Five Million Dollars ($5,000,000).

(2)

In addition, if this Agreement is terminated by the Fund Transfer Agent for any reason other than a termination under or pursuant to Sections 8. B.(2)(b), 16.A. or 22.B. of this Agreement (including but not limited to: (i) a termination by the Funds of either the Funds’ agreement(s) with Fund Transfer Agent or (ii) a withdrawal by the Funds of their consent to Fund Transfer Agent’s continued subcontracting of Fund Transfer Agent’s obligations under Fund Transfer Agent’s agreement(s) with the Funds to DST under or pursuant to this Agreement) prior to the expiration of the entire initial five (5) year term of this Agreement, Fund Transfer Agent shall pay to DST, in addition to any other Compensation or termination charges payable under the terms of this Agreement, a fee consisting of the product of (x) the aggregate Compensation paid by Fund Transfer Agent to DST during the twelve (12) calendar month period immediately preceding the month in which DST receives notice of the Fund Transfer

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Agent’s intent to terminate; (y) times the lesser of (I) the number of years still remaining in such initial term of this Agreement (pro-rated for partial years) as of such termination or (II) the number two; (z) times fifteen per cent (.15) (the “Liquidated Damages Amount”). By way of example, (I) if the Compensation paid during Year One aggregated $27,000,000 the Fund Transfer gave notice as of the last day of Year One and terminated as of the close of Year Two, the Liquidated Damages Amount would be $8,100,000 [($27,000,000 x 2) x .15] or (II) if the Compensation paid during Year Three aggregated $27,000,000 and Fund Transfer Agent gave notice as of the last day of Year Three and terminated as of the close of business on the last day of Year Four, the Liquidated Damages Amount would be $4,050,000 [($27,000,000 x 1) x .15].

(3)	Notwithstanding anything herein to the contrary, the Unwinding Costs set forth in Section 22.D.(1) and the Liquidated Damages Amount shall not be payable, and Fund Transfer Agent may terminate without paying any liquidated damages or Unwinding Costs to DST, in the event that the Funds, which are terminating the Fund Transfer Agent as their transfer agent, appoint DST as the Fund Transfer Agent’s successor transfer agent on substantially similar terms to those set forth in this Agreement. In any event, the effective date of any deconversion as a result of termination hereof shall not occur during the period from December 15th through March 30th of any year to avoid adversely impacting year end.

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23.	Confidential, Customer and Proprietary Information.

A. All books, records, information and data pertaining to the business or software applications of the other party that are exchanged or received or to which access is permitted pursuant to the negotiation or carrying out of this Agreement, unless publicly available, and the terms and conditions of this Agreement shall be used by the receiving party only to accomplish the purposes of this Agreement and shall be kept confidential, and shall not be voluntarily disclosed by the receiving party to any other person, except as may be required hereunder or by law or court order (and then only after five days prior notice to the other party, if practicable or legally permissible). Further, each party acknowledges that the other has proprietary rights in and to any data bases, computer programs, data, screen and file formats, interfaces, interactive design techniques, and documentation manuals furnished to it by the other party and that such information constitutes confidential material and trade secrets. The receiving party shall use commercially reasonable measures to prevent unauthorized persons from gaining access to, distributing, or otherwise using such confidential and proprietary information (including but not limited to advising all of its employees and agents who have access to any such information of the foregoing and requiring appropriate agreements from such employees and agents). Notwithstanding anything to the contrary herein, the Fund Transfer Agent may show DST’s confidential information, in whatever form or media, to the Funds provided it has obtained their written Agreement to treat such confidential information in a manner consistent with the obligations of the Fund Transfer Agent under this Agreement.

B. With respect to the Fund Transfer Agent’s confidential information that is Customer Information, the provisions set forth in this Section 23.B shall apply. “Customer Information” means information, in any form provided to DST by or on behalf of the Fund Transfer Agent, that uniquely identifies a current, former or prospective securityholder.

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Customer Information includes, but is not limited to, copies of such information or material derived from such information.

(1)	Notwithstanding anything in this Agreement to the contrary, DST will keep confidential and will not use or disclose to any other party (including, but not limited to, affiliates of DST) any Customer Information, except as authorized in writing by the Fund Transfer Agent or as appropriate in connection with performing the services in accordance with this Agreement and subject to any conditions set forth elsewhere in this Agreement.

(2)	DST will maintain appropriate physical, electronic and procedural safeguards to store, dispose of (if applicable) and secure Customer Information to protect it from unauthorized access, use, disclosure, alteration, loss and destruction. The safeguards used by DST to protect Customer Information will be no less than those used by DST to protect its own confidential information. In addition, DST will comply with any other security safeguards and standards required by this Agreement.

(3)	DST acknowledges that is has received and reviewed a copy of the Fund Transfer Agent’s privacy policy applicable to Customer Information and it agrees that it will not act in a manner that is inconsistent with such policy.

(4)	DST will not disclose Customer Information except:

(a)

To DST’s officers, directors and employees and DST’s counsel and accountants having fiduciary duties of nondisclosure (collectively “Representatives”) who have a need to know the Customer Information in connection with the services provided to

Copyright 2003 DST Systems, Inc.	42

the Fund Transfer Agent under this Agreement. DST will advise its Representatives of its obligations with respect to Customer Information and will be responsible to the Fund Transfer Agent for any noncompliance by DST’s Representatives with such obligations.

(b)	To other third parties (including affiliates of DST) who have a need to know the Customer Information in connection with the services provided to the Fund Transfer Agent under this Agreement.

(c)	In accordance with the Procedures or as otherwise necessary to fulfill DST’s obligations under this Agreement.

(5)	DST has (i) established and will maintain appropriate policies and procedures to comply with its obligations concerning Customer Information under this Agreement, (ii) provided and will provide training on such policies and procedures for employees with access to Customer Information, and (iii) established and will enforce appropriate disciplinary measures for individuals who fail to comply with such policies and procedures.

(6)	DST will promptly notify the Fund Transfer Agent in writing if it becomes aware of (i) any breach of its information security procedures, (ii) any loss of Customer Information, (iii) any attempt to obtain unauthorized access, disclosure or use of Customer Information, or (iv) any improper attempt to alter or destroy any Customer Information. Such notice will include steps taken or planned to be taken by DST to remedy the situation.

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(7)	DST will permit, at the Fund Transfer Agent’s expense, any regulatory agency with supervisory responsibility for the Fund Transfer Agent to examine all records and materials, use the equipment and interview those employees of DST to the extent that such officials deem necessary to protect the interest of depositors, creditors or stockholders of the Fund Transfer Agent or as otherwise permitted under applicable law, rule or regulation.

C. Each party acknowledges that disclosure of confidential and proprietary information and Customer Information may give rise to an irreparable injury to the other party, as applicable, which is inadequately compensable in damages. Accordingly, the affected party may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertakings of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and, upon a proper showing of a violation or of facts which, if continued unchanged, would result in a violation, each party consents to the obtaining of such injunctive relief.

D. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in Section 23 or elsewhere in this Agreement, shall survive the termination or expiration of this Agreement.

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24.	Changes and Modifications.

A. During the term of this Agreement, DST will use on behalf of the Fund Transfer Agent without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by a Fund or the Fund Transfer Agent, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund Transfer Agent agrees to pay DST promptly for modifications and improvements which are charged for separately at the rate provided for in DST’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund Transfer Agent will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund Transfer Agent in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund Transfer Agent is given thirty (30) days prior notice to allow the Fund Transfer Agent to change its procedures and DST provides the Fund Transfer Agent with revised operating procedures and controls. Notwithstanding anything herein or in the Remote Services Agreement, DST, at no additional cost or obligation to provide equivalent functionality or services, equipment or software programs in lieu thereof, may in its sole discretion discontinue use of and

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operation of the SURROUNDS (as defined in the Remote Services Agreement) with respect to all Funds serviced under this Agreement.

C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25.	Subcontractors.

Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same. Notwithstanding the foregoing, if DST intends to subcontract any of its obligations to perform the Services it is obligated to perform hereunder to an unaffiliated third party, other than a subcontract entered into at the direction of the Fund Transfer Agent, DST shall provide ninety (90) days prior written notice of its intention to do so and shall be liable for the actions or omissions of such unaffiliated third parties.

26.	Miscellaneous.

A. It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any Fund shall be personally liable under this Agreement.

B. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

C. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

H. This Agreement may not be assigned by the Fund Transfer Agent or DST without the prior written consent of the other.

I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Fund Transfer Agent and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Fund Transfer Agent. This Agreement is between DST and the Fund Transfer Agent and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

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J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

If to DST:

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, Missouri 64105

Attn: Group Vice President-Full Service

Facsimile No.: 816-435-3455

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With a copy of non-operational notices to:

DST Systems, Inc.

333 West 11th Street,

5th Floor

Kansas City, Missouri 64105

Attn: Legal Department

Facsimile No.: 816-435-8630

If to the Fund Transfer Agent:

Scudder Investments Service Company

222 South Riverside Plaza

Chicago, IL 60606

Attn: Mike Gallagher

Facsimile No.: 312 537 4126

With a copy to:

Legal Department – Attention: Jody Irwin

345 Park Avenue 24th Floor

New York NY 10154

Facsimile No.: 212 223 3127

or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

N. Each party may hire an employee of the other engaged directly or indirectly in providing transfer or sub-transfer agency services, or in support and programming services relating thereto, if and only if senior management of the other party has approved a solicitation of such employee for employment; provided, however, nothing in this Section shall prevent either party from hiring an employee of the other party (i) who responds to a general advertisement or advertising campaign which is carried out in the ordinary course of business of the recruiting party; or (ii) who, while an employee of one party, makes an unsolicited approach to the other party.

O. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained in this Section, and the provisions

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of Section 7.D, Section 9, Section 23 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

DST SYSTEMS, INC.

By:	/s/ illegible signature

Title:	Group VP

SCUDDER INVESTMENTS SERVICE COMPANY

By:	/s/ illegible signature

Title:	President

Deutsche Sub-Agency Agreement-01-15-03-Final Copyright 2003 DST Systems, Inc.	50

EXHIBIT A

SERVICES TO BE PROVIDED BY DST

I.	Introduction

Scudder Investments Service Company (SISC) Transfer Agency Operation provides services essential for the operation of a mutual fund. Shareholders need records of their investments. Various regulatory and tax reports must be prepared and filed, shareholder interests transferred and redeemed, dividends paid in cash or reinvested in additional shares, and various other shareholder services provided.

The Transfer Agency Operation provides services for Scudder and Deutsche Open-End Funds, Closed-End Funds, and Variable Annuities. Services provided for each Fund type are similar; however, rules governing the types of Funds dictate the use of different Shareholder Accounting systems and procedures. Shareholder account information for Closed-End Funds is stored on DST’s Stock Transfer System (STS). Account information for Open-End Funds and Variable Annuities is stored on DST’s TA-2000 system. Some records are maintained on an omnibus basis while the majority is “fully disclosed.” SISC also supports all National Securities Clearing Corporation (NSCC) “Networking” levels. SISC utilizes DST’s Automated Work Distributor (AWD) system for capturing images and routing documents to the appropriate processing unit. Responsibility for servicing Open-End Funds is divided into the following functional areas: Shareholder Operations, Broker/Dealer Operations, Control Operations and Support Operations. A separate unit, CEF, provides a full range of services to Closed-End Fund shareholders and intermediaries. Several departments, including but not limited to most within the Control Operations and Support Operations areas, act as “utilities”, providing services across business areas (Retirement/Retail) as well as product lines. The major responsibilities for servicing both types of Funds are discussed below.

II.	SCUDDER and DEUTSCHE OPEN-END FUNDS

Scudder Investments Service Company – Shareholder Service Agent

A.	SHAREHOLDER OPERATIONS

New Accounts

A new investor’s account is established on the Shareholder Accounting system from information provided on the application. The account registration is formatted in accordance with state laws that affect how securities may be registered. Tax ID numbers are classified to comply with IRS regulations. Various Fund investment privileges requested by the shareholder are established and the account is encoded with the appropriate broker/dealer and branch number when such information is provided on the application.

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Redemptions

Letters are received directly from shareholders or their designated representatives who wish to liquidate all or a portion of their account. It is first determined that the requester is authorized to act for the account and that the appropriate documents have been submitted to validate the requester’s authority and identity. Written redemptions involve complex legal requirements, state laws and various official documents. Correspondence or telephone calls are generated if the documents are found to be insufficient to comply with the legal requirements of the redemption request.

Shareholders can also make redemptions against balances in their Money Market Fund accounts using checkwriting drafts. The TA works closely with the custodian to approve, balance and process the check redemption drafts written by shareholders. The Transfer Agency also monitors daily data transmissions between portfolio and shareholder accounting systems to ensure that accurate, timely price updates are completed.

Transfers

Shareholders or their designated representatives who wish to change the registration of an account can do so by letter. The most common types of transfers arise from name changes due to marriage, divorce or death. Transfers involving guardianship or bankruptcy may be more complex. Like a redemption request, a transfer request must be accompanied by the appropriate documents to validate the requester’s authority and identity.

Correspondence or telephone calls are generated if the documents are found to be insufficient to comply with the transfer request. Once the documents are in good order, shares in the existing account are transferred to an account under a new registration.

Account Changes

In addition to redemptions and transfers, shareholders may write to SISC to request address changes, new privileges, changes to existing privileges, and changes to the broker/dealer or representative named on their account. The corresponding changes are then made to the shareholder’s account.

Research

Historically, it has been necessary to obtain a microfilm copy of the original source document when a shareholder questions a transaction on their account statement or requests a transaction history. The large majority of documents received by SISC are now being “imaged” via the AWD system. Imaging is the process that converts a paper document into an electronic image. Electronic images can be moved and processed more quickly than paper and electronic images are more secure. Electronic images also speed up the Research process. If an error is discovered, it is documented and correcting entries are made to the shareholder’s account. Many research requests, however, are to assist shareholders who are merely seeking information from Transfer Agency files to confirm personal records.

If a shareholder or broker/dealer questions a transaction on an account statement or requests a transaction history, it had been necessary to pull the microfilm copy of the source document. Beginning in October 1997, all incoming correspondence is scanned and stored as an electronic

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image. If an error was made, it is documented and correcting entries are made to the shareholder’s account. Many research requests ask for information from SISC files simply to confirm personal records.

Postal Return Maintenance and Control

Shareholder mailings that are returned as undeliverable are researched to discover corrected addresses for shareholders that have moved so that the statement/confirmation mailing process may be resumed as quickly as possible.

B.	BROKER/DEALER PROCESSING

Confirmed Trades

Broker/dealers may call their appropriate Universal Service Team to place a confirmed order for the purchase or redemption of Fund shares at the price to be determined for that day. A record of each order is created on the Shareholder Accounting system that generates a written confirmation to the broker/dealer.

SISC follows up on the orders to ensure that payment is received from the broker/dealer for each purchase. Once payment and settlement instructions are received, the purchase is recorded in the appropriate shareholder account or a new account is established based on broker instructions. To redeem shares, the broker must submit the necessary authorizations from the shareholder. Payment for the shares is then released to the broker/dealer.

Fund/SERV Confirmed Trades

The NSCC offers an electronic method of communicating and confirming trades between broker/dealers and transfer agents. This electronic method, called Fund/SERV, is the preferred method of entering trades by most broker/dealers.

Over ninety percent of the confirmed trade volume now comes through Fund/SERV, a centralized mutual fund trade placement and settlement system. SISC answers Fund/SERV questions and handles administrative issues. The NCSS support group and the Universal Service Teams monitor reports, analyze traffic and sample data to make certain the process is running smoothly and accurately. They also resolve rejected trades on a daily basis.

Networking activity is also controlled and monitored. Networking is the exchange of electronic files between broker/dealers and transfer agents in highly regulated formats and at pre-determined times. SISC transmits the shareholder’s current account balance, dividends earned and a record of any account activity to the broker/dealer. The broker/dealer transmits account changes authorized by the shareholder to SISC for processing. All data for Networking and Fund/SERV is routed and controlled by the NSCC.

Commissions

Statements, administrative service fees and checks are generated weekly for the brokerage firms and other financial institutions that have selling group agreements for Scudder Mutual Funds.

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Dealer Changes

Data is maintained on brokerage firms that have selling agreements for Scudder Mutual Funds, including the branch numbers of the firms and the registered representatives in each branch. This data is critical to all processing areas that handle broker-initiated business, and facilitates commission payment processing as well as ad hoc sales reporting.

Timing Services

Some shareholders authorize a broker or financial advisor to switch their investment among several Scudder Mutual Funds based on market conditions in an attempt to maximize their return. These firms group individual accounts by investment objective and then use the exchange privilege to move the balances from fund to fund. Each list of accounts must be exchanged simultaneously, upon receipt of instructions from the timing firm. Special reports are created and distributed to the timing firm to confirm the transactions. The Timing Department also handles special investment allocation processes for members of the funds’ boards of directors.

Broker/Dealer Operational Support

Brokerage firm back offices frequently need assistance in executing transactions authorized by shareholders. The representatives in this area work with back office personnel on documentation or transaction processing issues, answering questions and expediting difficult transactions. Brokerage firms with large sales may have a multi-functional service team dedicated to their service requests. This expedites shareholder transactions, minimizes problems and creates a smooth flow of documentation and paperwork between the Transfer Agent and the brokerage firm’s back office.

Wholesale Money Market Fund Services (Cash Products Group)

Financial institutions that utilize Scudder’s wholesale Money Market Funds as the investment vehicle for their private label cash management account products need on-going service and support. Representatives work closely with these firms on a wide variety of operational issues and concerns. These include checkbook issuance and related control procedures, special account coding procedures for omnibus dealer purge eligibility, daily money movement reconcilement, reconcilement of B/D activity and positions with external and offshore transfer agents of “outside funds”, and review and validation of the accuracy of fund billing volume reports.

Variable Annuity Services

A dedicated team within Broker/Dealer Operations provides daily processing, reconcilement, and insurance firm support for Scudder’s Variable Annuity products.

C.	CONTROL OPERATIONS

Fund Balancing

Reports generated by the Shareholder Accounting system are balanced to ensure that share activity at the individual account level balances to share totals at the aggregate fund level. Should an out-of-balance condition occur, research will be performed to isolate the cause of the discrepancy and corrective action will be taken. Control Operations is responsible for the

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reporting of fund share and cash activity to fund accounting including but not limited to estimates, money market cash availability, and adjustments.

Reconciliation

The dollar side of each share transaction must be balanced to the corresponding fund bank account statement. Bank account entries without a corresponding offset in a shareholder account or shareholder transactions without a corresponding bank account entry are tracked and researched until they are resolved. Control Operations also ensures the appropriate money movements between the transfer agent bank accounts and the fund bank accounts (custody accounts) have occurred.

As Of Trade and Timer Monitoring

Dedicated resources within Control Operations capture all daily “as of” trade activity so that timely estimations can be provided to Portfolio Management, thereby minimizing the potential for gains or losses to the funds and resulting effects on the daily NAV. This group also monitors as hoc market timer activity in selected sensitive funds, unilaterally canceling trades if warranted.

Fed Wire Services

Due to the time critical nature and high dollar volume of daily incoming and outgoing wire transfers, a separate group within Control Operations manages these processes for all shareholder and broker/dealer initiated transactions.

Dividends

The Fund sends instructions regarding each dividend to be paid. The TA is responsible for executing the processes to accurately reinvest or pay out each shareholder’s dividend in accordance with their pre-existing instructions. Shareholders may also invest the dividends from one Fund into another Fund or they may receive their dividends through ACH.

Checkwriting

The Checkwriting department coordinates daily funding of checkwriting redemption money movements, screens drafts for compliance with draft payment policies including signature verification, and places outbound shareholder calls during tax season to minimize the frequency of rejected drafts made payable to the Internal Revenue Service.

D.	SUPPORT OPERATIONS

Purchases/Check Processing

Checks are received from new and existing shareholders to purchase shares of the Funds. The checks are prepared for deposit at the sub-custodian. Checks are micro-encoded, endorsed and microfilmed. Deposit instructions are prepared and delivered to the bank along with the checks for credit to the Funds. A purchase transaction is recorded in the shareholder’s account by the Shareholder Accounting system.

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Pre-authorized purchases allow the shareholder to make regular, periodic purchases into an Open-End Fund account from the shareholder’s bank account by using pre-authorized drafts or the electronic funds transfer (ACH) network. The TA works closely with the custodian to establish, control and balance both types of periodic purchases.

Distribution Center, Output Control, Print Center, Office Services

Incoming, outgoing and internal mail services are provided, including sorting and scanning into the AWD system. Shareholder accounting system reports are printed and distributed. Share certificates and check stock are secured and controlled. This group is responsible for the printing of certain redemption and distribution checks as well as the certificates for the closed end funds. Office supplies are ordered, inventoried and distributed throughout the TA. Vendor contracts are managed in this area (e.g., equipment, copiers, overnight shippers, etc.). This group is also responsible for maintaining and periodic testing of the TA’s emergency evacuation and business recovery plans.

Tax and Compliance

This group produces year-end tax forms for shareholders and magnetic media for the IRS. It is also responsible for all escheatment processing, as well as daily monitoring of potentially fraudulent activity, money laundering/OFAC screening, etc. The group also assists other Scudder units in dealing with proxies, and is responsible for producing and validating year-end microfiche.

SISC supports the following regulatory filings: NYSE, 17ad-11, lost certificates and TA-2. SISC also maintains books and records on behalf of the Broker Dealers and the Funds using agreed upon policies and procedures.

Management Services

This group develops and manages system level parameters and workflows within AWD and the NT Desktop applications used throughout the TA. It also plays key roles in acceptance testing of new software supplied by DST, as well as coordination of testing, mock conversions, and balancing of product integrations, re-branding efforts, and fund mergers and liquidations. The group also manages and controls all systems access security templates and processes for the TA.

Mobile Workforce

This group serves dual purposes. Its primary mission is to supply temporary assistance to other departments that may be experiencing unusual volumes, special project needs, and/or losses of staff due to illness, vacations, etc. Also, Letter Of Acceptance processing for the intermediary channel is centralized in this group.

E.	TRAINING AND QUALITY ASSURANCE

Training

Educational services for new and existing employees to improve their fund knowledge, skill levels in critical tasks, and customer service aptitudes and capabilities are provided by training specialists.

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Quality Assurance

Transaction activity from Purchases, New Accounts, Written Redemptions, Transfers, Account Changes and Confirmed Trades are screened for accuracy and compliance with the customer’s request.

F.	ADDITIONAL SERVICES PROVIDED TO THE FUNDS’ DISTRIBUTOR

Dealer, branch, and rep maintenance is provided in the DRMS system to support SDI’s internal sales reporting systems.

The Shareholder (SOS) and Dealer Operations Services (DOS) departments support the primary Scudder Call Centers in Chicago. DOS additionally provides support to the DB Private Banking unit in New York and Private Investment Counsel representatives throughout the country. SOS and DOS handle transaction processing initiated by these groups, take overflow 800 line calls, assist Call Center reps with research of complex account inquiries, and handle certain sensitive functions on a centralized basis such as Stop Transfers, Stop Mails, pledge agreements, etc. SOS also manages and maintains the onsite microfilm research archives.

G.	ADMINISTRATIVE SUPPORT FUNCTIONS [To be provided by DST with respect to DST’s own personnel and operations only]

SISC is supported by Human Resource specialists who are responsible for recruiting new employees and for administering all payroll and employee benefit programs.

Legal and Compliance specialists advise management on issues and changes in legislation that would impact the proper execution and delivery of Transfer Agency functions, review issues relating to transactions, shareholder complaints, and regulatory inquiries and inspections, prepare and process regulatory filings and manage litigation.

H.	FUNCTIONS NOT PROVIDED BY SISC

Certain functions associated with servicing mutual funds are not among the responsibilities of SISC’s transfer agency and accordingly will not be performed by DST. These functions have been organizationally assigned elsewhere as follows:

•	Call Center operations; assigned to Scudder Distributors, Inc. Includes shareholder and dealer 800 services, inside wholesaler support, correspondence processing, and fulfillment.

•	Statement and Confirmation Production and Vendor Management; assigned to Scudder Marketing. Includes interface with print/mail vendors, base stock and envelope design, procurement and inventory management, output quality assurance, and vendor invoice review and validation. Also includes production and mailing of annual and semi annual fund reports, prospectuses, etc., and all marketing publications.

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•	Participant (source of money) level record keeping associated with certain retirement plans; assigned to Retirement Services in various Scudder facilities and locations. (Note: While participant accounting is performed on both internal and external subsystems, interfaces to TA2000 exist.)

•	Fund Billing; assigned to Scudder Corporate Accounting; tabulation and billing of transfer agent fees, out of pocket expenses, and other fund expenses.

•	Proxy Vendor management; assigned to Scudder Marketing. Includes shareholder solicitations, coordination and reporting of vote tabulations, invoice review and validation.

•	Blue Sky Reporting; assigned to Scudder Legal.

Institutional Mutual Fund Products:

An Institutional Operations Group in Baltimore performs the call center operations for institutional mutual fund products and/or share classes. SISC is responsible for TA functions on the institutional funds. However, there are a small number of funds for which the Baltimore group perform all or most of the TA functions. These are:

1. Institutional Liquid Assets Fund, Institutional Daily Assets Fund, Institutional Treasury Assets Fund. All Shareholder Operations are in Baltimore. All Control Operations except dividend processing are in Baltimore.

2. DB Alex. Brown Cash Reserve Funds. These funds are currently still on the DST full service system. All TA functions are in Baltimore. When these funds move to DTG in the first quarter of 2003, TA functions will transition to SISC.

III.	SCUDDER CLOSED-END FUNDS

Scudder Investments Service Company - Shareholder Service Agent

Transfer agency and shareholder services are necessary for the start-up and operation of a Closed-End Fund. Shareholders need records of their investment, various regulatory and tax reports must be prepared and filed, shareholder interests transferred, dividends paid in cash or reinvested in additional shares and various other shareholder services provided. The Transfer Agency Division of SISC in Kansas City performs these functions and others. The major functions performed by SISC for Closed-End Funds are discussed below.

A.	TRANSACTION PROCESSING

Transfers

Letters are received from shareholders or their designated representatives who wish to change the registration of an account. The most common types of transfers arise as a result of purchases through the broker/dealer. Others result from name changes due to divorce or death. Transfers involving guardianship or bankruptcy may be more complex. As with other transactions, it must first be determined if the requestor is authorized to act for the account and if the appropriate

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documents have been submitted to validate the requestor’s authority and identity. Correspondence is generated if the documents are not in good order. Shares in the existing account are transferred to an account under a new registration and certificates will be issued only if specifically requested (unless the request was received through DTC).

Redemptions

Letters are received directly from shareholders or their designated representatives who wish to liquidate full and fractional reinvestment shares in their accounts. Only the reinvestment shares may be liquidated. The non-reinvestment shares must be sold through their broker/dealer. It must first be determined that the requestor is authorized to act for the account and if the appropriate documents have been submitted to validate the requestor’s authority and identity. Various types of liquidations require compliance with complex legal requirements, state laws and official documents. Correspondence is generated if the documents are found to be insufficient to complete the liquidation request. The account is coded for either a fractional or full and fractional liquidation. The system generates a report providing the liquidating share totals for each Fund. Trade tickets are then faxed to the Plan Agent for the sale of the appropriate shares in the open market. That price is used to complete the process of creating the liquidation checks for the shareholder. Upon confirmation of this sale, the average per share price is computed and entered on STS.

Depository Trust Company (DTC)

A variety of transfer, deposit/withdrawal requests may also be received through DTC via mail and/or DTC participant terminal transmissions. Depending on the transaction type, certain turnaround standards are applicable (either 24 or 48 hours). Unless specifically instructed otherwise, all certificates are issued and sent to DTC.

New York Drop Office

Any Closed-End Fund transactions delivered by New York based broker/dealer to the sub-custodian’s New York Drop office are forwarded overnight to SISC and processed on the date of receipt. These items must be returned to the New York Drop within a 48-hour period.

Account Maintenance/Changes

In addition to requests for share liquidations and transfers, shareholders may write letters to request address changes or a change of dividend option (cash or reinvest). Changes to the broker/dealer or representative named on the account may also be made. Verification is made that the requestor is an authorized person and that any needed documents have been submitted. The changes are then made to the shareholder’s account on the system.

Dealer File

Dealer file changes/additions/deletions are made on the STS system as instructed by the Mutual Fund Dealer File Department.

Purchases/Check Processing

Purchases into Closed-End Funds can only be made from dividend checks that have been returned for reinvestment or from subsequent cash purchases of $100 to $500. Copies of the checks and the original instructions are held for processing on pre-determined dates.

Dividends

The Fund instructs SISC regarding each dividend to be paid. SISC then executes the processes to accurately reinvest or pay out each shareholder’s dividend in accordance with their pre-existing instructions. The reinvestment process is a separate calculation from the dividend calculation. Once the total reinvestment dollars are computed, a decision is made to purchase the reinvestment shares from the fund or in the open market in accordance with the Fund’s Dividend Reinvestment Plan. If shares are purchased from the Fund, the reinvestment share price is set. If share are purchased in the open market, a trade is placed with the Plan Agent for the purchase of the total reinvest dollar amount. Once all purchases are complete, the average price per share for the entire purchase is used as the reinvest share price. The reinvestment posting to shareholder accounts is run on or shortly after the payable date. Each shareholder who receives distributions in cash will receive a check. Each shareholder who reinvests will have a dollar and equivalent share amount posted to the account.

B.	TELEPHONE SERVICES

Customer Service

A toll free phone number is provided for shareholder and brokerage firm information and inquiries. Calls and inquiries cover wide ranging and diverse topics, including questions on account activity, requests for literature and Fund information and requests for information on how to access a privilege or perform a transaction. There is also a designated representative whose primary responsibility is to serve as a direct broker/dealer contact. This individual works directly with clearing firms, high volume dealers and any firm that requires frequent assistance.

C.	CONTROL FUNCTIONS

Postal Return Maintenance and Control

All shareholder mailings that are returned as undeliverable are researched in an attempt to discover corrected addresses for shareholders that have moved so that the check/statement/confirmation process may be resumed as quickly as possible.

Fund Balancing

Reports generated by the STS system are balanced to ensure that share activity at the individual account level balances to share totals at the aggregate fund level. Any out-of-balance condition will be researched until the cause has been determined and corrected.

Quality Assurance

All the transaction activity is verified and quality controlled before being released to post to the STS system.

Copyright 2003 DST Systems, Inc.	60

IV.	TRANSFER AGENT SYSTEMS RESPONSIBILITIES

There are two primary functions that have been performed within TA Systems: daily support and project management for enhancements. In addition, within Deutsche Bank there are multiple users of the TA2000 system that have requested enhancements thru the TA Systems group.

Going forward, the responsibilities of the TA Systems group will be divided between DST and Deutsche Asset Management as follows:

A.	DST RESPONSIBILITIES: All support for all areas and all TA & 3rd party enhancement requests:

•	Kansas City Transfer Agency Requests – support and project management for Transfer Agent enhancements as they relate to the processing of retail funds or Kansas City operations.

•	Baltimore Transfer Agency requests – support and project management for Transfer Agent enhancements as they relate to the processing of institutional funds or Baltimore operations.

•	Third party requests – all support requests needed for 3rd parties to access and/or receive TA2000 data. i.e. DB CTAG, Private Bank, broker dealers, etc.

B.	DEUTSCHE ASSET MANAGEMENT RESPONSIBILITIES: All non-TA & 3rd party enhancement requests

•	Product Requests – Project management & coordination for new funds, name changes, fund closures, mergers, acquisitions and new shareholder features that are dictated at the fund or fund group level. The actual execution of setting up new funds, names changes etc. will be performed by DST TA Systems on the TA2000 system.

•	Marketing – Project management for any requests that originate from marketing.

•	Sales – Project management for any requests that originate from sales.

•	Internal systems – Project coordination and DST relationship management for all internal systems needs.

V.	SCUDDER RETIREMENT SERVICES (SRS)

The transfer agent currently provides the following services to Scudder Retirement Services (SRS). These services will continue except that, in the event that the proportion of services provided by DST to SRS increases relative to the proportion of services provided by DST under this Agreement generally, excluding those services provided to SRS, DST and Fund Transfer Agent shall negotiate in good faith to increase the Compensation payable to DST relative to SRS services to offset DST’s proportional increase in DST’s costs.

With respect to the following SRS services which DST is providing to Fund Transfer Agent under this Agreement, the Fund Transfer Agent shall have the right to direct DST, as Fund Transfer Agent’s sub-agent, to deliver those SRS services which DST is providing to Fund Transfer Agent on the terms and conditions set forth in this Agreement to a single third party, provided that: (1) the Fund Transfer Agent notifies DST in writing of the identity of such third

Copyright 2003 DST Systems, Inc.	61

party within ninety (90) days following the date of this Agreement; (2) such third party is not a competitor of DST; (3) the Fund Transfer Agent shall be responsible to assure that such third party (y) complies with the same standards, procedures and requirements (including but not limited to security, confidentiality of limited use) applicable to Fund Transfer Agent and (z) uses DST’s services and accesses DST’s facilities solely to provide services as permitted under this Agreement and solely to the SRS funds; and (4) DST shall be entitled to cease providing such SRS services to such third party, without breaching this Agreement, in the event that such third party does not comply with the terms of this Agreement and everything enumerated in subsection (3) above to the extent applicable to their access to and utilization of DST’s services and facilities. Such SRS services as DST delivers to a third party under this paragraph shall be deemed to be, and shall be, services delivered to Fund Transfer Agent and DST accepts, and shall have, no direct obligations to provide services to such third party, but all such obligations shall remain derivative of DST’s obligations to Fund Transfer Agent under this Agreement.

A.	DISTRIBUTION CENTER

Incoming Mail

The Distribution Center is responsible for all Retirement Plan Services’ (RPS) incoming mail (all times CST):

RPS specific PO Box Mail is received periodically throughout the day

RPS Street addressed mail is received by 8:30 am

RPS Overnights mail is received by 10:00 am

As provided for in Section 1.D. of the Agreement, DST reserves and shall have the right to change the foregoing times in its sole discretion.

•	Incoming mail is sorted and prepared by work type

•	All incoming mail is imaged via AWD

•	Checks are segregated and sent to DDPS for encoding and deposit with United Missouri Bank.

•	Records are maintained in accordance with appropriate regulatory guidelines.

•	The Distribution Center is responsible for the validation of signature guarantees.

Outgoing Mail

The Distribution Center is responsible for the following RPS outgoing mail:

•	Distribution checks and Replacement checks.

•	Airborne Packages

•	Pouch to other Deutsche Bank offices.

•	Client Correspondence

The Distribution Center periodically picks up outgoing mail from locations within the RPS area.

Stored Boxes

Retrieval of stored boxes from Iron Mountain.

Copyright 2003 DST Systems, Inc.	62

B. DISTRIBUTIVE DATA PROCESSING FILE SYSTEM (DDPS)

•	Responsible for encoding all checks for RPS and providing daily deposits to United Missouri Bank.

•	Provides the Recon department with a daily file of ‘RPS only’ activity extracted from the DST New Account System.

•	Quality controls checks for signature and endorsement completeness although RPS is ultimately responsible for any liability associated with the acceptance of these checks.

•	Performs deposits for offline processing. Offline deposits are checks deposited outside the normal contribution process, these are manually reconciled.

C.	RECONCILIATION PROCESSING

Daily Bank Account Activity – Reconciliation

On Day 1, DDPS creates check file that is sent to the RECON department. On Day 2, Microsoft Access is used to systematically match the file with the bank account and an extract provided from the FlexPlan system. Access generates discrepancy reports which are used by the RECON department to identify and communicate open items. The RECON Department is responsible for posting clearing entries if made by RPS.

Other Services Performed by the RECON Department

Balancing of bank accounts impacted by Scudder Retirement Services’ transactional activity

•	Money Movement between internal and outside fund bank accounts

•	Stop Payment and Replacement of Disbursement Checks

•	Outgoing Wires: Generation of Manual Wires and the release of Expedited Wires processed through plan liquidations

•	Manual Check Production

•	Identification and communication of Returned Checks and Wires

•	Automated Clearing House (ACH) Transmission Reconciliation and Balancing

•	Escheatment

•	TaxPak Support – Responsible for the weekly remittance of tax withholding to the IRS. Reconciliation and balancing of withholding is processed by a feed received from the FlexPlan system monthly and reconciled against the weekly withholding reports received from FlexPlan.

•	Responsible for State Withholding remittance, balancing and reporting for Scudder Trust Company accounts on TRAC2000.

•	Responsible for Federal Withholding remittance, balancing and reporting for Scudder Trust Company accounts on TA2000 and TRAC2000.

•	Communication of Supersheet Activity to Fund Accounting and Fund Custodians – Internal and Outside Funds.

Copyright 2003 DST Systems, Inc.	63

D.	FINANCIAL CONTROL

Pricing

•	Financial Control is responsible for updating NAVs and dividend accrual rates for all internal and outside funds on the TA2000 system as well as initiating the upload of this information to FlexPlan.

•	All outside funds supported by RPS are sent to Financial Control by fax, email or internet.

Dividend Calculations

•	Responsible for the entry of all dividend calculation information on TA2000.

•	Responsible for any manual dividend processing that is required for adjustments and/or loadback issues.

•	Responsible for the monitoring and correction of all daily accrual activity. The buckets for the daily accrual funds are stored on the DST/DTG mainframe. FlexPlan does not support daily accrual functionality.

E.	COMMISSIONS

Responsible for all RPS commission related processes performed on DST/DTG:

•	Weekly Commission payouts – includes inside and outside funds

•	Quarterly Trails – includes inside and outside funds

•	ProStar – Manual payout of 1% for accounts which rollover from a 401k to an IRA account.

•	All commissionable/non-commissionable buckets are stored on the DST/DTG mainframe. FlexPlan does not support these buckets.

•	Reclaims of all commission processing

•	Letter of Intents (LOI) – responsible for the setup of all LOI’s per plan and maintenance of LOI’s for extensions and expiration dates. All entry of LOI’s are performed on DTG.

•	1% Finders Fee – This is a separate FlexPlan file which calculates all million dollar plans entitled to a 1% finders fee and transmitted to the DST/DTG commission process weekly. The transfer agent is responsible to process this file if such file is received by the transfer agent.

Copyright 2003 DST Systems, Inc.	64

•	Generating a monthly check for Administrative Service Fees (ASF) and forwarding it to the appropriate DIMA employee for manual splitting between Administrators and Advisors.

F.	PRINT ROOM/DATA CENTER

Print Room Responsibilities:

•	Printing and delivering all mainframe and FlexPlan reports utilized within RPS.

•	Generation and printing of RPS distribution and replacement checks.

•	RPS utilizes 3422 IBM mag tape drives and 3490 cartridge drives for uploading contribution information via automated media.

•	Responsible for all tape mounts from daily, monthly, and quarterly output for Flex and delivered to DST OT for printing.

DataCenter Responsibilities:

•	Loading the tapes for historical Nice Log pulls. Recorded calls are stored for a year.

G.	BROKER OPERATIONS

•	Responsible for the entry and maintenance of all Dealer Branch and Dealer Representative information

H.	YEAR END

Responsibilities include Tax Reporting for Scudder Trust Accounts:

•	Creation, duplication, and corrections of IRS Forms 5498 and 1099 for Scudder Trust Company Accounts on TA2000. (Excludes RPS’ FlexPlan TaxPak year end processing which is outsourced to another vendor for printing and mailing of IRS form 1099.)

•	All data for reporting via form and magnetic media is maintained on and generated from the DST/DTG platform.

Copyright 2003 DST Systems, Inc.	65

I.	DST LIAISON TEAM (TA SYSTEMS)

Daily Support

•	Daily transmissions going to and from DST for pricing outside funds, and transactions in Scudder & outside funds.

•	Ad Hoc reporting requests

•	Exchange option changes to allow plan exchanges across fund classes—we frequently have to remove and re-implement this system block as exchanges are not allowed between classes, but some plans have special permission to do so.

Project Support

Responsible for the following updates and maintenance on the DST/DTG mainframe:

•	Coordination of certain new DST enhancement testing within all departments involved and the final rollout of enhancements. Depending upon the enhancement, this could be coordinated by the DB Transfer Agency Systems group. Coordination responsibility will be discussed and mutually agreed to for each enhancement.

•	Responsible for the purging and microfiching of all DST/DTG accounts. Retirement Plan Services follows the same purge criteria as the retail side.

J.	MSD (MANAGEMENT SERVICES DEPARTMENT)

•	Interface with DST regarding any enhancements training and maintenance needed to support the normal daily operation of the AWD application.

K.	EXCEPTION CONTROL PROCESSING (ECD)

•	Responsible for updating and building all Purchase Accumulation Buckets (PAF) for IRA rollovers or correction processing and B to A rolls. This involves all B and C share accounts. All PAF adjustments are processed on the DST/DTG mainframe.

L.	MICROFILM/RESEARCH

•	RPS requires access to microfilm/fiche readers so their employees can perform their own research. Microfilm/fiche will continue to be provided by DST at the transfer agent’s expense.

Copyright 2003 DST Systems, Inc.	66

EXHIBIT B

FULL SERVICE FEE SCHEDULE

ACCOUNT BREAKDOWN - December 2002	KEMPER	SCUDDER	TOTAL	ANNUAL RATE	ANNUAL FEES
Open Accounts:
Level 3	707,721	54,802	762,523	$2.70	$2,058,812
CPG	47,389	0	47,389	$9.45	$447,826
IRA’s	403,460	608,317	1,011,777	$9.80	$9,915,415
Regular	667,669	790,644	1,458,313	$9.50	$13,853,974
Closed-End	20,945	0	20,945	$8.75	$183,269

Total Open Accounts	1,847,184	1,453,763	3,300,947		26,459,295
Closed Accounts	1,417,836	528,589	1,946,425	$0.50	$973,213
Closed-End Closed Accounts	4,076	0	4,076	$2.50	$10,190
Sub-Total Fees					$27,442,698
Wholesale Draft Presentment	1,987,123	0	1,987,123	$0.25	$496,781
Total Fees					$27,939,478
Total Average Fees Per Open Account					$8.46

On the Invoice given to the Fund Transfer Agent for each month during years 2 through 5 of this Agreement, DST will provide a credit against the Compensation payable to DST in the amount of one-twelfth of $.30 per billable open account on the TA2000 System during the applicable month.

Fee Increases

The fees and charges set forth in this Exhibit B shall increase annually upon each anniversary of this Agreement over the fees and charges during the prior 12 months in an amount not less than the annual percentage of change in the Consumer Price Index for all Urban Consumers (“CPI-U”) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred.

Copyright 2003 DST Systems, Inc.	67

Open and Closed Accounts Fees

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The “Purge Date” for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

Copyright 2003 DST Systems, Inc.	68

EXHIBIT C

REIMBURSABLE EXPENSES

(1)	General

Forms

Envelopes

Checks

Drafts

Postage (to be paid in advance if so requested)

Mailing Services

Reports and Statements Specially Requested by the Fund Transfer Agent

Computer Hardware and Software - specific to Fund Transfer Agent or installed at remote site at Fund’s direction

Telecommunications Equipment and Lines/Long Distance Charges

Magnetic Tapes, Reels or Cartridges (if sent to the Fund Transfer Agent or to a third party at the Fund Transfer Agent’s request)

Magnetic Tape Handling Charges

Microfiche/Microfilm/CD ROM

Freight Charges

Printing (including outside printing firms such as Output Technology, Inc. or DST Output, Inc.)

Bank Wire and ACH Charges

Proxy Processing - per proxy mailed not including postage

Includes: Proxy Card

Printing

Outgoing Envelope

Return Envelope

Tabulation and Certification

Tax Certification Mailings (e.g., W-8 & W-9)

(Postage associated with the return envelope is included)

Axciom Charges

N.S.C.C. Communications Charge                                 See below.

(Fund/Serv and Networking)

Record Storage (hardcopy/microfiche/on-call)

Travel, Per Diem and other Billables Incurred by DST personnel traveling to, at and from the Fund Transfer Agent at the request of the Fund

(2)	NSCC fees and related out-of-pocket expenses

Settling Bank Fees

The Fund Transfer Agent may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund Transfer Agent and the Settling Bank.

Copyright 2003 DST Systems, Inc.	69

NSCC Participant Fees

The NSCC charges $40 per month per management company for CPU access/shared line costs.

A combined participant base fee of $200 per month is charged for the following services:

Fund/SERV:

The NSCC charges an activity charge of $.25 per inputted transaction. Transactions include purchases, redemptions and exchanges.

Networking: The NSCC charges the following activity fee:

•	$.02 per account for funds paying dividends on a monthly basis

•	$.01 per account for funds paying dividends other than monthly

Commission Settlement: The NSCC charges the following processing fee:

•	$.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

•	$.20 per hundred records, per month, for 500,001 to 1,000,000 records

•	$.10 per hundred records, per month, for 1,000,001 records and above

Note: Participant fees are cumulative when Fund/SERV, Networking and/or Commission Settlement are used in conjunction with each other.

Copyright 2003 DST Systems, Inc.	70

EXHIBIT D

FUND TRANSFER AGENT’S POLICIES AND PROCEDURES

Policies and Procedures for Investment Checks

Correction Policy for Net Asset Value Errors

Statement of Fund Policy: Redemption Draft Signature Verification

Anti-Money Laundering Policy

Privacy Policy

Transfer on Death Policy

Checkwriting Draft Policy

Third Party Check Policy

Legal Manual

As-of Transactions Correction Policy (To be Provided)

Copyright 2003 DST Systems, Inc.	71

EXHIBIT E

AUTHORIZED PERSONNEL

Pursuant to the Agency Agreement between the Fund Transfer Agent and DST (the “Agreement”), the Fund Transfer Agent authorizes the following Fund Transfer Agent personnel to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

Barb Wizer

David Markley

Mike Gallagher

This Exhibit may be revised by the Fund Transfer Agent by providing DST with a substitute Exhibit E. Any such substitute Exhibit E shall become effective twenty-four (24) hours after DST’s receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:

DST SYSTEMS, INC.		SCUDDER INVESTMENTS SERVICE COMPANY

By:	/s/ illegible signature	By:	/s/ illegible signature

Title:	Group VP	Title:	President
Date:	1/15/2003	Date:	1/14/03

Copyright 2003 DST Systems, Inc.	72

EXHIBIT F

DST Full Service – Service Level Recommendations

Overall Quality

Distribution Channel	Time Frame	Avg of NQR Avg	Avg of TA Actual	Avg of NQR Best In Class	Recommendation
Load	Q1/2000 – Q2/2002	94.2%	98.3%	99.2%	NQR Average Plus 175 basis points
	Q2/2001 – Q2/2002	94.8%	98.2%	99.3%
S Class	Q1/2000 – Q2/2002	94.8%	97.1%	98.1%
	Q2/2001 – Q2/2002	95.2%	98.0%	98.6%
AARP Class	Q1/2000 – Q2/2002	94.8%	95.9%	98.1%
	Q2/2001 – Q2/2002	95.2%	97.8%	98.6%
Timeliness – Financial Items Processed Same-Day
Distribution Channel	Time Frame	Avg of NQR Avg	Avg of TA Actual	Avg of NQR Best In Class	Recommendation
Load	Q1/2000 – Q2/2002	95.0%	93.7%	100.0%	95%
	Q2/2001 – Q2/2002	95.3%	95.2%	100.0%
S Class	Q1/2000 – Q2/2002	92.8%	88.1%	98.8%
	Q2/2001 – Q2/2002	95.2%	95.3%	99.4%
AARP Class	Q1/2000 – Q2/2002	92.8%	87.9%	98.8%
	Q2/2001 – Q2/2002	95.2%	96.2%	99.4%

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Timeliness – Non-Financial Items Processed Same-Day

Distribution Channel	Time Frame	Avg of NQR Avg	Avg of TA Actual	Avg of NQR Best In Class	Recommendation
Load	Q1/2000 – Q2/2002	70.9%	88.5%	96.9%	80%
	Q2/2001 – Q2/2002	71.3%	89.1%	99.2%
S Class	Q1/2000 – Q2/2002	67.9%	75.9%	92.7%
	Q2/2001 – Q2/2002	71.7%	93.2%	96.6%
AARP Class	Q1/2000 – Q2/2002	67.9%	75.2%	92.7%
	Q2/2001 – Q2/2002	71.7%	94.5%	96.6%

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EXHIBIT G

C1Y - interface to SHAARK database	Manual compensation adjustments

CentreVu CMS” for retrieving 800 ACD call information by split, etc.	All areas with an 800# should require this app for reporting purposes.

D1X - TA Jobs/Processes on Chicago Mainframe	Jobs run by TA Systems on Chicago Mainframe to support TA

Dataflex	Recon

DB Direct, DB Cash Reporter, http://www.cib.db.com/gcm/services/	Deutsche Bank custody wire processing

DB Webcinq http://web-auth-int.db.com/ scripts/logon.exe?subdir=db&refer= http://services.gcm.gtb.cib.intranet.db.com/cinq/default.asp	Deutsche Bank custody wire processing

F1R - New Account Labels	Mktg uses to mail new acc packets

http://chintweb08.intra.scudder.com/ netfunds/ExplorerFrameset.asp	NetFunds

http://chintweb09/infonet/	InfoNet home page

http://chintweb09/infonet/int_legal/ LegalManual/LegalManual2.htm	Intermediary legal home page

http://chintweb09/infonet/legal/default.htm	Scudder and AARP legal home page

http://intra.scudder.com/ trainingserviceskc/Default.asp	Training Service Home Page

http://intra.scudder.com/ trainingserviceskc/KcTrain/ NewAssociateResources.asp	Training Services Associate Resources

http://intra.scudder.com/ trainingserviceskc/KcTrain/Ops.asp	Training Services Ops Update

http://nyc.gd.ds.gto.cib.intranet.db.com/ perl/searchx.perl?	DB Global phone book

http://www.deam- us.scudder.com/t/fundaccounting/ index.jhtml	Boston Fund Accounting daily prices

Infotel	measures call volumes in KC from a Chicago server

L1G – Legal	legal manual pulled into trans process

M1G - Dup database	sent to DB mainframe for downstream systems

Copyright 2003 DST Systems, Inc.	75

MAX	TA general sales queries

QPMaxNT	Qualified Plan sales reporting system

Rightfax Outbound Client v6.0	Outbound faxing done via Chicago fax server

Scudder Pricing	Price file from Fund Accounting in Boston downloaded to fax server and sent out to Notes distribution list

Security

Siebel Sales 2000	CRM used by CPG Group

Siebel Sales 2000 Test	CRM used by CPG Group

SRS Compass (same as Compass listed as a ‘No’?)	Daily Trade reports and Archives

Sweeptech	Farm Credit

Mobius Document Direct v2.2	GUI viewer for Mobius documents[1]

Mobius Application Suite v1.2 View Direct	GUI interface for searching DTG statements/forms[1]

Intranet/Data Access

•      Deutsche Bank will provide DST the ability to utilize the Deutsche network as a transport to the Deutsche Banks specific intranet sites currently accessed in order to perform normal daily functions. Intranet (network access will be limited to those Deutsche technical security controls and network infrastructure limitations existing prior to change of control)

•      Deutsche is providing network connectivity to the Intranet “AS IS” and is not obligated to enhance or modify its network infrastructure in any manner

•      DST employees must use network connectivity in a manner consistent with those practices used prior to change of control.

[1]	DST and the Fund Transfer Agent agree to work together in good faith to make provisions for the payment of any fees required by Mobius for access to such applications.

Copyright 2003 DST Systems, Inc.	76

Appendix I to the Remote Service Agreement

I. CLOSED END FUNDS

The Brazil Fund

Scudder Global High Income

The Korea Fund

Montgomery Street Income Securities

Scudder New Asia

Scudder Intermediate Gov’t Trust

Scudder High Income Trust

Scudder Municipal Income Trust

Scudder Multi-Market Income Trust

Scudder Strategic Municipal Income Trust

Scudder Strategic Income Trust

Scudder RREEF Real Estate Fund

Copyright 2003 DST Systems, Inc.	77

II.	FUNDS SPONSORED BY FUND TRANSFER AGENT OR FUND TRANSFER AGENT’S AFFILIATES A. DTG List – Funds

Fund #	Mgmt Co	Fund Long Name	Fund Short Name	Share Class	CUSIP	QUOTRON	TIN	Category	Status Code	Live Date	Closed For/ Date	Change Date	Merge Date
1	SS	SCUDDER TECHNOLOGY FUND-A	TECA	A	81123F108	KTCAX	36-6051878	Scudder	1	09071948
2	SS	SCUDDER TOTAL RETURN FUND-A	KTRA	A	81123H104	KTRAX	36-6103490	Scudder	1	03021964
3	SS	SCUDDER GROWTH FUND-A	KGFA	A	81115H104	KGRAX	36-6139662	Scudder	1	04041966
4	SS	SCUDDER DYNAMIC GROWTH FUND-A	KSCA	A	811197102	KSCAX	36-2668415	Scudder	1	02201969		10152001
5	SS	KEMPER INCOME & CAPITAL PRESERVATION-A	ICPA	A	488412107	KICAX	36-2797860	Kemper	2	04151974	To 463		06222001
6	SS	SCUDDER MONEY MARKET FUND	SMMF	N/A	81118M100	KMMXX	36-2809723	MMKT	1	11251974		04062002
7	SS	KEMPER MUNICIPAL BOND FUND-A	KMBA	A	488419201	KMBAX	36-2896696	Kemper	2	04201976	to 466		06082001
8	SS	SCUDDER HIGH INCOME FUND-A	SHIA	A	81115L105	KHYAX	36-2955386	Scudder	1	01261978		10072002
9	SS	SCUDDER CA TAX-FREE INCOME FUND-A	CATA	A	811204106	KCTAX	36-3221104	Scudder	1	02171983
10	SS	SCUDDER STRATEGIC INCOME FUND-A	SIFA	A	81123J100	KSTAX	36-2921989	Scudder	1	06231977
11	SS	SCUDDER GOVT. MONEY FUND	SGMF	N/A	81118M209	KEGXX	36-3150806	MMKT	1	11301981		04062002
12	IP	KIP-GROWTH INITIAL PORTFOLIO	GR-I	N/A	487902108	KPGWX	36-3534358	Kemper	2	020684	05271994
13	IP	KIP-HIGH YIELD INITIAL PORTFOLIO	HY-I	N/A	487902207	KPHYX	36-3553193	Kemper	2	020684	05271994
14	IP	KIP-MONEY MARKET INITIAL PORTFOLIO	MM0I	N/A	487902306	N/A	36-3534356	Kemper	2	020684	05271994
15	SS	SCUDDER INSURED MONEY ACCT PROGRAM	SIMA	N/A	N/A	N/A	43-0995254	IMA	1	01011900		01022001
16	SS	KEMPER QUANTITATIVE EQUITY FUND – A	KQEA	A	48842E100	KQEAX	36-4038832	Kemper	2	02151996	To 31		02051999
17	SS	CEF - MONEY MARKET PORTFOLIO	CEFM	N/A	147543102	N/A	36-3414264	CPG	1	01011900
18	SS	SCUDDER US GOVERNMENT SECURITIES FUND-A	KGSA	A	81123L105	KUSAX	36-3060398	Scudder	1	10011979
19	SS	KEMPER INTERNATIONAL FUND-A	KIFA	A	4884151000	KITAX	36-3124258	Kemper	2	05211981	To 468		06152001
20	SS	INVESTORS MONEY ACCOUNT B	IMAB	N/A	N/A	N/A	43-0995254	IMA	2	01011900	11032000
21	SS	INVESTORS MICHIGAN MUNICIPAL CASH FUND	IMIC	N/A	461916504	IMIXX	36-4215544	CPG	1	03151998
22	SS	SCUDDER NEW EUROPE FUND – A	KNEA	A	81118E108	KNEAX	13-3557060	Scudder	1	05011996
23	SS	CEF-GOVERNMENT SECURITIES PORTFOLIO	CEFG	N/A	147543201	N/A	36-3414269	CPG	1	01011900
24	SS	TAX EXEMPT NEW YORK MONEY MARKET FUND	TXNY	N/A	461916108	N/A	36-3709933	CPG	1	01011900

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

25	SS	TAX-EXEMPT CALIFORNIA MONEYMARKET FUND	TXCA	N/A	876934100	N/A	36-3508336	CPG	1	01011900
26	SS	SCUDDER NY TAX-FREE INCOME FUND-A	NYTA	A	811204403	KNTAX	36-6414265	Scudder	1	12311985
27	SS	SCUDDER FL TAX-FREE INCOME FUND-A	FLTA	A	811204205	KFLAX	36-3752998	Scudder	1	04251991
28	SS	KSTIS KEMPER OH TAX-FREE INCOME FUND-A	OHTA	A	488424508	KOHAX	36-3876487	Kemper	2	03221993	To 466		06082001
29	SS	SCUDDER TAX-EXEMPT MONEY FUND	STMF	N/A	81118M308	KXMXX	36-3528558	MMKT	1	09101987		04062002
30	SS	KEMPER SHORT-TERM US GOVERNMENT FUND-A	STGA	A	48842K106	KSGAX	36-3528556	Kemper	2	09011987	To 422		06222001
31	SS	SCUDDER BLUE CHIP FUND-A	BCFA	A	81111P100	KBCAX	36-3542349	Scudder	1	11231987
32	SS	KEMPER GOLD FUND	GOLD	N/A	Not available	KGDFX	36-3554929	Kemper	2	03011988	07311991
33	SS	KEMPER GLOBAL INCOME FUND-A	GIFA	A	48841D103	KGIAX	36-3657086	Kemper	2	10011989	To 461		06152001
34	IP	KIP-DIVERSIFIED INCOME INITIAL PORTFOLIO	DIVI	N/A	487902405	KPDIX	36-3534359	Kemper	2	10261984	05271994
35	IP	KIP-TOTAL RETURN INITIAL PORTFOLIO	TR-I	N/A	487902603	KPTRX	36-3534349	Kemper	2	11151986	05271994
36	IP	KIP-SHORT-INTERMEDIATE GOVT INITIAL	STGI	N/A	487902702	KPSIX	36-3615079	Kemper	2	02011998	05271994
37	IP	KP-SHORT-TERM GLOBAL INCOME INITIAL	STGI	N/A	487902801	KPSGX	36-3747056	Kemper	2	02011991	08261994
38	IP	KIP-SMALL CAP EQUITY INITIAL PORTFOLIO	SCEI	N/A	487902793	KPSCX	36-3847905	Kemper	2	10011992	05271994
39	SS	INVESTORS FLORIDA MUNICIPAL CASH FUND	IFMC	N/A	461916207	N/A	36-4151011	CPG	1	05151997
40	SS	INVESTORS NEW JERSEY MUNICIPAL CASH FD	INJM	N/A	461916306	N/A	36-4151008	CPG	1	05151997
41	IP	KIP-GOVERNMENT INITIAL PORTFOLIO	GVTI	N/A	487902504	N/A	36-3534354	Kemper	2	10261984	05271994
42	SS	INVESTORS PENNSYLVANIA MUNI CASH FD	IPMC	N/A	461916405	N/A	36-4151010	CPG	1	05151997
43	SS	ICT - TREASURY PORTFOLIO	ICTP	N/A	461473209	N/A	36-3790101	CPG	1	01011900
44	SS	ICT - GOVERNMENT SECURITIES PORTFOLIO	ICTG	N/A	461473100	N/A	36-3708479	CPG	1	01011900
45	SS	CEF-TAX-EXEMPT PORTFOLIO	CEFT	N/A	876922105	N/A	36-3177546	CPG	1	01011900
46	SS	CAT-MONEY MARKET PORTFOLIO	CATM	N/A	147539100	N/A	37-1259201	CPG	1	01011900
47	SS	CAT-GOVERNMENT SECURITIES PORTFOLIO	CATG	N/A	147539209	N/A	37-1259202	CPG	1	01011900
48	SS	CAT-TAX-EXEMPT PORTFOLIO	CATX	N/A	147539308	N/A	37-1259204	CPG	1	01011900
49	SS	PREMIER MONEY MARKET SHARES	CTPM	N/A	N/A	N/A	37-1259201	CPG-retail	1	01151999	11041999
50	SS	SCUDDER TARGET 2010 FUND	TGF1	N/A	81123E101	KRFAX	36-3682465	Retirement	3	02051990	Purchases
51	SS	KEMPER ENVIRONMENTAL SERVICES FUND	KESF	N/A	48840N102	KESFX	36-3697522	Kemper	2	05251990	08261994
52	SS	SCUDDER TARGET 2011 FUND	TGF2	N/A	81123E200	KRFBX	36-3720753	Retirement	3	09101990	Purchases	02282002
53	SS	SCUDDER TARGET 2012 FUND	TGF3	N/A	81123E309	KRFCX	36-3809455	Retirement	1	03101992	reopened	02192002
54	SS	SCUDDER RETIREMENT FUND - SERIES IV	KRF4	N/A	81123E408	KRFDX	36-3865611	Retirement	3	01151993	Purchases

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

55	SS	SCUDDER RETIREMENT FUND - SERIES V	KRF5	N/A	81123E507	KRFEX	36-3920547	Retirement	3	11151993	Purchases
56	SS	SCUDDER RETIREMENT FUND - SERIES VI	KRF6	N/A	81123E705	KRFFX	36-4017911	Retirement	3	05011995	Purchases
57	SS	SCUDDER RETIREMENT FUND - SERIES VII	KRF7	N/A	81123E804	KRFGX	36-4151007	Retirement	3	05011997	Purchases
58	SS	SCUDDER YIELDWISE GOVT. MONEY FUND	SYGF	N/A	81124A207	SYGXX	36-4257920	MMKT	1	11181998		04062002
60	SS	KEMPER HORIZON 20+ PORTFOLIO-A	H20A	A	48841J100	KHOAX	36-4066435	Kemper	2	12291995	To 02		06082001
61	SS	KEMPER HORIZON 10+ PORTFOLIO-A	H10A	A	48841J209	KHRAX	36-4066436	Kemper	2	12291995	To 02		06082001
62	SS	KEMPER HORIZON 5 PORTFOLIO-A	H05A	A	48841J308	KHZAX	36-4066437	Kemper	2	12291995	To 02		06082001
63	SS	KSTIS KEMPER TX TAX-FREE INCOME FUND-A	TXTA	A	488424409	KTXAX	36-3791602	Kemper	2	11011991	11241998
64	SS	INVESTORS MONEY ACCOUNT - 3	IMA3	N/A	N/A	N/A	43-0995254	IMA	2	01011900	11032000
65	SS	KEMPER SHORT-TERM GLOBAL INCOME FUND	KSTG	N/A	48842H103	KSGIX	36-3735289	Kemper	2	10291990	08261994
66	SS	BANKERS GIC TRUST	GIC	N/A	GIC TRUST	N/A	13-6043638	GIC	3	03171995
67	SS	SCUDDER YIELDWISE MUNI MONEY FUND	SYUF	N/A	81124A306	SYUXX	36-4257919	MMKT	1	11181998		04062002
68	SS	KSTIS KEMPER MI TAX-FREE INCOME FUND-A	MITA	A	488424813	KMIAX	36-4007888	Kemper	2	03151995	11241998
69	SS	KSTIS KEMPER NJ TAX-FREE INCOME FUND-A	NJTA	A	488424771	KNJAX	36-4007890	Kemper	2	03151995	11241998
70	SS	KSTIS KEMPER PA TAX-FREE INCOME FUND-A	PATA	A	488424748	KPNAX	36-4007892	Kemper	2	03151995	11241998
71	SS	KEMPER U S MORTGAGE FUND-A	USMA	A	487902843	KUMAX	36-3534354	Kemper	2	01101992	To 18		05252001
72	SS	KEMPER ASIAN GROWTH FUND - A	KAGA	A	487912107	KANAX	36-4104796	Kemper	2	10211996	To 473		05252001
73	SS	SCUDDER AGGRESSIVE GROWTH FUND - A	AGGA	A	81111M107	KGGAX	36-4118750	Scudder	1	12311996
74	SS	SCUDDER CASH RESERVES FUND-A	CRA	A	811195403	N/A	36-3534356	Scudder	1	01101992		02012001
75	SS	KEMPER HIGH YIELD OPPORTUNITY FUND – A	HYOA	A	488411505	KYOAX	36-4176583	Kemper	2	10011997	To 463		06222001
76	SS	KEMPER SHORT-INTERMEDIATE GOVT FUND-A	SIGA	A	487902827	KSIAX	36-3615079	Kemper	2	01101992	To 30		02051999
77	SS	KEMPER INTERMEDIATE MUNCIPAL BOND-A	KIMA	A	488419607	KIMAX	36-3974836	Kemper	2	11011994	To 445		06082001
78	SS	KEMPER SMALL CAP RELATIVE VALUE FUND-A	SRVA	A	487918104	KSRAX	36-4223627	Kemper	2	05061998	05262000
79	SS	KEMPER VALUE FUND-A	VALA	A	920390200	KVLAX	04-3174738	Kemper	2	04161998	To 449		06222001
80	SS	SCUDDER YIELDWISE MONEY FUND	SYMF	N/A	81124A108	SYWXX	36-4151005	MMKT	1	04171997		04062002
81	SS	SCUDDER WORLDWIDE 2004 FUND	KW04	N/A	81123E606	KWIVX	36-4151005	Retirement	3	05031994
82	SS	KEMPER CLASSIC GROWTH FUND - A	CGRA	A	460965205	KCGAX	04-3323039	Kemper	2	04161998	To 498		06222001
83	SS	SCUDDER GLOBAL DISCOVERY FUND - A	CGSA	A	378947600	KGDAX	13-3628802	Scudder	1	04161998
84	SS	SCUDDER-DREMAN FINANCIAL SERVICES FND-A	DFSA	A	81114P107	KDFAX	36-4210631	Scudder	1	03091998
85	SS	SCUDDER FOCUS VALUE PLUS GROWTH FUND-A	KVGA	A	81114W102	KVGAX	36-4043718	Scudder	1	10161995

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

86	SS	SCUDDER CONTRARIAN FUND - A	CNTA	A	81123U105	KDCAX	22-2958460	Scudder	1	03181988
87	SS	SCUDDER-DREMAN HIGH RETURN EQ FUND-A	DHRA	A	81123U204	KDHAX	22-2958719	Scudder	1	03181988
88	SS	SCUDDER-DREMAN SMALL CAP VALUE FUND – A	SCVA	A	81123U303	KDSAX	22-3172951	Scudder	1	05221992		01182002
89	SS	KEMPER-DREMAN FIXED INCOME FUND	DFIF	A	48840B884	Not available	22-2958724	Kemper	2	09111995	10161995
90	FF	FARMERS MONEY MARKET PORTFOLIO	CTFM	N/A	N/A	N/A	37-1259201	Farmers	2	01151999	To 97		04062001
91	SS	KEMPER US GROWTH AND INCOME FUND - A	GRIA	A	487915100	KUGAX	36-4206228	Kemper	2	01301998	To 464		06082001
92	SS	KEMPER GLOBAL BLUE CHIP FUND - A	GBCA	A	487916108	KGLAX	36-4198871	Kemper	2	12311997	To 407		06152001
93	SS	KEMPER INTERNATIONAL GR AND INC FUND-A	IGIA	A	487916207	KIGAX	36-4198870	Kemper	2	12311997	05262000
94	SS	KEMPER EMERGING MARKET INCOME FUND – A	EMIA	A	487916306	KEIAX	36-4198868	Kemper	2	12311997	05262000
95	SS	KEMPER EMERGING MARKET GROWTH FUND – A	EMGA	A	487916405	KEGAX	36-4198866	Kemper	2	01091998	02232001
96	SS	KEMPER LATIN AMERICA FUND - A	LAMA	A	487916504	KLAAX	36-4198865	Kemper	2	12311997	01038011
97	SS	PREMIUM RESERVE MM SHARES	RMMS	N/A	147539407	CXPXX	37-1259201	CPG-retail	1	04011999
100	VA	SVS II INVESTMENT GRADE BOND-B	GRBB	B	81223X331	N/A	36-4066431	Scudder	1	07012002
101	VA	SVS II MFS STRATEGIC VALUE B	MSVB	B	81123X349	N/A	02-0579625	Scudder	1	07012002
102	VA	SVS II MFS STRATEGIC VALUE A	MSVA	A	81123X356	N/A	02-0579625	Scudder	1	05012002
103	VA	SVS II DAVIS VENTURE VALUE-B	DVVB	B	81123X380	N/A	04-3559077	Scudder	1	07012002
104	VA	SVS II OAK STRAT EQUITY-B	OSEB	B	81123X398	N/A	04-3559076	Scudder	1	07012002
105	VA	SVS II TURNER MIDCAP GRO-B	TMGB	B	81123X414	N/A	04-3559075	Scudder	1	07012002
106	VA	SVS II INDEX-B	I50B	B	81123X422	N/A	44-6576938	Scudder	1	07012002
107	VA	SVS GOVERNMENT SECURITIES	GOVT	N/A	81123X406	N/A	36-3521321	Scudder	1	05012001
108	VA	SVS SMALL CAP GROWTH	CPGR	N/A	81123X745	N/A	36-3950292	Scudder	1	05012001
109	VA	SVS INVESTMENT GRADE BOND	GRBD	N/A	81123X505	N/A	36-4066431	Scudder	1	05012001
110	VA	SVS DREMAN FINANCIAL SERVICES	DRFS	N/A	81123X307	N/A	36-4222258	Scudder	1	05012001
111	VA	SVS GLOBAL BLUE CHIP	SGBC	N/A	81123X828	N/A	36-4222260	Scudder	1	05012001
112	IP	KIP-GROWTH PREMIER PORTFOLIO	GR-P	N/A	487902884	KZGWX	36-3534358	Kemper	2	01101992	05271994
113	IP	KIP-HIGH YIELD PREMIER PORTFOLIO	HY-P	N/A	487902876	KZHYX	36-3553193	Kemper	2	01101992	05271994
114	IP	KIP-MONEY MARKET PREMIER PORTFOLIO	MM-P	N/A	487902868	N/A	36-3534356	Kemper	2	01101992	05271994
115	SS	KEMPER HIGH YIELD FUND II - A	HY2A	A	48841X109	KHIAX	36-4257921	Kemper	2	12011998	To 08		05252001
116	VA	SVS II JANUS GROWTH OPP-B	JGOB	B	81123X430	Not available	Not available	Scudder	1	07012002
117	SS	SCUDDER INTERNATIONAL RESEARCH FUND – A	KIRA	A	81116K403	KIRAX	36-3683817	Kemper	2	12141998	05172002	04102000

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

118	VA	SVS AGGRESSIVE GROWTH	AGGR	N/A	81123X695	N/A	36-4290507	Scudder	1	05012001
119	VA	SVS TECHNOLOGY GROWTH	TECH	N/A	81123X752	N/A	36-4290509	Scudder	1	05012001
120	SS	SCUDDER RESEARCH FUND-A	RSHA	A	811166404	SRHAX	36-4265534	Kemper	2	12311998	05172002	01022001
121	SS	SCUDDER FOCUS GROWTH FUND-A	FGRA	A	811166107	SDDAX	36-4265535	Kemper	2	12311998	05172002	01022001
122	SS	KEMPER NEW EUROPE FUND - M	KNEM	M	48841Y404	KNEUX	13-3557060	Kemper	2	09031999			09012000
123	SS	KEMPER SMALL CAP VALUE + GROWTH FUND-A	SVGA	A	811166875	KSBAX	36-4265537	Kemper	2	12311998	2/23/2001
124	SS	SCUDDER FLOATING RATE FUND - A	KFRA	A	81114M104	N/A	36-4294581	Scudder	3	11011999	Purchases	09302002
126	VA	SVS GROWTH AND INCOME	SGIN	N/A	81123X802	Not available	04-3488243	Scudder	1	05012001
127	VA	SVS FOCUSED LARGE CAP GROWTH	FLGC	N/A	81123X877	Not available	04-3488245	Scudder	1	05012001
128	VA	SVS STRATEGIC INCOME	SVSI	N/A	81123X794	Not available	36-4151014	Scudder	1	05012001
129	VA	SVS DREMAN HIGH RETURN	SDHR	N/A	81123X208	Not available	36-4222257	Scudder	1	05012001
130	VA	SVS GROWTH OPPORTUNITIES	SGRO	N/A	81123X885	Not available	04-3488242	Scudder	1	05012001
131	VA	SVS HIGH YIELD	SVHY	N/A	81123X604	Not available	36-3521315	Scudder	1	05012001
132	VA	SVS GROWTH	SGRT	N/A	81123X786	Not available	36-3521317	Scudder	1	05012001
133	VA	SVS MONEY MARKET	SVMM	N/A	81123X109	N/A	36-3521316	Scudder	1	05012001
134	IP	KIP-DIVERSIFIED INCOME PREMIER PORTFOLIO	DIVP	N/A	487902850	KZDIX	36-3534359	Kemper	2	01101992	05271994
135	IP	KIP-TOTAL RETURN PREMIER PORTFOLIO	TR-P	N/A	487902835	KZTRX	36-3534349	Kemper	2	01101992	05271994
136	IP	KIP-SHORT-INTERMEDIATE GOVT PREMIER	SIGP	N/A	487902827	KZSIX	36-3615079	Kemper	2	01101992	05271994
137	IP	KIP-SHORT-TERM GLOBAL INCOME PREMIER	STGP	N/A	487902819	KZSGX	36-3747056	Kemper	2	01101992	08261994
138	IP	KIP-SMALL CAP EQUITY PREMIER PORTFOLIO	SCEP	N/A	487902785	KPSCX	36-3847905	Kemper	2	01101992	05271994
141	IP	KIP-GOVERNMENT PREMIER PORTFOLIO	GVTP	N/A	487902843	KZGPX	36-3534354	Kemper	2	01101992	05271994
142	VA	SVS VALUE FUND	SVAL	N/A	81123X836	Not available	36-4066432	Scudder	1	05012001
143	VA	SVS SMALL CAP VALUE	SCAP	N/A	81123X778	Not available	36-4066433	Scudder	1	05012001
144	SS	SCUDDER GOV’T CASH INST SHARES	SGIS	N/A	461473308	Not available	36-3708479	CPG	1	11101999
145	VA	SVS II JANUS GRO AND INC-B	JGIB	B	81123X448	Not available	Not available yet	Scudder	1	07012002
146	SS	INSTITUTIONAL MONEY MARKET SHARES	CTIM	N/A	147539605	Not available	37-1259201	CPG-retail	1	04011999
147	VA	SVS II EAGLE FOCUSED LC GR-B	EFGB	B	81123X455	Not available	Not available yet	Scudder	1	07012002
148	SS	SCUDDER TAX-EXEMPT CASH INST SHARES	STIS	N/A	147539886	Not available	37-1259204	CPG	1	11101999
149	VA	SVS II FOCUS VALUE + GROWTH-B	FOCB	B	81123X463	Not available	36-4066434	Scudder	1	07012002
150	VA	SVS II DREMAN HIGH YIELD RETURN-B	SDHB	B	81123X471	Not available	36-4222257	Scudder	1	07012002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

151	SS	SCUDDER 21ST CENTURY GROWTH FUND - A	S21A	A	811196807	SCNAX	04-3323038	Scudder	1	05012000
152	SS	SCUDDER HIGH YIELD TAX FREE - A	SHTA	A	811170307	NOTAX	04-6569215	Scudder	1	05012000
153	SS	THE JAPAN FUND – A	JAPA	A	471070201	KJFAX	13-1963426	Scudder	3	05012000	Purchases
154	VA	SVS TOTAL RETURN FUND	TTLR	N/A	81123X489	Not available	36-3521318	Scudder	1	05012001
155	SS	S&P 500 STOCK FUND-A	SSPA	A	811166701	KSAAX	04-3808389	Scudder	1	04032000		01022001
156	VA	SVS II DREMAN FINANCIAL SERVICES-B	DRFB	B	81123X489	Not available	36-4222258	Scudder	1	07012002
157	VA	SVS II INVESCO DYNAMIC GRO-B	IDGB	B	81123X497	Not available	04-3559072	Scudder	1	07012002
158	VA	SVS II TOTAL RETURN FUND-B	TTLB	B	81123X513	Not available	36-3521318	Scudder	1	07012002
159	VA	SVS II TECHNOLOGY GROWTH-B	TECB	B	81123X521	Not available	Not available yet	Scudder	1	07012002
160	VA	SVS II DREMAN SM CAP VALUE-B	DSVB	B	81123X539	Not available	36-4066433	Scudder	1	07012002
161	SW	SWC ENTREPRENEURS FUND - CLASS A	SWEA	A	811239102	Not available	91-2096365	Scudder Weisel	2	01232001
163	VA	SVS II SMALL CAP GROWTH-B	CPGB	B	81123X547	Not available	36-3950292	Scudder	1	07012002
164	VA	SVS II MONEY MARKET-B	SVMB	B	81123X554	Not available	36-3521316	Scudder	1	07012002
165	VA	SVS II INTERNTL SEL EQ - B	ISEB	B	81123X562	Not available	44-656938	Scudder	1	07012002
166	VA	SVS II HIGH YIELD – B	SVHY	B	81123X570	Not available	36-3521315	Scudder	1	07012002
167	VA	SVS II GROWTH FUND-B	SGRB	B	81123X588	Not available	36-3521317	Scudder	1	07012002
168	VA	SVS II GOVERNMENT SECURITIES-B	GOVB	B	81123X596	Not available	36-3521321	Scudder	1	07012002
169	VA	SVS II GLOBAL BLUE CHIP FUND-B	SGBB	B	81123X612	Not available	36-4222260	Scudder	1	07012002
170	VA	SVS II CONTRARIAN VALUE FUND-B	SVAB	B	81123X620	Not available	36-4066432	Scudder	1	07012002
172	VA	SVS II BLUE CHIP FUND-B	BLUB	B	81123X638	Not available	36-4151012	Scudder	1	07012002
173	IP	KIP-CDSC PAF DAILY ACCURAL TEST FD	TST1	N/A	N/A	N/A	n/a	test	1	00000000
174	SS	SCUDDER LATIN AMERICA FUND-M	LAFM	M	811165638	Not available	13-7005470	Scudder	1	12142001
175	VA	SVS BLUE CHIP FUND	BLUE	N/A	81123X869	Not available	36-4151012	Scudder	1	05012001
176	VA	SVS NEW EUROPE	EURO	N/A	81123X810	Not available	36-4222259	Scudder	2	05012001	11012002
177	VA	SVS INDEX 500	I500	N/A	81123X851	Not available	36-4312678	Scudder	1	05012001
178	VA	SVS FOCUS VALUE + GROWTH PORTFOLIO	FOCP	N/A	81123X760	Not available	36-4066434	Scudder	1	05012001
179	VA	SVS INTERNATIONAL RESEARCH PORTFOLIO	RESE	A	81123X844	Not available	04-6576931	Scudder	1	05012001
180	VA	SVL GROWTH & INCOME - A	INCA	A	81123R859	Not available	04-3236900	Scudder	1	05012001
181	VA	SVL GROWTH & INCOME - B	INCB	B	81123R711	Not available	04-3236900	Scudder	1	05012001
182	VA	SVL CAPITAL GROWTH - A	CPGA	A	81123R300	Not available	04-6576937	Scudder	1	05012001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

183	VA	SVL CAPITAL GROWTH - B	CPGB	B	81123R821	Not available	04-6576937	Scudder	1	05012001
184	VA	SVL INTERNATIONAL - A	INTL	A	81123R508	Not available	04-6576931	Scudder	1	05012001
185	VA	SVL INTERNATIONAL - B	INTB	B	81123R797	Not available	04-6576931	Scudder	1	05012001
186	VA	SVL 21ST CENTURY- A	S21A	A	81123R748	Not available	04-2819688	Scudder	1	05012001
187	VA	SVL 21st CENTURY- B	S21B	B	81123R730	Not available	04-2819688	Scudder	1	05012001
188	VA	SVL GLOBAL DISCOVERY FUND - A	SGLA	A	81123R847	Not available	04-3304361	Scudder	1	05012001
189	VA	SVL GLOBAL DISCOVERY FUND - B	SGLB	B	81123R789	Not available	04-3304361	Scudder	1	05012001
190	VA	SVS I HEALTH SCIENCES PORTFOLIO	HLSC	N/A	81123R722	Not available	04-3559071	Scudder	1	06042001
191	VA	SVS II AGGRESSIVE GROWTH-B	AGGB	B	81123X646	Not available	36-4290507	Scudder	1	07012002
192	VA	SVL BOND FUND	SBND	N/A	81123R201	Not available	04-6576935	Scudder	1	05012001
193	VA	SVL MONEY MARKET	SMKT	N/A	81123R102	N/A	04-6576934	Scudder	1	05012001
194	VA	SVL BALANCED	SBAL	N/A	81123R409	Not available	04-6576938	Scudder	1	05012001
195	VA	SVS II INVESCO DYNAMIC GRO-A	IDGA	A	81123X687	Not available	04-3559072	Scudder	1	07022001
196	VA	SVS II TURNER MIDCAP GRO-A	TMGA	A	81123X679	Not available	04-3559075	Scudder	1	07022001
197	VA	SVS II OAK STRAT EQUITY-A	OSEA	A	81123X661	Not available	04-3559076	Scudder	1	07022001
198	VA	SVS II DAVIS VENTURE VALUE-A	DVVA	A	81123X653	Not available	04-3559077	Scudder	1	07022001
199	VA	SVS II HEALTH SCIENCES PORTFOLIO-B	HLSB	B	81123R714	Not available	04-3559071	Scudder	1	07012002
201	SS	SCUDDER TECHNOLOGY FUND-B	TECB	B	81123F207	KTCBX	36-6051878	Scudder	1	05311994
202	SS	SCUDDER TOTAL RETURN FUND-B	KTRB	B	81123H203	KTRBX	36-6103490	Scudder	1	05311994
203	SS	SCUDDER GROWTH FUND-B	KGFB	B	81115H203	KGRBX	36-6139662	Scudder	1	05311994
204	SS	SCUDDER DYNAMIC GROWTH FUND-B	KSCB	B	81114R202	KSCBX	36-2668415	Scudder	1	05311994		10152001
205	SS	KEMPER INCOME & CAPITAL PRESERVATION-B	ICPB	B	488412206	KICBX	36-2797860	Kemper	2	05311994	To 663		06222001
207	SS	KEMPER MUNICIPAL BOND FUND-B	KMBB	B	488419300	KMBBX	36-2896696	Kemper	2	05311994	To 666		06082001
208	SS	SCUDDER HIGH INCOME FUND-B	SHIB	B	81115L204	KHYBX	36-2955386	Scudder	1	05311994		10072002
209	SS	SCUDDER CA TAX-FREE INCOME FUND-B	CATB	B	811204502	KCTBX	36-3221104	Scudder	1	05311994
210	SS	SCUDDER STRATEGIC INCOME FUND-B	SIFB	B	81123J209	KSTBX	36-2921989	Scudder	1	05311994
212	SS	SCUDDER VIT EQUITY 500 INDEX FUND-A	VE5A	A	251512208		04-3334947			?
213	SS	SCUDDER VIT SMALL CAP INDEX FUND-A	VSCA	A	251512307		04-3334950
214	SS	SCUDDER VIT EAFE EQUITY INDEX FUND-A	VEAA	A	251512109		04-3334951
215	SS	KEMPER HIGH YIELD FUND II - B	HY2B	B	48841X208	KHIBX	36-4257921	Kemper	2	12011998	To 208		05252001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

216	SS	KEMPER QUANTITATIVE EQUITY FUND - B	KQEB	B	4.88E+213	KQEBX	36-4038832	Kemper	2	02151996	To 231		02051999
217	SS	SCUDDER INTERNATIONAL RESEARCH FUND - B	KIRB	B	81116K502	KIRBX	36-3683817	Kemper	2	12141998	05172002	04102000
218	SS	SCUDDER US GOVERNMENT SECURITIES FUND-B	KGSB	B	81123L204	KUSBX	36-3060398	Scudder	1	05311994
219	SS	KEMPER INTERNATIONAL FUND-B	KIFB	B	488415209	KITBX	36-3124258	Kemper	2	05311994	To 668		06152001
220	SS	SCUDDER RESEARCH FUND-B	RSHB	B	811166503	SRHBX	36-4265534	Kemper	2	12311998	05172002	01022001
221	SS	SCUDDER FOCUS GROWTH FUND-B	FGRB	B	811166206	SDDBX	36-4265535	Kemper	2	12311998	05172002	01022001
222	SS	SCUDDER NEW EUROPE FUND - B	KNEB	B	81118E207	KNEBX	13-3557060	Scudder	1	05011996
223	SS	KEMPER SMALL CAP VALUE + GROWTH FUND-B	SVGB	B	811166867	KSBBX	36-4265537	Kemper	2	12311998	02232001
224	SS	SCUDDER FLOATING RATE FUND - B	KFRF	B	81114M203	N/A	36-4294581	Scudder	3	05251999	Purchases	09302002
226	SS	SCUDDER NY TAX-FREE INCOME FUND-B	NYTB	B	811204858	KNTBX	36-6414265	Scudder	1	05311994
227	SS	SCUDDER FL TAX-FREE INCOME FUND-B	FLTB	B	811204809	KFLBX	36-3752998	Scudder	1	05311994
228	SS	KSTIS KEMPER OH TAX-FREE INCOME FUND-B	OHTB	B	488424839	KOHBX	36-3876487	Kemper	2	05311994	To 666		06082001
230	SS	KEMPER SHORT-TERM US GOVERNMENT FUND-B	STGB	B	48842K205	KSGBX	36-3528556	Kemper	2	05311994	To 622		06222001
231	SS	SCUDDER BLUE CHIP FUND-B	KBCB	B	81111P209	KBCBX	36-3542349	Scudder	1	05311994
233	SS	KEMPER GLOBAL INCOME FUND-B	KGIB	B	48841D202	KGIBX	36-3657086	Kemper	2	05311994	To 661		06152001
244	SS	GOV’T CASH MANAGED SHARES	SGMS	N/A	461473407	N/A	36-4265535	CPG	1	11101999
248	SS	TAX-EXEMPT CASH MANAGED SHARES	STMS	N/A	147539879	N/A	36-3708479	CPG	1	11101999
251	SS	SCUDDER 21ST CENTURY GROWTH FUND - B	S21B	B	811196872	SCNBX	04-3323038	Scudder	1	05012000
252	SS	SCUDDER HIGH YIELD TAX FREE FUND - B	SHTB	B	811170406	NOTBX	04-6569215	Scudder	1	05012000
253	SS	THE JAPAN FUND – B	JAPB	B	471070300	KJFBX	13-1963426	Scudder	3	05012000	Purchases
255	SS	S&P 500 STOCK FUND-B	SSPB	B	811166800	KSABX	04-3808389	Scudder	1	04032000		01022001
260	SS	KEMPER HORIZON 20+ PORTFOLIO-B	H20B	B	48841J407	KHOBX	36-4066435	Kemper	2	12291995	To 202		06082001
261	SS	KEMPER HORIZON 10+ PORTFOLIO-B	H10B	B	48841J704	KHRBX	36-4066436	Kemper	2	12291995	To 202		06082001
262	SS	KEMPER HORIZON 5 PORTFOLIO-B	H05B	B	48841J878	KHZBX	36-4066437	Kemper	2	12291995	To 202		06082001
263	SS	KSTIS KEMPER TX TAX-FREE INCOME FUND-B	TXTB	B	488424854	KTXBX	36-3791602	Kemper	2	05311994	11241998
268	SS	KSTIS KEMPER MI TAX-FREE INCOME FUND-B	MITB	B	488424797	KMIBX	36-4007888	Kemper	2	03151995	11241998
269	SS	KSTIS KEMPER NJ TAX-FREE INCOME FUND-B	NJTB	B	488424763	KNJBX	36-4007890	Kemper	2	03151995	11241998
270	SS	KSTIS KEMPER PA TAX-FREE INCOME FUND-B	PATB	B	488424730	KPNBX	36-4007892	Kemper	2	03151995	11241998
271	SS	KEMPER U S MORTGAGE FUND-B	USMB	B	487902504	KUMBX	36-3534354	Kemper	2	10261984	To 218		05252001
272	SS	KEMPER ASIAN GROWTH FUND - B	KAGB	B	487912206	KANBX	36-4104796	Kemper	2	10211996	To 673		05252001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

273	SS	SCUDDER AGGRESSIVE GROWTH FUND - B	AGGB	B	81111M206	KGGBX	36-4118750	Scudder	1	12311996
274	SS	SCUDDER CASH RESERVES FUND - B	CRB	B	811195502	N/A	36-3534356	Scudder	1	02061984		02012001
275	SS	KEMPER HIGH YIELD OPPORTUNITY FUND - B	HYOB	B	488411604	KYOBX	36-4176583	Kemper	2	10011997	To 647		06222001
276	SS	KEMPER SHORT-INTERMEDIATE GOVT FUND-B	SIGB	B	487902702	KSIBX	36-3615079	Kemper	2	02011989	To 230		02051999
277	SS	KEMPER INTERMEDIATE MUNICIPAL BOND - B	KIMB	B	488419706	KIMBX	36-3974836	Kemper	2	11011994	To 645		06082001
278	SS	KEMPER SMALL CAP RELATIVE VALUE FUND - B	SRVC	B	487918203	KSRBX	36-4223627	Kemper	2	05061998	05262000
279	SS	KEMPER VALUE FUND - B	VALB	B	920390309	KVLBX	04-3174738	Kemper	2	04161998	To 649		06222001
282	SS	KEMPER CLASSIC GROWTH FUND - B	CGRB	B	460965304	KCGBX	04-3323039	Kemper	2	04161998	To 698		06222001
283	SS	SCUDDER GLOBAL DISCOVERY FUND - B	GDSB	B	378947709	KGDBX	13-3628802	Scudder	1	04161998
284	SS	SCUDDER-DREMAN FINANCIAL SERVICES FND-B	DFSB	B	81114P206	KDFBX	36-4210631	Scudder	1	03091998
285	SS	SCUDDER FOCUS VALUE PLUS GROWTH FUND-B	KVGB	B	81114W201	KVGBX	36-4043718	Scudder	1	10161995
286	SS	SCUDDER CONTRARIAN FUND-B	CNTB	B	81123U402	KDCBX	22-2958460	Scudder	1	09111995
287	SS	SCUDDER-DREMAN HIGH RETURN EQ FUND-B	DHRB	B	81123U709	KDHBX	22-2958719	Scudder	1	09111995
288	SS	SCUDDER-DREMAN SMALL CAP VALUE FUND - B	SCVB	B	81123U873	KDSBX	22-3172951	Scudder	1	09111995		01182002
291	SS	KEMPER US GROWTH AND INCOME FUND - B	GRIB	B	487915209	KUGBX	36-4206228	Kemper	2	01301998	To 664		06082001
292	SS	KEMPER GLOBAL BLUE CHIP FUND - B	GBCB	B	487916603	KGLBX	36-4198871	Kemper	2	12311997	To 607		06152001
293	SS	KEMPER INTERNATIONAL GR AND INC FUND-B	IGIB	B	487916801	KIGBX	36-4198870	Kemper	2	12311997	05262000
294	SS	KEMPER EMERGING MARKET INCOME FUND - B	EMIB	B	487916876	KEIBX	36-4198868	Kemper	2	12311997	05262000
295	SS	KEMPER EMERGING MARKET GROWTH FUND - B	EMGB	B	487916850	KEGBX	36-4198866	Kemper	2	01091998	02232001
296	SS	KEMPER LATIN AMERICA FUND - B	LAMB	B	487916835	KLABX	36-4198865	Kemper	2	12311997	02232001
301	SS	SCUDDER TECHNOLOGY FUND-C	KTEC	C	81123F306	KTCCX	36-6051878	Scudder	1	05311994
302	SS	SCUDDER TOTAL RETURN FUND-C	KTRC	C	81123H302	KTRCX	36-6103490	Scudder	1	05311994
303	SS	SCUDDER GROWTH FUND-C	KGFC	C	81115H302	KGRCX	36-6139662	Scudder	1	05311994
304	SS	SCUDDER DYNAMIC GROWTH FUND-C	KSCC	C	81114R301	KSCCX	36-2668415	Scudder	1	05311994		10152001
305	SS	KEMPER INCOME & CAPITAL PRESERVATION-C	ICPC	C	488412305	KICCX	36-2797860	Kemper	2	05311994	To 763		06222001
307	SS	KEMPER MUNICIPAL BOND FUND-C	KMBC	C	488419409	KMBCX	36-2896696	Kemper	2	05311994	To 766		06082001
308	SS	SCUDDER HIGH INCOME FUND-C	SHIC	C	81115L303	KHYCX	36-2955386	Scudder	1	00000000		10072002
309	SS	SCUDDER CA TAX-FREE INCOME FUND-C	CATC	C	811204601	KCTCX	36-3221104	Scudder	1	05311994
310	SS	SCUDDER STRATEGIC INCOME FUND-C	SIFC	C	81123J308	KSTCX	36-2921989	Scudder	1	05311994
312	SS	SCUDDER VIT EQUITY 500 INDEX FUND-B	VE5B	B	251512844		04-3334947			?

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

313	SS	SCUDDER VIT SMALL CAP INDEX FUND-B	VSCB	B	251512851		04-3334950
314	SS	SCUDDER VIT EAFE EQUITY INDEX FUND-B	VEAB	B	251512836		04-3334951
315	SS	KEMPER HIGH YIELD FUND II - C	HY2C	C	48841X307	KHICX	36-4257921	Kemper	2	12011998	To 308		05252001
316	SS	KEMPER QUANTITATIVE EQUITY FUND - C	KQEC	C	48842E308	KQECX	36-4038832	Kemper	2	02151996	To 331		02051999
317	SS	SCUDDER INTERNATIONAL RESEARCH FUND-C	KIRC	C	81116K601	KIRCX	36-3683817	Kemper	2	12141998	05172002	04102000
318	SS	SCUDDER US GOVERNMENT SECURITIES FUND-C	KGSC	C	81123L303	KUSCX	36-3060398	Scudder	1	05311994
319	SS	KEMPER INTERNATIONAL FUND-C	KIFC	C	488415308	KITCX	36-3124258	Kemper	2	05311994	To 392		06152001
320	SS	SCUDDER RESEARCH FUND-C	RSHC	C	811166602	SRHCX	36-4265534	Kemper	2	12311998	05172002	01022001
321	SS	SCUDDER FOCUS GROWTH FUND-C	FGRC	C	811166305	SDDCX	36-4265535	Kemper	2	12311998	05172002	01022001
322	SS	SCUDDER NEW EUROPE FUND - C	KNEC	C	81118E306	KNECX	13-3557060	Scudder	1	05011996
323	SS	KEMPER SMALL CAP VALUE + GROWTH FUND-C	SVGC	C	811166859	KSBCX	36-4265537	Kemper	2	12311998	02232001
324	SS	SCUDDER FLOATING RATE FUND-C	KFRC	C	81114M302	N/A	364294581	Scudder	3	11011999	Purchases	09302002
326	SS	SCUDDER NY TAX-FREE INCOME FUND-C	NYTC	C	811204841	KNTCX	36-6414265	Scudder	1	05311994
327	SS	SCUDDER FL TAX-FREE INCOME FUND-C	FLTC	C	811204882	KFLCX	36-3752998	Scudder	1	05311994
328	SS	KSTIS KEMPER OH TAX-FREE INCOME FUND-C	OHTC	C	488424821	KOHCX	36-3876487	Kemper	2	05311994	To 766		06082001
330	SS	KEMPER SHORT-TERM US GOVERNMENT FUND-C	STGC	C	48842K304	KSGCX	36-3528556	Kemper	2	05311994	To 722		06222001
331	SS	SCUDDER BLUE CHIP FUND-C	KBCC	C	81111P308	KBCCX	36-3542349	Scudder	1	05311994
333	SS	KEMPER GLOBAL INCOME FUND-C	KGIC	C	48841D301	KGICX	36-3657086	Kemper	2	05311994	To 761		06152001
343	SS	PREMIER MM SHARES TREASURY PORTFOLIO	PMTP	N/A	461473506	N/A	36-3790101	CPG	1	02012000
346	SS	PREMIER MM SHARES MONEY MKT PORTFOLIO	PMMP	N/A	147539506	N/A	37-1259201	CPG	1	02012000
347	SS	PREMIER MM SHARES GOVERNMENT PORTFOLIO	PMGP	N/A	147539860	N/A	37-1259202	CPG	1	02012000
348	SS	PREMIER MM SHARES TAX-EXEMPT PORTFOLIO	PTEP	N/A	147539852	N/A	37-1259204	CPG	1	02012000
351	SS	SCUDDER 21ST CENTURY GROWTH FUND - C	S21C	C	811196880	SCNCX	04-3323038	Scudder	1	05012000
352	SS	SCUDDER HIGH YIELD TAX FREE FUND - C	SHTC	C	811170505	NOTCX	04-6569215	Scudder	1	05012000
353	SS	THE JAPAN FUND - C	JAPC	C	471070409	KJFCX	13-1963426	Scudder	3	05012000	Purchases
355	SS	S&P 500 STOCK FUND-C	SSPC	C	811166883	KSACX	04-3808389	Scudder	1	04032000		01022001
360	SS	KEMPER HORIZON 20+ PORTFOLIO-C	H20C	C	48841J506	KHOCX	36-4066435	Kemper	2	12291995	To 302		06082001
361	SS	KEMPER HORIZON 10+ PORTFOLIO-C	H10C	C	48841J803	KHRCX	36-4066436	Kemper	2	12291995	To 302		06082001
362	SS	KEMPER HORIZON 5 PORTFOLIO-C	H05C	C	48841J860	KHZCX	36-4066437	Kemper	2	12291995	To 302		06082001
363	SS	KSTIS KEMPER TX TAX-FREE INCOME FUND-C	TXTC	C	488424847	KTXCX	36-3791602	Kemper	2	05311994	11241998

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

368	SS	KSTIS KEMPER MI TAX-FREE INCOME FUND-C	MITC	C	488424789	KMICX	36-4007888	Kemper	2	05311994	11241998
369	SS	KSTIS KEMPER NJ TAX-FREE INCOME FUND-C	NJTC	C	488424755	KNJCX	36-4007890	Kemper	2	05311994	11241998
370	SS	KSTIS KEMPER PA TAX-FREE INCOME FUND-C	PATC	C	488424722	KPNCX	36-4007892	Kemper	2	05311994	11241998
371	SS	KEMPER U S MORTGAGE FUND-C	USMC	C	487902744	KUMCX	36-3534354	Kemper	2	05311994	To 318		05252001
372	SS	KEMPER ASIAN GROWTH FUND - C	KAGC	C	487912305	KANCX	36-4104796	Kemper	2	10211996	To 773		05252001
373	SS	SCUDDER AGGRESSIVE GROWTH FUND - C	AGGC	C	81111M305	KGGCX	36-4118750	Scudder	1	12311996
374	SS	SCUDDER CASH RESERVES FUND-C	CRC	C	811195601	N/A	36-3534356	Scudder	1	05311994		02012001
375	SS	KEMPER HIGH YIELD OPPORTUNITY FUND - C	HYOC	C	488411703	KYOCX	36-4176583	Kemper	2	10011997	To 747		06222001
376	SS	KEMPER SHORT-INTERMEDIATE GOVT FUND-C	SIGC	C	487902728	KSICX	36-3615079	Kemper	2	05311994	To 330		02051999
377	SS	KEMPER INTERMEDIATE MUNICIPAL BOND-C	KIMC	C	488419805	KIMCX	36-3974836	Kemper	2	11011994	To 745		06082001
378	SS	KEMPER SMALL CAP RELATIVE VALUE FUND-C	SRVC	C	487918302	KSRCX	36-4223627	Kemper	2	05061998	05262000
379	SS	KEMPER VALUE FUND - C	VALC	C	920390408	KVLCX	04-3174738	Kemper	2	04161998	To 749		06222001
382	SS	KEMPER CLASSIC GROWTH FUND - C	CGRC	C	460965403	KCGCX	04-3323039	Kemper	2	04161998	To 798		06222001
383	SS	SCUDDER GLOBAL DISCOVERY FUND- C	GDSC	C	378947808	KGDCX	13-3628802	Scudder	1	04161998
384	SS	SCUDDER-DREMAN FINANCIAL SERVICES FND-C	DFSC	C	81114P305	KDFCX	36-4210631	Scudder	1	03091998
385	SS	SCUDDER FOCUS VALUE PLUS GROWTH FUND-C	KVGC	C	81114W300	KVGCX	36-4043718	Scudder	1	10161995
386	SS	SCUDDER CONTRARIAN FUND - C	CNTC	C	81123U501	KDCCX	22-2958460	Scudder	1	09111995
387	SS	SCUDDER-DREMAN HIGH RETURN EQ FUND-C	DHRC	C	81123U808	KDHCX	22-2958719	Scudder	1	09111995
388	SS	SCUDDER-DREMAN SMALL CAP VALUE FUND - C	SCVC	C	81123U865	KDSCX	22-3172951	Scudder	1	09111995		01182002
391	SS	KEMPER US GROWTH AND INCOME FUND - C	GRIC	C	487915308	KUGCX	36-4206228	Kemper	2	01301998	To 764		06082001
392	SS	KEMPER GLOBAL BLUE CHIP FUND - C	GBCC	C	487916702	KGLCX	36-4198871	Kemper	2	12311997	To 707		06152001
393	SS	KEMPER INTERNATIONAL GR AND INC FUND-C	IGIC	C	487916884	KIGCX	36-4198870	Kemper	2	12311997	05262000
394	SS	KEMPER EMERGING MARKET INCOME FUND - C	EMIC	C	487916868	KEICX	36-4198868	Kemper	2	12311997	05262000
395	SS	KEMPER EMERGING MARKET GROWTH FUND - C	EMGC	C	487916843	KEGCX	36-4198866	Kemper	2	01091998	02232001
396	SS	KEMPER LATIN AMERICA FUND - C	LAMC	C	487916827	KLACX	36-4198865	Kemper	2	12311997	02232001
400	SS	SCUDDER CASH RESERVE PRIME SHARES-A	CRPA	A	251521209	FLAXX	52-1223991	Deutsche	3	08192002	08192002
404	SS	TOTAL RETURN US TREASURY FUND-CLASS A	TR A	A	898151D101	FLTSX	52-1575753	Deutsche	5	Converted as clsd	08192002
405	SS	MANAGED MUNICIPAL FUND - CLASS A	MUNI A	A	561661208	FLMMX	13-3552419	Deutsche	5	Converted as clsd	08192002
406	SS	SCUDDER TOP 50 US FUND - A	T5UA	A	251555678	FAUSX	23-2905985	Scudder	1	08192002
407	SS	SCUDDER GLOBAL FUND-A	GLOA	A	378947857	SGQAX	13-3370518	Scudder	1	06182001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

408	SS	SCUDDER GROWTH OPPORTUNITY FUND - A	GOPA	A	251555884	DBGOX	52-2284712	Scudder	2	08192002	10312002
409	SS	SCUDDER FLAG INVESTORS EQ PARTNERS-A	FEPA	A	33832P109	FLEPX	52-1912412	Scudder	1	08192002
410	SS	SCUDDER SELECT 500 FUND-A	SSFA	A	920390820	TBD	06-1539758	Scudder	1	07062001
411	SS	SCUDDER SELECT 1000 GROWTH FUND-A	SSGA	A	920390788	TBD	06-1539760	Scudder	3	07062001	11252002
412	SS	SCUDDER MASS TAX FREE FUND-A	MATA	A	811184803	SQMAX	04-6569226	Scudder	1	07062001
413	SS	SCUDDER DIVIDEND AND GROWTH FUND - A	D&GA	A	460965650	SNNAX	04-3419781	Scudder	2	03192001	05172002
415	SS	SCUDDER FLAG INVESTORS VALUE BUILDER-A	FVBA	A	33832R105	FLVBX	52-1772203	Scudder	1	08192002
417	SS	SCUDDER TOTAL RETURN BOND FUND-A	Not available	A	N/A	N/A	52-2267378	Scudder	Not estab	Q4/2002
418	SS	SCUDDER PRESERVATIONPLUS INCOME FUND - A	PPIA	A	Not available yet	Not available yet	25-1816278	Scudder	2	11292002
419	SS	SCUDDER GOLD FUND-A	SGFA	A	810904300	SGDAX	04-3023610	Scudder	1	07062001
420	SS	SCUDDER INTERNATIONAL EQUITY FUND-A	IEQA	A	055922546	DBAIX	52-6297057	Scudder	1	05062002
422	SS	SCUDDER SHORT TERM BOND FUND-A	STBA	A	810902270	SZBAX	04-6569250	Scudder	1	06222001
423	SS	GLOBAL FINANCIAL SERVICES FUND-CLASS A	GFNA	A	251555108	DBFSX	52-2295445	Deutsche	5	Converted as clsd	08192002
424	SS	SCUDDER REAL ESTATE SECURITIES FUND-A	RESA	A	75600Q108	FLREX	52-1879843	Scudder	2	08192002	To 425		10182002
425	SS	SCUDDER RREEF REAL ESTATE SECURITIES-A	REFA	A	81119P102	RRRAX	36-7287452	Scudder	1	09032002
432	SS	SCUDDER FLAG INVESTORS COMMUNCTNS-A	FCMA	A	338331101	TISHX	52-1319644	Scudder	1	08192002
433	SS	TOP 50 WORLD FUND-CLASS A	T5WA	A	251555645	FLWAX	23-2905982	Deutsche	5	Converted as clsd	08192002
439	SS	SCUDDER SMALL COMPANY STOCK FUND - A	SCSA	A	460965585	SZCAX	04-3343995	Scudder	1	02092001
445	SS	SCUDDER MEDIUM-TERM TAX-FREE FUND - A	MTFA	A	811236603	SZMAX	04-3102993	Scudder	1	02092001
447	SS	SCUDDER HIGH INCOME OPPORTUNITY FUND-A	HIOA	A	811192848	SYOAX	04-3314841	Scudder	1	06222001		11112002
449	SS	SCUDDER LARGE COMPANY VALUE FUND - A	LCVA	A	920390861	SDVAX	13-2578688	Scudder	1	02092001
450	SS	SCUDDER SMALL COMPANY VALUE FUND-A	SOVA	A	811196724	SAAUX	22-3172951	Scudder	1	12032001
451	SS	SCUDDER TECHNOLOGY INNOVATION FUND-A	TIA	A	811196765	SRIAX	04-3403411	Scudder	1	12292000
452	SS	SCUDDER HEALTH CARE FUND-A	HCA	A	811196815	SUHAX	04-3403410	Scudder	1	12292000
459	SS	TOP 50 EUROPE FUND-CLASS A	T5EA	A	251555710	FLEAX	23-2905983	Deutsche	5	Converted as clsd	08192002
460	SS	SCUDDER JAPANESE EQUITY FUND-A	JAEA	A	251555777	FJEAX	23-2905978	Scudder	1	08192002
461	SS	SCUDDER GLOBAL BOND FUND -A	GLBA	A	378947774	SZGAX	13-3605419	Scudder	1	06152001
462	SS	TOP 50 ASIA FUND-CLASS A	T5AA	A	251555744	FAASX	23-2905984	Deutsche	5	Converted as clsd	08192002
463	SS	SCUDDER INCOME FUND-A	INCA	A	811192806	SZIAX	04-6013018	Scudder	1	06222001
464	SS	SCUDDER GROWTH AND INCOME FUND-A	G&IA	A	460965627	SUWAX	04-2212654	Scudder	1	12292000

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

465	SS	SCUDDER EQUITY 500 INDEX-A	Not available	A	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
466	SS	SCUDDER MANAGED MUNICIPAL BOND FUND-A	MMBA	A	811170802	SMLAX	04-6396607	Scudder	1	02092001
468	SS	SCUDDER INTERNATIONAL FUND-A	INTA	A	811165810	SUIAX	13-2827803	Scudder	1	12292000
469	SS	SCUDDER LARGE CO GROWTH FUND-A	LCGA	A	460965692	SGGAX	04-3119638	Scudder	1	12292000
470	SS	SCUDDER EUROPEAN EQUITY FUND-A	EUQA	A	61735K521	DBEAX	23-2748252	Scudder	1	08192002
471	SS	SCUDDER SMALL CAP FUND-A	SMCA	A	055922470	SSDAX	04-3203566	Scudder	1	06282002
472	SS	SCUDDER EAFE EQUITY INDEX FUND-A	Not available	A	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
473	SS	SCUDDER PACIFIC OPPORTUNITIES FUND - A	POPA	A	811165661	SPAOX	13-7005469	Scudder	1	05282001
474	SS	SCUDDER LATIN AMERICA FUND-A	LAFA	A	811165737	SLANX	13-7005470	Scudder	1	05282001
475	SS	SCUDDER GLOBAL BIOTECHNOLOGY FUND-A	GBTA	A	251555504	DBBTX	522295447	Scudder	1	08192002
476	SS	SCUDDER EMG MARKETS INCOME FUND-A	EMIA	A	378947816	SZEAX	13-3747314	Scudder	1	06182001
477	SS	SCUDDER GREATER EUROPE GROWTH FUND-A	GEGA	A	811165695	SERAX	13-3788234	Scudder	1	03192001
478	SS	SCUDDER U.S. BOND INDEX FUND-A	Not available	A	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
479	SS	SCUDDER EMERGING MARKETS GROWTH FUND-A	EMGA	A	811165760	SEKAX	13-3874268	Scudder	1	06182001
480	SS	SCUDDER PATHWAY CONSERVATIVE PORT-A	PCA	A	811189777	SUCAX	04-3255566	Scudder	1	12292000
481	SS	SCUDDER PATHWAY MODERATE PORTFOLIO-A	PMA	A	811189844	SPDAX	04-3255567	Scudder	1	12292000
482	SS	SCUDDER PATHWAY GROWTH PORTFOLIO-A	PGA	A	811189810	SUPAX	04-3255565	Scudder	1	12292000
483	SS	SCUDDER MID CAP FUND-A	MDCA	A	055922512	SMCAX	04-3167380	Scudder	1	06282002
486	SS	EUROPEAN MID-CAP FUND CLASS-A	EMCA	A	251555819	FEMAX	232905976	Deutsche	5	Converted as clsd	08192002
489	SS	SCUDDER MICRO CAP FUND-A	MCCA	A	61735K455	SMFAX	23-2854707	Scudder	1	06282002
490	SK	SCUDDER GROWTH AND INCOME FUND - R	SGIR	R	460965858	N/A	04-2212654	Scudder	2	08011999		To 464- 12/29/00
491	SK	SCUDDER INTERNATIONAL FUND - R	SIFR	R	811165877	N/A	13-2827803	Scudder	2	08011999		To 468- 12/29/00
492	SK	SCUDDER LARGE COMPANY GROWTH FUND - R	SLGR	R	460965841	N/A	04-3119638	Scudder	2	08011999		To 469- 12/29/00
493	SS	SCUDDER FIXED INCOME FUND-A	FIFA	A	61735K422	SFXAX	23-2790718	Scudder	1	06282002
494	SS	GLOBAL EQUITY FUND-CLASS A	GLEA	A	055922579	DBGLX	522281490	Deutsche	5	Converted as clsd	08192002
495	SS	GLOBAL TECHNOLOGY FUND-CLASS A	GLTA	A	251555876	DBTHX	522295442	Deutsche	5	Converted as clsd	08192002
498	SS	SCUDDER CAPITAL GROWTH FUND - A	CGRA	A	460965742	SDGAX	13-318716	Scudder	1	02092001
499	SS	SCUDDER INTERNATIONAL SELECT EQTY-A	ISEA	A	61735K489	DBISX	23-2748259	Scudder	1	08192002
500	SS	DEUTSCHE CASH RESERVES FUND-INST	CRT	INST	055924872	BIRXX	43239322	Deutsche	1	08192002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

501	KI	SCUDDER TECHNOLOGY FUND-I	TECI	I	81123F405	SPTCX	36-6051878	RPS	1	05311994
502	KI	SCUDDER TOTAL RETURN FUND-I	KTRI	I	81123H401	KMTRX	36-6103490	RPS	1	05311994
503	KI	SCUDDER GROWTH FUND-I	KGFI	I	81115H401	KPGRX	36-6139661	RPS	1	05311994
504	KI	SCUDDER DYNAMIC GROWTH FUND-I	KSCI	I	81114R400	KSCEX	36-2668415	RPS	1	05311994		10152001
505	KI	KEMPER INCOME & CAPITAL PRESERVATION-I	ICPI	I	488412404	KMICX	36-2797860	RPS	2	05311994	To 563		06222001
506	KI	SCUDDER MONEY MARKET FUND-K	SMMK	I	4884KEMP2	N/A	36-2809723	RPS	1	07011995		04062002
507	KI	KEMPER MUNICIPAL BOND FUND-I	KMBI	I	488419508	KPMBX	36-2896696	RPS	2	05311994
508	KI	SCUDDER HIGH INCOME FUND-I	SHII	I	81115L402	KMHYX	36-2955386	RPS	1	05311994		10072002
509	SS	SCUDDER FLAG INVESTORS EQ PARTNERS-INST	FEPT	INST	33832P307	FLIPX	521912412	Scudder	1	08192002
510	KI	SCUDDER DIVERSIFIED INCOME FUND-I	KDII	I	48840K405	KDIFX	36-2921989	RPS	1	05311994
511	SS	SCUDDER TECHNOLOGY FUND-INST	TECT	INST	81123F504	KTCIX	36-6051878	Scudder	1	08192002
512	SS	SCUDDER HIGH YIELD TAX FREE FUND-INST	HTFT	INST	81118T105	NOTIX	04-6569215	Scudder	1	08192002
513	SS	SCUDDER HIGH INCOME FUND-INST	SHHT	INST	81115L501	KHYIX	36-2955386	Scudder	1	08192002		10072002
515	KI	KEMPER HIGH YIELD FUND II - I	HY2I	I	N/A	KHIIX	36-4257921	RPS	2	12011998
516	KI	KEMPER QUANTITATIVE EQUITY FUND - I	KQEI	I	48842E407	N/A	36-4038832	RPS	2	09111996			02051999
518	KI	SCUDDER US GOVERNMENT SECURITIES - I	KGSI	I	81123L402	KPGVX	36-3060398	RPS	1	05311994
519	KI	KEMPER INTERNATIONAL FUND-I	KIFI	I	488415407	KMIFX	36-3124258	RPS	2	05311994	To 568		06152001
520	SS	SCUDDER INTERNATIONAL EQUTY FUND-INST1	IET1	INST	055924856	BEIIX	23-2891401	Scudder	1	08192002
521	KI	KEMPER INTERNATIONAL BOND FUND	KIBF	I	488414103	N/A	36-3998688	RPS	2	01031995
522	KI	SCUDDER EUROPE FUND-I	KEUI	I	487910408	N/A	36-4066430	RPS	2	04191996
523	SS	CAT MMP INSTITUTIONAL SELECT SHARES	CTIS	N/A		N/A	37-1259201	Scudder	1	12022002
524	SS	SCUDDER REAL ESTATE SECURITIES FUND-INST	REST	INST	75600Q306	FLIRX	52-1879843	Scudder	2	08192002	To 595		10182002
525	SS	SCUDDER INTERNATIONAL EQUITY FUND-INST2	IET2	INST	055924849	BEITX	23-2891401	Scudder	1	08192002
526	SS	SCUDDER QUANTITATIVE EQ FUND-INST	QNTT	INST	055922645	DBQIX	06-1539484	Scudder	3	08192002	12/31/02 for all purchases
528	SS	SCUDDER MUNICIPAL BOND FUND-INST	MUBT	INST	61735K810	MGMBX	23-2790715	Scudder	1	08192002
529	SS	SCUDDER NEW EUROPE FUND-INST	SNEI	INST	81118E405	KNEIX	36-4066430	Scudder	1	08192002
530	KI	KEMPER SHORT-TERM US GOVERNMENT FUND-I	STGI	I	48842K403	KSGIX	36-3528556	RPS	2	05311994
531	KI	SCUDDER BLUE CHIP FUND-I	KBCI	I	81111P407	KBCFX	36-3542349	RPS	1	05311994
532	SS	SCUDDER FLAG INVESTORS COMMUNCTNS-INST	FCMT	INST	338331507	FLICX	52-1319644	Scudder	1	08192002
533	KI	KEMPER GLOBAL INCOME FUND-I	KGII	I	48841D400	KGIFX	36-3657086	RPS	2	05311994

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

534	SS	SCUDDER GLOBAL BIOTECHNOLOGY-INST	Not available	INST	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
535	SS	SCUDDER FLAG INVESTORS VALUE BUILDER-INST	FVBT	INST	33832R402	FLIVX	52-1772203	Scudder	1	08192002
536	SS	SCUDDER SHORT TERM MUNICIPAL BOND-INST	STMT	INST	61735K794	MGSMX	23-2790706	Scudder	1	08192002
537	SS	DEUTSCHE TREASURY ASSETS FUND-INST	TRAT	INST	055922876	N/A	23-2931580	Deutsche	1	08192002
538	SS	DEUTSCHE DAILY ASSETS FUND-INST	DAT	INST	055924781	N/A	25-1799739	Deutsche	1	08192002
539	SS	SCUDDER-DREMAN HIGH RETURN EQ FD-INST	DHRT	INST	81123U832	KDHIX	22-2958719	Scudder	1	08192002
540	SS	DEUTSCHE LIQUID ASSETS FUND-INST	LQAT	INST	055924864	BTLLX	04-3273864	Deutsche	1	08192002
541	SS	DEUTSCHE CASH MANAGEMENT FUND-INST	CMGT	INST	055924104	BICXX	04-3091625	Deutsche	1	08192002
542	SS	DEUTSCHE TREASURY MONEY FUND-INST	TMYT	INST	055924203	BTRXX	04-3091628	Deutsche	1	08192002
543	SS	SCUDDER EMERGING MARKETS EQUITY-INST	EMET	INST	61735K109	MGEEX	23-2748243	Scudder	2	08192002	08192002
544	SS	SCUDDER MANAGED MUNICIPAL BOND-INST	MMBT	INST	81118T204	SMLIX	04-6396607	Scudder	1	08192002
545	SS	SCUDDER-DREMAN SMALL CAP VALUE FD-INST	SCVT	INST	81123U824	KDSIX	22-3172951	Scudder	1	08192002
546	KI	CAT-INSTITUTIONAL MM SHARES	CTIM	I	N/A	Not available	Not available	CPG/ Retail	2	unknown	unknown
548	SS	SCUDDER U.S. BOND INDEX FUND-PRMR	BIXP	PRMR	05576L700	BTUSX	04-3297607	Scudder	1	08192002
549	KI	SCUDDER LARGE COMPANY VALUE FUND - I	LCVI	I	920390838	SCDUX	13-2578688	RPS	1	02092001
550	SS	SCUDDER GROWTH AND INCOME FUND-INST	G&IT	INST	460965551	SUWIX	04-2212654	Scudder	1	08192002
551	KI	SCUDDER 21ST CENTURY GROWTH FUND-I	S21I	I	811196732	Not available	04-3323038	RPS	1	12032001
552	KI	SCUDDER HEALTH CARE-I	HCI	I	811196773	SUHIX	04-3403410	Scudder	1	12292000
553	SS	SCUDDER EMERGING MARKETS DEBT FD-INST	EFIT	INST	61735K869	MGEIX	23-2748238	Scudder	1	08192002
554	SS	PRESERVATIONPLUS FUND-INSTITUTIONALSRV	PPIS	INST	055847826	BTPRX	23-2872025	Deutsche	5	Converted as clsd	08192002
555	SS	SCUDDER PRESERVATION PLUS FUND-INST	PPT	INST	055847818	BTPIX	23-2872025	Scudder	1	08192002
556	SS	SCUDDER HIGH INCOME PLUS-PRMR	HIPP	PRMR	61735K547	MGHPX	23-2954039	Scudder	1	08192002		08082002
557	SS	SCUDDER SHORT TERM FIXED INCOME-INST	STFT	INST	61735K828	MGSFX	23-2790717	Scudder	1	08192002
558	SS	SCUDDER EAFE EQUITY INDEX FUND-PRMR	EAFP	PRMR	05576L874	BTAEX	04-3297609	Scudder	1	08192002
559	SS	SCUDDER INTERNATIONAL SELECT EQTY-INST	ISET	INST	61735L604	MGINX	23-2748259	Scudder	1	08192002
560	KI	KEMPER HORIZON 20+ PORTFOLIO-I	H20I	I	48841J605	Not available	36-4066435	RPS	2	12151995	To 502		06082001
561	KI	KEMPER HORIZON 10+ PORTFOLIO-I	H10I	I	48841J886	Not available	36-4066436	RPS	2	12151995	To 502		06082001
562	KI	KEMPER HORIZON 5 PORTFOLIO - I	H05I	I	48841J852	Not available	36-4066437	RPS	2	12151995	To 502		06082001
563	KI	SCUDDER INCOME FUND - I	INCI	I	811192863	Not available	36-3791602	Scudder	1	06222001
564	SS	SCUDDER CAPITAL GROWTH FUND-INST	CGRT	INST	460965544	SDGTX	13-3218716	Scudder	1	08192002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

565	SS	SCUDDER EQUITY 500 INDEX FUND-PRMR	EIXP	PRMR	055924500	BTIIX	04-3148791	Scudder	1	08192002
566	KI	BANKERS GIC TRUST-K	GICK	I	N/A	N/A	13-6043638	RPS	1	07011995
567	SS	SCUDDER ASSET MANAGEMENT-PRMR	AMTP	PRMR	055847404	BTAMX	04-3148790	Scudder	1	08192002
568	KI	SCUDDER INTERNATIONAL FUND-I	INTI	I	811165778	SUIIX	13-2827803	Scudder	1	12292000
569	KI	SCUDDER LARGE CO GROWTH FUND-I	LCGI	I	460965668	SGGIX	36-4007890	Scudder	1	12292000
570	SS	SCUDDER EUROPEAN EQUITY FUND-INST	EUQT	INST	61735K307	MEUEX	23-2748252	Scudder	1	08192002
571	KI	KEMPER U S MORTGAGE FUND-I	USMI	I	487902751	KZGPX	36-3534354	RPS	2	05311994
572	KI	KEMPER ASIAN GROWTH FUND- I	KAGI	I	487912404	Not available	36-4104796	RPS	2	10211996
573	KI	SCUDDER AGGRESSIVE GROWTH FUND- I	AGGI	I	81111M404	N/A	36-4118750	RPS	1	12311996
574	KI	SCUDDER CASH RESERVES FUND-I	CRI	I	811195700	Not available	36-3534356	RPS	2	05311994		02012001
575	KI	KEMPER HIGH YIELD OPPORTUNITY-I	HYOI	I	488411802	KYOIX	36-4176583	RPS	2	10011997
576	KI	KEMPER SHORT-INTERMEDIATE GOVT FUND-I	SIGI	I	487902736	KZSIX	36-3615079	RPS	2	05311994			02051999
577	KI	KEMPER INTERMEDIATE MUNICIPAL BOND-I	KIMI	I	488419888	Not available	36-3974836	RPS	2	11011994
578	KI	KEMPER SMALL CAP VALUE FUND-I	SV2I	I	Not available	Not available	Not available	RPS	2	05061998
579	SS	MANAGED DOLLAR-INVESTOR	Not available	INST	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
580	SS	DEUTSCHE MANAGED DOLLAR-ADVISORY SHARES	MDAS		1740DUMMY	N/A	N/A	Deutsche	1	08192002
581	SS	DEUTSCHE MANAGED DOLLAR-INST	MDIS	INST	1741DUMMY	N/A	N/A	Deutsche	1	08192002
582	SS	DEUTSCHE MANAGED DOLLAR-SEC LEND SHARES	MDSL		1742DUMMY	N/A	N/A	Deutsche	1	08192002
583	SS	SCUDDER MID CAP FUND-INST	MDCT	INST	055922637	BTEAX	04-3167380	Scudder	1	08192002
585	KI	KEMPER VALUE PLUS GROWTH FUND-I	KVGI	I	48844M407	Not available	36-4043718	RPS	2	10011995
586	KI	SCUDDER CONTRARIAN FUND- I	CNTI	I	81123U600	N/A	22-2958460	RPS	1	09111995
587	KI	SCUDDER-DREMAN HIGH RETURN EQ FUND-I	DHRI	I	81123U881	N/A	22-2958719	RPS	1	09111995
588	KI	SCUDDER-DREMAN SMALL CAP VALUE FUND – I	SCVI	I	81123U857	N/A	22-3172951	RPS	1	09111995		01182002
589	SS	SCUDDER MICRO CAP FUND-INST	MCCT	INST	61735K786	MGMCX	23-2854707	Scudder	1	08192002
590	SS	DEUTSCHE PRIME SERIES FUND-INST2	Not available	INST	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
591	SS	DEUTSCHE TREASURY SERIES FUND-INST2	Not available	INST	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
592	SS	DEUTSCHE TAX FREE SERIES FUND-INST	Not available	INST	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
593	SS	SCUDDER FIXED INCOME FUND-INST	FIFT	INST	61735K836	MFINX	23-2790718	Scudder	1	08192002
594	SS	GLOBAL EQUITY FUND-INSTITUTIONAL	GLET	INST	055922587	DBGEX	52-2281490	Deutsche	5	Converted as clsd	08192002
595	SS	SCUDDER RREEF REAL ESTATE SECURITIES-INST	REFT	INST	81119P409	RRRRX	36-7287452	Scudder	1	09032002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

596	SS	SCUDDER HIGH INCOME PLUS-INST	HIPT	INST	61735K646	MGHYX	23-2954039	Scudder	1	08192002		08082002
597	KI	SCUDDER STABLE VALUE FUND II	SVII	I	Not available	Not available	02-6079747	RPS	2	03021998
598	KI	SCUDDER CAPITAL GROWTH FUND- I	CGRI	I	460965718	ACGFX	13-3218716	RPS	1	02092001
599	SS	SCUDDER INTERNATIONAL SELECT EQY-PRMR	ISEP	PRMR	61735K570	MGIPX	23-2748259	Scudder	1	08192002
600	SS	SCUDDER CASH RESERVE PRIME SHARES-B	CRPB	B	251521308	FLBXX	52-1223991	Scudder	3	08192002	08192002
601	FF	FARMERS INCOME PORTFOLIO- A	FIFA	A	309622108	FINAX	04-3446537	Farmers	2	02161999	To 480		04062001
602	FF	FARMERS INCOME WITH GROWTH PORTFOLIO-A	FIGA	A	309622306	FIGRA	04-3446524	Farmers	2	02161999	To 481		04062001
603	FF	FARMERS BALANCED PORTFOLIO-A	FBLA	A	309622504	FBLNA	04-3446520	Farmers	2	02161999	To 481		04062001
604	FF	FARMERS GROWTH WITH INCOME PORTFOLIO-A	FGIA	A	309622876	FGWIA	04-3446533	Farmers	2	02161999	To 481		04062001
605	FF	FARMERS GROWTH PORTFOLIO-A	FGFA	A	309622702	FGRAX	04-3446528	Farmers	2	02161999	To 482		04062001
606	SS	SCUDDER TOP 50 US FUND- B	T5UB	B	251555660	FBUSX	23-2905985	Scudder	1	08192002
607	SS	SCUDDER GLOBAL FUND-B	GLOB	B	378947840	SGQBX	13-3370518	Scudder	1	06182001
608	SS	SCUDDER GROWTH OPPORTUNITY FUND- B	GOPB	B	251555835	DBGRX	52-2284712	Scudder	2	08192002	10312002
609	SS	SCUDDER FLAG INVESTORS EQ PARTNERS-B	FEPB	B	33832P208	FEPBX	52-1912412	Scudder	1	08192002
610	SS	SCUDDER SELECT 500 FUND-B	SSFB	B	920390812	OUTBX	06-1539758	Scudder	1	07062001
611	SS	SCUDDER SELECT 1000 GROWTH FUND-B	SSGB	B	920390770	SOGBX	06-1539760	Scudder	3	07062001	11252002
612	SS	SCUDDER MASS TAX FREE FUND-B	MATB	B	811184886	SQMBX	04-6569226	Scudder	1	07062001
613	SS	SCUDDER DIVIDEND AND GROWTH FUND- B	D&GB	B	460965643	SNNBX	04-3419781	Scudder	2	03192001	05172002
615	SS	SCUDDER FLAG INVESTORS VALUE BUILDER FUND-B	FVBB	B	33832R303	FVBBX	52-1772203	Scudder	1	08192002
617	SS	SCUDDER TOTAL RETURN BOND FUND-B	Not available	B	N/A	N/A	52-2267378	Scudder	Not estab	Q4/2002
619	SS	SCUDDER GOLD FUND-B	SGFB	B	810904409	SGDBX	04-3023610	Scudder	1	07062001
620	SS	SCUDDER INTERNATIONAL EQUITY FUND-B	IEQB	B	055922538	DBBIX	52-6297057	Scudder	1	08192002
622	SS	SCUDDER SHORT TERM BOND FUND-B	STBB	B	810902288	SZBBX	04-6569250	Scudder	1	06222001
623	SS	GLOBAL FINANCIAL SERVICES FUND-CLASS B	GFNB	B	251555207	DBFBX	52-2295445	Deutsche	5	Converted as clsd	08192002
624	SS	SCUDDER REAL ESTATE SECURITIES FUND-B	RESB	B	75600Q207	FLRBX	52-1879843	Scudder	2	08192002	To 625		10182002
625	SS	SCUDDER RREEF REAL ESTATE SECURITIEIS-B	REFB	B	81119P201	RRRBX	36-7287452	Scudder	1	09032002
632	SS	SCUDDER FLAG INVESTORS COMMUNCTNS-B	FCMB	B	338331408	FTEBX	52-1319644	Scudder	1	08192002
633	SS	TOP 50 WORLD FUND-CLASS B	T5WB	B	251555637	FLWBX	23-2905982	Deutsche	5	Converted as clsd	08192002
639	SS	SCUDDER SMALL COMPANY STOCK FUND- B	SCSB	B	460965577	SZCBX	04-3343995	Scudder	1	02092001
645	SS	SCUDDER MEDIUM-TERM TAX-FREE FUND- B	MTFB	B	811236702	SZMBX	04-3102993	Scudder	1	02092001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

647	SS	SCUDDER HIGH INCOME OPPORTUNITY FUND-B	HIOB	B	811192848	SYOBX	04-3314841	Scudder	1	06222001		11112002
649	SS	SCUDDER LARGE COMPANY VALUE FUND- B	LCVB	B	920390853	SDVBX	13-2578688	Scudder	1	02092001
650	SS	SCUDDER SMALL COMPANY VALUE FUND-B	SOVB	B	811196716	SABUX	22-3172951	Scudder	1	12032001
651	SS	SCUDDER TECHNOLOGY INNOVATION FUND-B	TIB	B	811196757	SRIBX	04-3403411	Scudder	1	12292000
652	SS	SCUDDER HEALTH CARE FUND-B	HCB	B	811196799	SUHBX	04-3403410	Scudder	1	12292000
659	SS	TOP 50 EUROPE FUND-CLASS B	T5EB	B	251555694	FEUBX	23-2905983	Deutsche	5	Converted as clsd	08192002
660	SS	SCUDDER JAPANESE EQUITY FUND-B	JAEB	B	251555769	FJEBX	23-2905978	Scudder	1	08192002
661	SS	SCUDDER GLOBAL BOND FUND-B	GLBB	B	378947766	SZGBX	13-3605419	Scudder	1	06152001
662	SS	TOP 50 ASIA FUND-CLASS B	T5AB	B	251555736	FBASX	23-2905984	Deutsche	5	Converted as clsd	08192002
663	SS	SCUDDER INCOME FUND-B	INCB	B	811192889	SZIBX	04-6013018	Scudder	1	06222001
664	SS	SCUDDER GROWTH AND INCOME-B	G&IB	B	460965619	SUWBX	04-2212654	Scudder	1	12292000
665	SS	SCUDDER EQUITY 500 INDEX-B	Not available	B	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
666	SS	SCUDDER MANAGED MUNICIPAL BOND FUND – B	MMBA	B	811170885	SMLBX	04-6396607	Scudder	1	02092001
668	SS	SCUDDER INTERNATIONAL FUND-B	INTB	B	811165794	SUIBX	13-2827803	Scudder	1	12292000
669	SS	SCUDDER LARGE CO GROWTH FUND-B	LCGB	B	460965684	SGGBX	04-3119638	Scudder	1	12292000
670	SS	SCUDDER EUROPEAN EQUITY FUND-B	EUQB	B	61735K513	DBEBX	23-2748252	Scudder	1	08192002
671	SS	SCUDDER SMALL CAP FUND-B	SMCB	B	055922462	SSDBX	04-3203566	Scudder	1	06282002
672	SS	SCUDDER EAFE EQUITY INDEX-B	Not available	B	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
673	SS	SCUDDER PACIFIC OPPORTUNITIES FUND- B	POPB	B	811165653	SBPOX	13-7005469	Scudder	1	05282001
674	SS	SCUDDER LATIN AMERICA FUND- B	LAFB	B	811165729	SLAOX	13-7005470	Scudder	1	05282001
675	SS	SCUDDER GLOBAL BIOTECHNOLOGY FUND-B	GBTB	B	251555603	DBBBX	52-2295447	Scudder	1	08192002
676	SS	SCUDDER EMG MARKETS INCOME FUND-B	EMIB	B	378947790	SZEBX	13-3747314	Scudder	1	06182001
677	SS	SCUDDER GREATER EUROPE GROWTH FUND- B	GEGB	B	811165687	SERBX	13-3788234	Scudder	1	03192001
678	SS	SCUDDER U.S. BOND INDEX-B	Not available	B	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
679	SS	SCUDDER EMERGING MARKETS GROWTH FUND-B	EMGB	B	811165752	SEKBX	13-3874268	Scudder	1	06182001
680	SS	SCUDDER PATHWAY CONSERVATIVE PORT-B	PCB	B	811189869	SUCBX	04-3255566	Scudder	1	12292000
681	SS	SCUDDER PATHWAY MODERATE PORTFOLIO-B	PMB	B	811189836	SPDBX	04-3255567	Scudder	1	12292000
682	SS	SCUDDER PATHWAY GROWTH PORTFOLIO-B	PGB	B	811189794	SUPBX	04-3255565	Scudder	1	12292000
683	SS	SCUDDER MID CAP FUND-B	MDCB	B	055922496	SMCBX	04-3167380	Scudder	1	06282002
686	SS	EUROPEAN MID-CAP FUND CLASS-B	EMCB	B	251555793	FEMBX	23-2905976	Deutsche	5	Converted as clsd	08192002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

689	SS	SCUDDER MICRO CAP FUND-B	MCCB	B	61735K448	SMFBX	23-2854707	Scudder	1	06282002
693	SS	SCUDDER FIXED INCOME FUND-B	FIFB	B	61735K414	SFXBX	23-2790718	Scudder	1	06282002
694	SS	GLOBAL EQUITY FUND-CLASS B	GLEB	B	055922561	DBGBX	52-2281490	Deutsche	5	Converted as clsd	08192002
695	SS	GLOBAL TECHNOLOGY FUND-CLASS B	GLTB	B	251555868	DBTBX	52-2295442	Deutsche	5	Converted as clsd	08192002
698	SS	SCUDDER CAPITAL GROWTH FUND - B	CGRB	B	460965734	SDGBX	13-3218716	Scudder	1	02092001
699	SS	SCUDDER INTERNATIONAL SELECT EQTY-B	ISEB	B	61735K471	DBIBX	23-2748259	Scudder	1	08192002
700	SS	SCUDDER CASH RESERVE PRIME SHARES-C	CRPC	C	251521100	FCRXX	52-1223991	Scudder	3	08192002	08192002
701	FF	FARMERS INCOME PORTFOLIO-B	FIFB	B	309622207	FINBX	04-3446537	Farmers	2	02161999	To 680	04062001
702	FF	FARMERS INCOME WITH GROWTH PORTFOLIO-B	FIGB	B	609622405	FIGRB	04-3446524	Farmers	2	02161999	To 681	04062001
703	FF	FARMERS BALANCED PORTFOLIO-B	FBLB	B	309622603	FBLNB	04-3446520	Farmers	2	02161999	To 681	04062001
704	FF	FARMERS GROWTH WITH INCOME PORTFOLIO-B	FGIB	B	309622884	FGWIB	04-3446533	Farmers	2	02161999	To 681	04062001
705	FF	FARMERS GROWTH PORTFOLIO-B	FGFB	B	309622801	FGRBX	04-3446528	Farmers	2	02161999	To 682	04062001
706	SS	SCUDDER TOP 50 US FUND-C	T5UC	C	251555652	FCUSX	23-2905985	Scudder	1	08192002
707	SS	SCUDDER GLOBAL FUND-C	GLOC	C	378947832	SGQCX	13-3370518	Scudder	1	06182001
708	SS	SCUDDER GROWTH OPPORTUNITY FUND-C	GOPC	C	251555827	DBGPX	55-2284712	Scudder	2	08192002	10312002
709	SS	SCUDDER FLAG INVESTORS EQ PARTNERS-C	FEPC	C	33832P406	FEPCX	52-1912412	Scudder	1	08192002
710	SS	SCUDDER SELECT 500 FUND-C	SSFC	C	920390796	OUTCX	06-1539758	Scudder	1	07062001
711	SS	SCUDDER SELECT 1000 GROWTH FUND-C	SSGC	C	920390762	SOGCX	06-1539760	Scudder	3	07062001	11252002
712	SS	SCUDDER MASS TAX FREE FUND-C	MATC	C	811184878	SQMCX	04-6569226	Scudder	1	07062001
713	SS	SCUDDER DIVIDEND AND GROWTH FUND-C	D&GC	C	460965635	SNNCX	04-3419781	Scudder	2	03192001	05172002
715	SS	SCUDDER FLAG INVESTORS VALUE BUILDER FUND-B	FVBC	C	33832R501	FVBCX	52-1772203	Scudder	1	08192002
717	SS	SCUDDER TOTAL RETURN BOND FUND-C	Not available	C	N/A	N/A	52-2267378	Scudder	Not estab	Q4/2002
718	SS	SCUDDER PRESERVATION PLUS INCOME FUND-C	PPIC	C	Not available yet	Not available yet	25-1816278	Scudder	2	01312003
719	SS	SCUDDER GOLD FUND-C	SGFC	C	810904508	SGDCX	04-3023610	Scudder	1	07062001
720	SS	SCUDDER INTERNATIONAL EQUITY FUND-C	IEQC	C	055922520	DBCIX	52-6297057	Scudder	1	08192002
722	SS	SCUDDER SHORT TERM BOND FUND-C	STBC	C	810902296	SZBCX	04-6569250	Scudder	1	06222001
723	SS	GLOBAL FINANCIAL SERVICES FUND-CLASS C	GFNC	C	251555306	DBFCX	52-2295445	Deutsche	5	Converted as clsd	08192002
725	SS	SCUDDER RREEF REAL ESTATE SECURITIES-C	REFC	C	81119P300	RRRCX	36-7287452	Scudder	1	09032002
732	SS	SCUDDER FLAG INVESTORS COMMUNCTNS-C	FCMC	C	338331606	FTICX	52-1319644	Scudder	1	08192002
733	SS	TOP 50 WORLD FUND-CLASS C	T5WC	C	251555629	FLWCX	23-2905982	Deutsche	5	Converted as clsd	08192002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

739	SS	SCUDDER SMALL COMPANY STOCK FUND - C	SCSC	C	251555629	SZCCX	04-3343995	Scudder	1	02092001
745	SS	SCUDDER MEDIUM-TERM TAX-FREE FUND - C	MTFC	C	811236801	SZMCX	04-3102993	Scudder	1	02092001
747	SS	SCUDDER HIGH INCOME OPPORTUNITY FUND-C	HIOC	C	811192822	SYOCX	04-3314841	Scudder	1	06222001		11112002
749	SS	SCUDDER LARGE COMPANY VALUE FUND - C	LCVC	C	920390846	SDVCX	13-2578688	Scudder	1	02092001
750	SS	SCUDDER SMALL COMPANY VALUE FUND-C	SOVC	C	811196690	SACUX	22-3172951	Scudder	1	12032001
751	SS	SCUDDER TECHNOLOGY INNOVATION-C	TIC	C	811196740	SRICX	04-3403411	Scudder	1	12292000
752	SS	SCUDDER HEALTH CARE FUND-C	HCC	C	811196781	SUHCX	04-3403410	Scudder	1	12292000
759	SS	TOP 50 EUROPE FUND-CLASS C	T5EC	C	251555686	FLECX	23-2905983	Scudder	5	Converted as clsd	08192002
760	SS	SCUDDER JAPANESE EQUITY FUND-C	JAEC	C	251555751	FJECX	23-2905978	Scudder	1	08192002
761	SS	SCUDDER GLOBAL BOND FUND-C	GLBC	C	378947758	SZGCX	13-3605419	Scudder	1	06152001
762	SS	TOP 50 ASIA FUND-CLASS C	T5AC	C	251555728	FCASX	23-2905984	Deutsche	5	Converted as clsd	08192002
763	SS	SCUDDER INCOME FUND-C	INCC	C	811192871	SZICX	04-6013018	Scudder	1	06222001
764	SS	SCUDDER GROWTH AND INCOME-C	G&IC	C	460965593	SUWCX	04-2212654	Scudder	1	12292000
765	SS	SCUDDER EQUITY 500 INDEX-C	Not available	C	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
766	SS	SCUDDER MANAGED MUNICIPAL BOND FUND - C	MMBC	C	811170877	SMLCX	04-6396607	Scudder	1	06112001
768	SS	SCUDDER INTERNATIONAL FUND-C	INTC	C	811165786	SUICX	13-2827803	Scudder	1	12292000
769	SS	SCUDDER LARGE CO GROWTH FUND-C	LCGC	C	460965676	SGGCX	04-3119638	Scudder	1	12292000
770	SS	SCUDDER EUROPEAN EQUITY FUND-C	EUQC	C	61735K497	DBECX	23-2748252	Scudder	1	08192002
771	SS	SCUDDER SMALL CAP FUND-C	SMCC	C	055922454	SSDCX	04-3203566	Scudder	1	06282002
772	SS	SCUDDER EAFE EQUITY INDEX-C	Not available	C	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
773	SS	SCUDDER PACIFIC OPPORTUNITIES FUND - C	POPC	C	811165646	SPCCX	13-7005469	Scudder	1	05282001
774	SS	SCUDDER LATIN AMERICA FUND - C	LAFC	C	811165711	SLAPX	13-7005470	Scudder	1	05282001
775	SS	SCUDDER GLOBAL BIOTECHNOLOGY FUND-C	GBTC	C	251555702	DBBCX	52-2295447	Scudder	1	08192002
776	SS	SCUDDER EMG MARKETS INCOME FUND-C	EMIC	C	378947782	SZECX	13-3747314	Scudder	1	06182001
777	SS	SCUDDER GREATER EUROPE GROWTH FUND - C	GEGC	C	811165679	SERCX	13-3788234	Scudder	1	03192001
778	SS	SCUDDER U.S. BOND INDEX-C	Not available	C	N/A	N/A	Not available yet	Scudder	Not estab	Q4/2002
779	SS	SCUDDER EMERGING MARKETS GROWTH FUND-C	EMGC	C	811165745	SEKCX	13-3874268	Scudder	1	06182001
780	SS	SCUDDER PATHWAY CONSERVATIVE PORT-C	PCC	C	811189851	SUCCX	04-3255566	Scudder	1	12292000
781	SS	SCUDDER PATHWAY MODERATE PORTFOLIO-C	PMC	C	811189828	SPDCX	04-3255567	Scudder	1	12292000
782	SS	SCUDDER PATHWAY GROWTH PORTFOLIO-C	PGC	C	811189786	SUPCX	04-3255565	Scudder	1	12292000

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

783	SS	SCUDDER MID CAP FUND-C	MDCC	C	055922488	SMCCX	04-3197380	Scudder	1	06282002
786	SS	EUROPEAN MID-CAP FUND-CLASS C	EMCC	C	251555785	FEMCX	23-2905976	Deutsche	5	Converted as clsd	08192002
789	SS	SCUDDER MICRO CAP FUND-C	MCCC	C	61735K430	SMFCX	23-2854707	Scudder	1	06282002
793	SS	SCUDDER FIXED INCOME FUND-C	FIFC	C	61735K398	SFXCX	23-2790718	Scudder	1	06282002
794	SS	GLOBAL EQUITY FUND-CLASS C	GLEC	C	055922553	DBBCX	52-2281490	Deutsche	5	Converted as clsd	08192002
795	SS	GLOBAL TECHNOLOGY FUND-CLASS C	GLTC	C	251555850	DBTCX	52-2295442	Deutsche	5	Converted as clsd	08192002
798	SS	SCUDDER CAPITAL GROWTH FUND - C	CGRC	C	460965726	SDGCX	13-3218716	Scudder	1	02092001
799	SS	SCUDDER INTERNATIONAL SELECT EQTY-C	ISEC	C	61735K463	DBICX	23-2748259	Scudder	1	08192002
800	SS	DEUTSCHE TOP 50 US	T50U	N/A	DEU545791	N/A	N/A	Deutsche-Offshr	1	08192002
801	NK	SCUDDER US RESERVE FUND	SUSR	N/A	L8174W695	N/A	N/A	RPS	1	01141999
803	SS	CONNECTICUT TAX-EXEMPT CASH FUND	CTTX	N/A	761104306	RCOXX	13-6908895	Outside CPG	1	03012000
804	SS	MASSACHUSETTS TAX-EXEMPT CASH FUND	MSTX	N/A	761104405	RMEXX	13-3544504	Outside CPG	1	03012000
805	SS	VIRGINIA TAX-EXEMPT CASH FUND	VATX	N/A	761104827	N/A	13-3916324	Outside CPG	1	03012000
806	SS	OHIO TAX-EXEMPT CASH FUND	OHTX	N/A	761104850	N/A	13-3901451	Outside CPG	1	03012000
808	SS	SCUDDER MID CAP FUND-INV	MDCV	INV	055922819	BTCAX	04-3167380	Scudder	1	08192002
809	SS	SCUDDER MICRO CAP FUND-INV	MCCV	INV	61735K778	MMFSX	23-2854707	Scudder	1	08192002
810	SS	SCUDDER US RESERVE FUND-OMNIBUS	USRO	N/A	N/A	N/A	N/A	Outside CPG	1	02012000
811	SS	DEUTSCHE TAX FREE SERIES FUND-INV	Not available	INV	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
812	SS	SCUDDER LIFECYCLE LONG RANGE FUND-INV	LLRV	INV	055922843	BTILX	04-3172238	Scudder	1	08192002
813	SS	SCUDDER LIFECYCLE MID RANGE FUND-INV	LMRV	INV	055922835	BTLRX	04-3172239	Scudder	1	08192002
814	SS	SCUDDER LIFECYCLE SHORT RANGE FUND-INV	LSRV	INV	055922827	BTSRX	04-3172242	Scudder	1	08192002
815	SS	SCUDDER EQUITY 500 INDEX FUND-INV	EIXV	INV	055847107	BTIEX	04-3148788	Scudder	1	08192002
816	SS	SCUDDER FIXED INCOME FUND-INV	FIFV	INV	61735K760	MFISX	23-2790718	Scudder	1	08192002
817	SS	QUALITY CASH RESERVE-INST	Not available	INST	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
818	SS	SCUDDER MUNICIPAL BOND FUND-INV	MUBV	INV	61735K737	MMBSX	23-2790715	Scudder	1	08192002
819	SS	SCUDDER SHORT TERM MUNICIPAL BOND-INV	STMV	INV	61735K729	MSMSX	23-2790716	Scudder	1	08192002
820	SS	SCUDDER INTERNATIONAL EQUITY FUND-INV	IEQV	INV	055922868	BTEQX	04-3148827	Scudder	1	08192002
821	SS	SCUDDER SMALL CAP FUND-INV	SMCV	INV	055922769	BTSCX	04-3203501	Scudder	1	08192002
822	SS	SCUDDER PRESERVATION PLUS INCOME-INV	PPIV	INV	055922660	DBPIX	25-1816278	Scudder	1	08192002
823	SS	SCUDDER PRESERVATION PLUS FUND-INV	PPV	INV	055847834	BTPSX	23-2872025	Scudder	1	08192002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

824	SS	SCUDDER HIGH INCOME PLUS-INV	HIPV	INV	61735K596	MGHVX	23-2954039	Scudder	1	08192002		08082002
825	SS	DEUTSCHE TREASURY SERIES FUND-INV	Not available	INV	N/A	N/A	Not available yet	Scudder	Not estab	Phase II
826	SS	SCUDDER QUANTITATIVE EQ FUND-INV	QNTV	INV	055922652	DBQVX	06-1539484	Scudder	3	08192002	12/31/02 for all purchases
834	SS	DEUTSCHE CASH MANAGEMENT FUND-INV	CMGV	INV	055922108	BCSXX	43-1487264	Deutsche	1	08192002
835	SS	DEUTSCHE TREASURY MONEY FUND-INV	TRMT	INV	055922405	BTTXX	43-1487263	Deutsche	1	08192002
838	SS	DEUTSCHE MONEY MARKET FUND-INV	MMIV	INV	055847206	BPYXX	04-3148786	Deutsche	1	08192002
839	SS	DEUTSCHE TAX FREE FUND-INV	TFMI	INV	055922306	BTXXX	13-3387014	Deutsche	1	08192002
844	SS	DEUTSCHE NY TAX FREE FUND-INV	NYTV	INV	055922207	BNYXX	43-1487262	Deutsche	1	08192002
854	SS	DEUTSCHE PRIME SERIES FUND-INV	Not available	INV	N/A	N/A	Not available yet	Deutsche	Not estab	Phase II
890	SS	SCUDDER EUROPEAN EQUITY FUND-INV	EUQV	INV	61735K679	MEUVX	23-2748252	Scudder	1	08192002
891	NK	SCUDDER INTERNATIONAL FUND	SCIF	N/A	488989104	N/A	N/A	RPS	2	04011996	04032000
897	NK	SCUDDER STABLE VALUE FUND II	SVII	N/A	N/A	N/A	N/A	RPS	1	12081997
898	NK	SCUDDER STOCK INDEX FUND II	SSIF	N/A	N/A	N/A	N/A	RPS	1	12081997
899	NK	SCUDDER INTERNATIONAL SELECT EQTY-INV	ISEV	INV	61735K695	MGIVX	23-2748259	Scudder	1	08192002
901	DG	TEST EQUITY FUND - A	TEQ-A	A	TEST00901	TEST	N/A	Test	1	08291996
902	DG	TEST TOTAL RETURN-A	TEST	A	TEST00902	TEST	N/A	Test	1	04122001
903	DG	TEST GROWTH FUND-A	TEST	A	TEST00903	TEST	N/A	Test	1	04122001
906	DG	TEST MONEY MARKET FUND	TSTMM	N/A	TEST00906	N/A	N/A	Test	1	08291996
907	DG	TEST DAILY ACCRUAL FUND - A	TDA-A	A	TEST00907	TEST	N/A	Test	1	04201976
911	DI	TEST FARMERS MONEY FUND	TEST	N/A	TEST00911	TEST	N/A	Test	1	03122001
917	DG	TEST CPG FUND	T CPG	N/A	0917DTGDG	N/A	N/A	Test	1	08291996
921	DG	TEST EQUITY FUND - B	TEQ-B	B	TEST00921	TEST	N/A	Test	1	05311994
922	DG	TEST M CLASS FUND	TEST	N/A	TEST00922	TEST	N/A	Test	1	08182000
923	DG	TEST GROWTH FUND-B	TEST	B	TEST00923	TEST	N/A	Test	1	03122001
927	DG	TEST DAILY ACCRUAL FUND - B	TDA-B	B	TEST00927	TEST	N/A	Test	1	08291996
929	DG	TEST CA TAX FREE-B	TEST	B	TEST00929	TEST	N/A	Test	1	04122001
931	DG	TEST EQUITY FUND - C	TEQ-C	C	TEST00931	TEST	N/A	Test	1	05311994
933	DG	TEST GROWTH FUND-C	TEST	C	TEST00933	TEST	N/A	Test	1	04122001
937	DG	TEST DAILY ACCRUAL FUND - C	TDA-C	C	TEST00937	TEST	N/A	Test	1	08291996
942	DI	TEST FARMERS EQUITY-A	TEST	A	TEST00942	TEST	N/A	Test	1	03122001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

946	DG	TEST YIELDWISE FUND	T CAT	N/A	TEST00946	N/A	N/A	Test	1	08291996
951	DI	TEST EQUITY FUND - I	TEQ-I	I	N/A	TEST	N/A	Test	1	05311994
956	DI	TEST MONEY MARKET FUND - I	TSTMM	I	N/A	TEST	N/A	Test	1	08291996
957	DI	TEST DAILY ACCRUAL FUND-I	TDA-I	I	N/A	TEST	N/A	Test	1	08291996
963	DI	TEST FARMERS EQUITY-B	TEST	B	TEST00963	TEST	N/A	Test	1	03122001
964	DI	TEST FARMERS GROWTH W/INCOME-B	TEST	B	TEST00964	TEST	N/A	Test	1	03122001
965	DI	TEST FARMERS GROWTH-B	TEST	B	TEST00965	TEST	N/A	Test	1	03122001
974	DG	TEST CASH RESERVE FUND-B	TEST	B	N/A	TEST	N/A	Test	1	02082001
980	DI	PNC TEST TREASURY TRUST FUND-DOLLAR SHARES	TTDS	N/A	N/A	N/A	N/A	Test	N/A	Prged 08032002
981	DG	SCUDDER TEST FLAG INVESTORS COMMUNCTNS-A	TCMA	N/A	N/A	TTISH	N/A	Test	N/A	Prged 08032002
982	DG	SCUDDER TEST FLAG INVESTORS COMMUNCTNS-B	TCMB	N/A	N/A	TTEBX	N/A	Test	N/A	Prged 08032002
983	DG	SCUDDER TEST FLAG INVESTORS COMMUNCTNS-C	TCMC	N/A	N/A	TFTIC	N/A	Test	N/A	Prged 08032002
984	DG	DEUTSCHE TEST TREASURY MONEY FUND - INST	TMYT	N/A	N/A	TTBTR	N/A	Test	N/A	Prged 08032002
985	DG	SCUDDER TEST EQUITY 500 INDX FD - PRMR	TIXP	N/A	N/A	TTIIX	N/A	Test	N/A	Prged 08032002
986	DG	DEUTSCHE TEST CASH MANAGEMENT FUND - INV	TMGV	N/A	N/A	TBCSC	n/a	TEST	N/A	Prged 08032002
987	DG	SCUDDER TEST EQUITY 500 INDEX FD - INV	TIXV	N/A	N/A	TTEIX	N/A	TEST	N/A	Prged 08032002
988	DG	DEUTSCHE TEST TOP 50 US	T5OU	N/A	N/A	N/A	N/A	TEST	N/A	Prged 08032002
989	DG	DEUTSCHE TEST MANAGED DOLLAR	TDAS	N/A	N/A	N/A	N/A	Test	N/A	Prged 08032002
990	DG	SCUDDER TEST INTERNATIONAL SELECT EQTY - INST	TSET	N/A	N/A	TTMGI	N/A	Test	N/A	Prged 08032002
162*	SW	SWC VENTURE ACCESS FUND - CLASS A	SWVA	A	81123K107	Not available	91-2096331	Scudder Weisel	5	Did not go live
225*	SS	KEMPER DISCIPLINED 500 EQUITY FUND-B	KDEB	B	N/A	KDEBX	Never assigned	Kemper	5	Did not go live
125*	SS	KEMPER DISCIPLINED 500 EQUITY FUND-A	KDEA	A	N/A	KDEAX	Never assigned	Kemper	5	Did not go live
139*	SS	KEMPER DISCIPLINED 1000 GROWTH FUND-A	KDGA	A	N/A	KDGAX	Never assigned	Kemper	5	Did not go live
140*	SS	KEMPER DISCIPLINED 1000 VALUE FUND-A	KDVA	A	N/A	KDVAX	Never assigned	Kemper	5	Did not go live
171*	SW	SWC ENTREPRENEURS FUND - CLASS O	SWEO	O	811239201	Not available	91-2096365	Scudder Weisel	5	Did not go live
239*	SS	KEMPER DISCIPLINED 1000 GROWTH FUND-B	KDGB	B	N/A	KDGBX	Never assigned	Kemper	5	Did not go live
240*	SS	KEMPER DISCIPLINED 1000 VALUE FUND-B	KDVB	B	N/A	KDVBX	36-4265535	Kemper	5	Did not go live
325*	SS	KEMPER DISCIPLINED 500 EQUITY FUND-C	KDEC	C	N/A	KDECX	Never assigned	Kemper	5	Did not go live
340*	SS	KEMPER DISCIPLINED 1000 VALUE FUND-C	KDVC	C	N/A	KDVCX	Never assigned	Kemper	5	Did not go live
402*	SS	EMERGING GROWTH FUND-BIAT	EMRB	N/A	N/A	N/A	52-1546589	Deutsche	5	Did not convert	08192002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

497*	SS	SHORT INTERMEDIATE INCOME-A	SIIA	A	82524T101	FLINX	521724924	Deutsche	5	Did not convert	08192002
527*	SS	SHORT INTERMEDIATE INCOME-INST	SIIT	INST	33833H205	FLSIX	52-1724924	Deutsche	5	Did not convert	08192002
547*	SS	SCUDDER TOTAL RETURN BOND FUND-PRMR	TRBP	PRMR	N/A	DBTRX	52-2267378	Scudder	5	Q4/2002
584*	SS	SCUDDER MID CAP VALUE FUND-I	MCVI	I	N/A	N/A	Not assigned	Scudder	5	Did not go live
614*	SS	EMERGING GROWTH FUND-B	EMRG	B	29089S309	FLEBX	52-1546589	Deutsche	5	Did not convert	08192002
714*	SS	EMERGING GROWTH FUND-C	EMEG	C	29089S408	FCEGX	52-1546589	Deutsche	5	Did not convert	08192002
724*	SS	SCUDDER REAL ESTATE SECURITIES-C	RESC	C	N/A	N/A	52-1879843	Scudder	5	10/2002 ?
339*	SS	KEMPER DISCIPLINED 1000 GROWTH FUND-C	KDGC	C	N/A	KDGCX	Never assigned	Kemper	5	Did not go live
414*	SS	EMERGING GROWTH FUND-A	EMRG	A	N/A	FLEGX	52-1546589	Deutsche	5	Did not convert	08192002
514*	SS	EMERGING GROWTH FUND-INST	INEG	INST	33832K308	FLIEX	52-1546589	Deutsche	5	Did not convert	08192002
517*	SS	SCUDDER TOTAL RETURN BOND FUND-INST	TRBT	INST	N/A	DBTRX	52-2267378	Scudder	5	Q4/2002

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

B. DFQ List – Funds

Fund #	Mgmt Co	Fund Long Name	Short Name	Share Class	CUSIP	QUOTRON	TIN	Open/ Closed Status	Live Date	Closed For/Date	Change Date	Merge Date
2	SB	SCUDDER TEST SMALL CO VALUE - CLASS S	SB02	S	74430D109	N/A	N/A	TEST-Open	01011900
3	SB	SSC TEST SHARELOT FUND-COPY FUND 74	SB03	N/A	N/A	N/A	N/A	TEST-Open	01011900
4	SB	SCUDDER TEST SHORT TERM BOND-CLASS S	SB04	S	74430D107	N/A	N/A	TEST-Open	01011900
5	SB	SCUDDER TEST SCIT-CLASS S	SDTL	S	74430D106	N/A	N/A	TEST-Open	11151990
6	SD	SCUDDER GNMA FUND	GNMA	N/A	81114V104	SGINX	04-6531166	Closed	07051985		to 393	07142000
7	SD	GLOBAL FUND - CLASS S	SDGF	S	378947204	SCOBX	13-3370518	Open	08061986
8	SD	HIGH YIELD TF BOND-CLASS S	HYTF	S	811170208	SHYTX	04-6569215	Open	01221987
10	SD	GLOBAL DISCOVERY-CLASS S	SD10	S	378947501	SGSCX	13-3628802	Open	09101991
11	TF	SCUDDER TEST FUND #11-CLASS AARP	TF11	AARP	811150903	N/A	N/A	TEST-Open	01011900
12	SD	MASS. TAX FREE-CLASS S	MASS	S	811184308	SCMAX	04-6569226	Open	05281987
13	SD	SCUDDER OHIO TAX FREE FUND	OHIO	N/A	811184407	SCOHX	04-6569225	Closed	05281987
14	SB	SCUDDER TEST SCIT-CLASS AARP	SB14	AARP	74430D105	N/A	N/A	TEST-Open	03251900
15	SD	SCUDDER PENNSYLVANIA TAX FREE FUND	PENN	N/A	811184506	SCPAX	04-6569216	Closed	05281987	09201999
16	SD	SCUDDER EQUITY INCOME FUND	EQUI	N/A	811116201	Not available	Not available	Closed	01011900
17	AA	AARP BOND FUND FOR INCOME	AA17	AARP	00036M307	AABIX	04-3343991	Closed	02011997		to 163	07282000
18	SD	SCUDDER INTERNATIONAL BOND FUND	SDIB	N/A	378947303	SCIBX	06-1242106	Closed	07061988		to 61	09222000
19	SD	SCUDDER GOLD & PRECIOUS METALS FUND-S	GLDS	S	810904102	SCGDX	04-3023610	Open	09021988		3/1/2002
20	LF	LAZARD EQUITY PORTFOLIO	EQUI	N/A	Not available	Not available	Not available	Closed	01011990
21	LF	LAZARD SPECIAL EQUITY PORTFOLIO	EQUI	N/A	Not available	Not available	Not available	Closed	01011990
22	SD	SHORT TERM BOND-CLASS S	STBF	S	810902205	SCSTX	04-6569250	Open	04021984
23	SD	SCUDDER MMKT SERIES: MANAGED SHS	SD23	N/A	81118P202	MCAXX	13-3044597	Open	01121981
24	SD	SCUDDER GOVT MMKT SERIES: MANAGED SHS	SD24	N/A	811149103	MGOXX	13-3083164	Closed	01121981
25	SD	SCUDDER T-F MMKT SERIES: MANAGED SHS	SD25	N/A	811149301	MGTXX	13-3120601	Closed	01121981	1999
26	LF	INSTITUTIONAL CASH PORTFOLIO	INCP	N/A	811161405	Not available	13-3393763	Closed	04171989
27	LF	INSTITUTIONAL GOVERNMENT PORTFOLIO	INGP	N/A	811161207	Not available	13-3393761	Closed	04171989
28	LF	INSTITUTIONAL TAX-FREE PORTFOLIO	INTP	N/A	811161504	Not available	13-3393766	Closed	04171989
29	LF	INSTITUTIONAL FEDERAL PORTFOLIO	INFP	N/A	811161108	Not available	Not available	Closed	01011990
30	LF	INSTITUTIONAL PRIME PORTFOLIO	INPP	N/A	811161306	Not available	Not available	Closed	01011990
31	SD	SCUDDER ZERO COUPON 1995 FUND	ZR95	N/A	8111237205	Not available	Not available	Closed	01011900
32	SD	INST INTL EQ BARRETT INTL SHRS	LF32	N/A	811161884	Not available	22-6658961	Closed	01011900

DFQ Funds are not on the Surrounds

34	LF	MANAGED FEDERAL SECURITIES FUND	MFSF	N/A	811149806	Not available	Not available	Closed	07171991
35	LF	MANAGED INTERMEDIATE GOVERNMENT PORTFOLIO	MIGF	N/A	811149889	Not available	Not available	Closed	01181993
36	LF	LAZARD GLOBAL EQUITY PORTFOLIO	LF36	N/A	Not available	Not available	Not available	Closed	01011900
37	LF	LAZARD BANTAM VALUE PORTFOLIO	LF37	N/A	Not available	Not available	Not available	Closed	01011900
38	LF	LAZARD EMERGING WORLD FUNDS PORTFOLIO	LF38	N/A	Not available	Not available	Not available	Closed	01011900
39	AA	AARP SMALL COMPANY STOCK FUND	AA39	AARP	00036J700	ASCSX	04-3343995	Closed	02011997
40	AA	AARP US STOCK INDEX FUND	AA40	AARP	00036J502	AUSSX	04-3343989	Closed	02011997	to 201	09082000
41	SD	SCUDDER MASS LIMITED TERM TAX FREE FD	SD41	N/A	811209105	SMLFX	04-3217145	Closed	02151994	to 12	07282000
42	SD	NEW YORK TAX FREE-CLASS S	SD42	S	811184100	SCYTX	04-2794035	Closed	07221983
43	SD	CALIFORNIA TF-CLASS S	SD43	S	811115104	SCTFX	04-2794034	Closed	07221983
44	SD	SCUDDER LIMITED TERM TAX FREE FUND	SD44	N/A	81123Q104	SCLTX	04-3217142	Closed	02151994	to 45	07282000
45	SD	MEDIUM TERM TF-CLASS S	SD45	S	811236207	SCMTX	04-3102993	Open	04121983
46	SD	SCUDDER TAX FREE TARGET 1993 PORTFOLIO	SD46	N/A	811236306	Not available	Not available	Closed	01011900
47	SD	HIGH INCOME OPPORTUNITY FUND-CLASS S	SD47	S	811192301	SHBDX	04-3314841	Open	06281996	11112002
48	SD	SCUDDER MICRO CAP FUND	SD48	N/A	811196302	SCMCX	04-3323036	Closed	07181996	to 139	07142000
49	SD	LARGE CO VALUE-CLASS S	SD49	S	920390507	SCDUX	13-2578688	Open	11211966
50	SD	21ST CENTURY GROWTH-CLASS S	SD50	S	811196401	SCTGX	04-3323038	Open	09091996
51	LF	LAZARD INT’L FIXED-INCOME PORTFOLIO	LIFP	N/A	Not available	Not available	Not available	Closed	01011900
52	LF	LAZARD BOND PORTFOLIO	LF52	N/A	Not available	Not available	Not available	Closed	01011900
53	LF	LAZARD STRATEGIC YIELD PORTFOLIO	LF53	N/A	Not available	Not available	Not available	Closed	01011900
54	LF	LAZARD INTERNATIONAL EQUITY PORTFOLIO	LF54	N/A	Not available	Not available	Not available	Closed	01011900
55	LF	LAZARD SMALL CAP PORTFOLIO	LF55	N/A	Not available	Not available	Not available	Closed	01011900
56	LF	LAZARD EMERGING MARKETS PORTFOLIO	LF56	N/A	Not available	Not available	Not available	Closed	01011900
57	LF	LAZARD INT’L SMALL CAP PORTFOLIO	LF57	N/A	Not available	Not available	Not available	Closed	01011900
58	SD	CLASSIC GROWTH FUND-SCUDDER SHARES	SD58	S	460965106	SCCGX	04-3323039	Closed	09091996		06252001
59	SD	US TREASURY MONEY FUND-CLASS S	USTM	S	81123P106	SCGXX	04-6444979	Open	11231981
60	SD	LARGE COMPANY GROWTH FUND-CLASS S	SD60	S	460965700	SCQGX	04-3119638	Open	05151991
61	SD	GLOBAL BOND FUND-CLASS S	SD61	S	378947402	SSTGX	13-3605419	Open	03011991
62	SD	BALANCED FUND-CLASS S	SD62	S	811192202	SCBAX	04-3174736	Open	01041993
63	SD	INCOME FUND-CLASS S	SD63	S	811192103	SCSBX	04-6013018	Open	04241928
64	SD	GROWTH & INCOME FUND-CLASS S	SD64	S	460965882	SCDGX	04-2212654	Open	05311929
65	SD	CASH INVESTMENT TRUST-CLASS S	SD65	S	811118108	SCTXX	04-6385894	Open	07231976
66	SD	SCUDDER MANAGED MUNICIPAL BOND FUND-CLASS S	SD66	S	811170109	SCMBX	04-6396607	Open	05311984	10/1/2002
67	SD	DEVELOPMENT FUND-CLASS S	SD67	S	811196104	SCDVX	13-2661231	Open	02111971
68	SD	INTERNATIONAL FUND-CLASS S	SD68	S	811165109	SCINX	04-6013018	Open	06181953
69	SD	JAPAN FUND INC-CLASS S	JPNF	S	471070102	SJPNX	13-1963426	Open	04191962

DFQ Funds are not on the Surrounds

70	AA	AARP INTERNATIONAL STOCK FUND	AA70	AARP	00036J601	AAISX	04-3343993	Closed	02011997		to 168	08112000
71	SD	TAX-FREE MONEY FUND-CLASS S	SD71	S	811235100	STFXX	04-6438571	Open	01091980
72	AA	AARP DIVERSIFIED INCOME WITH GROWTH PORTFOLIO	AA72	AARP	00036W206	ARDIX	04-3343999	Closed	02011997		to 80	09222000
73	SD	PACIFIC OPPORTUNITIES FUND-CLASS S	SD73	S	811165307	SCOPX	13-7005469	Open	12081992
74	SD	LATIN AMERICA FUND-CLASS S	SD74	S	811165208	SLAFX	13-7005470	Open	12081992
75	SD	VALUE FUND-SCUDDER SHARES	SD75	N/A	920390101	SCVAX	04-3174738	Closed	12311992		to 49	06252001
76	SD	EMERGING MARKETS INCOME FUND-CLASS S	SEMI	S	378947105	SCEMX	13-3747314	Closed	12311993
77	SD	GREATER EUROPE GROWTH FUND-CLASS S	SD77	S	811165406	SCGEX	13-3788234	Open	10101994
78	SD	SMALL CO. VALUE FUND-CLASS S	SD78	S	811196203	SCSUX	04-3287100	Open	10061995
79	SD	SCUDDER EMERGING MKTS GROWTH FUND-CLASS S	SD79	S	811165505	SEMGX	13-3874268	Open	05081996
80	SD	SCUDDER PATHWAY CONSERV PORT-CLASS S	SD80	S	811189307	SCPCX	04-3255566	Open	11151996
81	SD	SCUDDER PATHWAY MODERATE PORT-CLASS S	SD81	S	811189505	SPBAX	04-3255567	Open	11151996
82	SD	SCUDDER PATHWAY GROWTH PORT-CLASS S	SD82	S	811189208	SPGRX	04-3255565	Open	11151996
83	SD	SCUDDER PATHWAY SERIES: INT’L PORT	SD83	N/A	811189604	SPIPX	04-3255569	Closed	11151996	08201999
86	AA	AARP DIVERSIFIED GROWTH PORTFOLIO	AA86	AARP	00036W107	AADGX	04-3343996	Closed	02011997		to 82	09222000
87	SD	SCUDDER CALIFORNIA TAX FREE MONEY FUND	SCTM	N/A	811115203	SCAXX	04-6569217	Closed	05281987	05052000
88	SD	SCUDDER NEW YORK TAX FREE MONEY FUND	SNTM	N/A	811184209	SCNXX	04-6569227	Closed	05281987	05052000
89	SD	SCUDDER ZERO COUPON 2000 FUND	ZR2K	N/A	810902239	SGZTX	04-6569247	Closed	02041986		to 22	04091999
90	SD	SCUDDER TAX FREE TARGET-1996 PORTFOLIO	TX96	N/A	811236405	Not available	Not available	Closed	01011900
91	AA	AARP GLOBAL GROWTH FUND	AAGG	AARP	00036J403	ARGGX	04-3299649	Closed	02011996		to 107	09082000
92	AA	AARP HIGH QUALITY MONEY FUND	MONY	AARP	00036E107	ARPXX	04-6531167	Closed	07221985		to 165	09082000
93	AA	AARP GNMA AND U.S. TREASURY FUND	AAGN	AARP	00036M109	AGNMX	Not available	Closed	11301984
94	AA	AARP HIGH QUALITY SHORT TERM BOND FUND	AA94	AARP	00036M208	AGBFX	13-3218720	Closed	11301984		to 122	08112000
95	AA	AARP HIGH QUALITY TAX FREE MONEY FUND	AA95	AARP	00036Q100	AHTXX	13-3218719	Closed	11301984		to 171	09082000
96	AA	AARP INSURED TAX FREE GENERAL BOND FUND	AATG	AARP	00036Q209	AITGX	13-3218718	Closed	11301984		to 166	07282000
97	AA	AARP GROWTH AND INCOME FUND	AAGI	AARP	00036J106	AGIFX	13-3218717	Closed	11301984		to 164	08112000
98	AA	AARP CAPITAL GROWTH FUND	AACP	AARP	00036J205	ACGFX	Not available	Closed	11301984
99	AA	AARP BALANCED STOCK AND BOND FUND	AABA	AARP	00036J304	ABSBX	04-3217304	Closed	02011994		to 162	08252000
101	AA	AARP PREMIUM MONEY FUND	A101	AARP	00036E206	AARXX	04-3436771	Closed	02011999		to 109	08112000
102	SD	MONEY MARKET SER-PREM-CLASS AARP	A102	AARP	81118P863	SMMXX	13-3044597	Open	10022000
103	SD	DIVIDEND & GROWTH FUND-CLASS AARP	A103	AARP	460965783	SDVGX	04-3419781	Closed	10022000	05102002
107	SD	GLOBAL FUND-CLASS AARP	A107	AARP	378947873	ACOBX	13-3370518	Open	09082000
108	SD	HIGH YIELD TF FUND-CLASS AARP	A108	AARP	811170703	SHYFX	04-6569215	Open	10022000
109	SD	MONEY MKT-SER-PRIME-CLASS AARP	A109	AARP	81118P848	APSXX	13-3044597	Open	08112000
110	SD	SELECT 500 FUND-CLASS AARP	A110	AARP	920390804	SSLFX	06-1539758	Open	10022000
111	TF	AARP TEST FD 111 CPY FD 93	S111	AARP	810962908	N/A	N/A	Open	11121996

DFQ Funds are not on the Surrounds

112	SD	MASS. TAX FREE-CLASS AARP	A112	AARP	811184704	SMAFX	04-6569226	Open	10022000
119	SD	SCUDDER GOLD & PRECIOUS METALS FUND-CLASS AARP	GLDP	AARP	810904201	SGLDX	04-3023610	Open	10022000		03012002
122	SD	SHORT-TERM BOND-CLASS AARP	A122	AARP	810902262	ASHTX	04-6569250	Open	08112000
139	SD	SMALL CO. STOCK-CLASS AARP	A139	AARP	460965817	ASCSX	04-3343995	Open	02011997
142	SD	NEW YORK TAX FREE-CLASS AARP	A142	AARP	811184605	SNYFX	04-2794035	Closed	10022000			06152001
143	SD	CALIFORNIA TF-CLASS AARP	A143	AARP	811115302	SCATX	04-2794034	Closed	10022000	10272000	to new inv
145	SD	MEDIUM TERM TF-CLASS AARP	A145	AARP	811236504	SMTTX	04-3102993	Open	10022000
147	SD	HIGH INCOME OPPORTUNITY FUND-CLASS AARP	A147	AARP	811192707	SHYIX	04-3314841	Open	10022000		11112002
149	SB	SCUDDER TEST 21ST CENT GRWTH CLASS S	S149	S	811196906	N/A	N/A	Open	11121996
150	SD	21ST CENTURY GROWTH-CLASS AARP	A150	AARP	811196849	SXXIX	04-3323038	Open	10022000
151	SD	TECHNOLOGY INNOVATION-CLASS AARP	A151	AARP	811196856	STCHX	04-3403411	Open	10022000
152	SD	HEALTH CARE-CLASS AARP	A152	AARP	811196864	SHCAX	04-3403410	Open	10022000
159	SD	US TREASURY MNY-CLASS AARP	A159	AARP	81123P205	SUSXX	04-6444979	Open	10022000
160	SD	LARGE CO GROWTH-CLASS AARP	A160	AARP	460965759	SLGRX	04-3119638	Open	10022000
161	SD	GLOBAL BOND-CLASS AARP	A161	AARP	378947865	SGBDX	13-3605419	Open	10022000
162	SD	BALANCED FUND-CLASS AARP	A162	AARP	811192509	ABLNX	04-3174736	Open	08252000
163	SD	INCOME FUND-CLASS AARP	A163	AARP	811192608	AINCX	04-6013018	Open	07282000
164	SD	GROWTH & INCOME-CLASS AARP	A164	AARP	460965767	ACDGX	04-2212654	Open	08112000
165	SD	CASH INVESTMENT TRUST-CLASS AARP	A165	AARP	811118207	AITXX	04-6385894	Open	09082000
166	SD	SCUDDER MANAGED MUNICIPAL BOND FUND-CLASS AARP	A166	AARP	811170604	AMUBX	04-6396607	Open	07282000		10/1/2002
167	SD	DEVELOPMENT FUND-CLASS AARP	A167	AARP	811196823	SDVLX	13-2661231	Open	10022000
168	SD	INTERNATIONAL FUND-CLASS AARP	A168	AARP	811165828	AINTX	13-2827803	Open	08112000
169	SD	JAPAN FUND-CLASS AARP	A169	AARP	471070508	JPAAX	13-1963426	Closed	10022000	03302001
171	SD	TAX-FREE MONEY-CLASS AARP	A171	AARP	811235209	AFRXX	04-6438571	Open	09082000
173	SD	PACIFIC OPPS-CLASS AARP	A173	AARP	811165836	SPOPX	13-7005469	Open	10022000
174	SD	LATIN AMERICA-CLASS AARP	A174	AARP	811165844	SLAMX	13-7005470	Open	10022000
176	SD	SCUDDER EMERGING MKTS INCOME-CLASS AARP	A176	AARP	378947881	SEMKX	13-3747314	Open	10022000
177	SD	GREATER EUROPE GRO-CLASS AARP	A177	AARP	811165851	SGEGX	13-3788234	Open	10022000
178	SD	SMALL CO. VALUE-CLASS AARP	A178	AARP	811196831	SSCOX	04-3287100	Closed	10022000	10272000	to new inv
179	SD	EMERGING MKTS GROWTH-CLSS AARP	A179	AARP	811165869	SEMMX	13-3874268	Open	10022000
180	SD	PATHWAY CONSERV PORT-CLASS AARP	A180	AARP	811189885	APWCX	04-3255566	Open	09222000
181	SD	PATHWAY MODERATE PORT-CLASS AARP	A181	AARP	811189703	SPWBX	04-3255567	Open	09222000
182	SD	PATHWAY GROWTH PORT-CLASS AARP	A182	AARP	811189802	APWGX	04-3255565	Open	09222000
193	SD	GNMA FUND-CLASS AARP	A193	AARP	811158401	AGNMX	13-3218721	Open	12311984
198	SD	CAPITAL GROWTH-CLASS AARP	A198	AARP	460965833	ACGFX	13-3218716	Open	12041984
201	SD	S&P 500 INDEX FUND-CLASS AARP	A201	AARP	460965775	ASPIX	22-3532104	Open	09082000

DFQ Funds are not on the Surrounds

210	SD	SCUDDER GLOBAL DISCOVERY FUND-CLASS AARP	GDSP	AARP	378947824	SGDPX	13-3628802	Open	03012001
211	SD	SELECT 1000 GROWTH-CLASS AARP	A211	AARP	920390887	SSLOX	06-1539760	Closed to Purch	10022000	11252002
249	SD	LARGE CO VALUE-CLASS AARP	A249	AARP	920390879	SLCOX	13-2578688	Open	10022000
300	SD	INT’ L GROWTH & INCOME FUND	A300	N/A	811165604	SIGIX	13-3943050	Closed	06301997		to 168	08112000
301	SD	S&P 500 INDEX-CLASS S	S301	S	460965809	SCPIX	22-3532104	Open	08291997
302	SD	SCUDDER REAL ESTATE INVESTMENT FUND	S302	N/A	460965601	SCREX	04-3406958	Closed	04061998	05052000
303	SD	DIVIDEND & GROWTH-CLASS S	S303	S	460965502	SDGFX	04-3419781	Closed	07171998	05172002
304	SD	SCUDDER INTERNATIONAL GROWTH FUND	S304	N/A	811165802	Not available	13-4006640	Closed	09011998	05052000
305	SD	SCUDDER INTERNATIONAL VALUE FUND	S305	N/A	811165885	Not available	13-4006639	Closed	09011998	05052000
306	SD	SCUDDER TAX MANAGED GROWTH FUND	S306	N/A	460965874	Not available	13-4019532	Closed	09181998		to 310	08252000
307	SD	SCUDDER TAX MANAGED SMALL COMPANY FUND	S307	N/A	460965866	Not available	13-4019534	Closed	09181998		to 78	08252000
308	SD	SCUDDER CORPORATE BOND FUND	S308	N/A	Not available	SCCBX	04-3429332	Closed	08311998		to 163	07282000
309	SD	MONEY MKT SER-PRIME-CLASS S	S309	S	81118P707	SCRXX	13-3044597	Open	10151998
310	SD	SELECT 500-CLASS S	S310	S	920390606	SSFFX	06-1539758	Open	05171999
311	SD	SELECT 1000 GROWTH-CLASS S	S311	S	920390705	STHGX	06-1539760	Closed to Purch	05171999	11252002
326	SD	NY TAX-FREE INCOME FUND-CLASS S	NYTS	S	811204833	SNWYX	36-3414265	Open	06182001
339	SD	SMALL CO. STOCK-CLASS S	S339	S	460965791	SSLCX	04-3343995	Open	07142000
350	SD	SCUDDER FINANCIAL SERVICES FUND	S350	N/A	811196500	SCFSX	22-3540795	Closed	11031997	05052000
351	SD	TECHNOLOGY INNOVATION-CLASS S	S351	S	811196708	SCUTX	04-3403411	Open	03021998
352	SD	HEALTH CARE-CLASS S	S352	S	811196609	SCHLX	04-3403410	Open	03021998
369	SD	SCUDDER JANANESE EQUITY FUND	S369	S	251555611	FJESX	OUTSTAND	7/15/2002	07152002
388	SD	SMALL CAP VALUE FUND-CLASS S	SCVS	S	TEST00388	N/A	Not available	Closed	06222001
393	SD	GNMA FUND-CLASS S	S393	S	811158104	SGINX	13-3218721	Open	07142000
398	SD	CAPITAL GROWTH-CLASS S	S398	S	460965825	SCGSX	13-3218716	Open	07142000
401	SD	SCUDDER INT’L FUND-BARRETT INT’L SHS	S401	N/A	811165703	SIBIX	Not available	Open	01201998
402	SD	MONEY MKT SER-PREM-CLASS S	S402	S	81118P855	SPMXX	13-3044597	Open	07071997
403	SD	SCUDDER MMKT SERIES: INSTITUTIONAL SHS	S403	N/A	81118P871	Not available	Not available	Open	07071997
404	SD	SCUDDER GOVT MMKT SERIES: INSTIT’L SHS	S404	N/A	811149848	Not available	Not available	Closed	07071997
405	SD	SCUDDER T-F MMKT SERIES: INSTIT’L SHS	S405	N/A	811149855	Not available	Not available	Closed	07071997
406	SD	SCUDDER MM SERIES-CLASS T SHARES	SMTS	T	Not available	Not available	Not available	Closed	12101999
409	SD	CA TAX-FREE INCOME FUND-CLASS S	CTFS	S	811204700	SDCSX	36-3221104	Open	06182001
700	TF	AARP TEST FD 700 CPY FD 101	S700	N/A	81118900	N/A	N/A	Open	11121996
980	SB	SCUDDER TEST HIGH YLD TX FR CLASS AARP	A980	AARP	811196909	N/A	N/A	Open	04062000
981	SB	SCUDDER TEST HIGH YLD TX FR CLASS S	S981	S	811196910	N/A	N/A	Open	04052000
982	SB	SCUDDER TEST JAPAN FUND CLASS AARP	J982	AARP	811196911	N/A	N/A	Open	04062000
984	SB	SCUDDER TEST PAC OPS CLASS AARP	A984	AARP	811196912	N/A	N/A	Open	04062000

DFQ Funds are not on the Surrounds

985	SB	SCUDDER TEST SMALL CO VALUE-CLASS AARP	A985	AARP	811196913	N/A	N/A	Open	04062000
986	SB	SCUDDER TEST 21ST CENT GRTH CLASS AARP	A986	AARP	811196914	N/A	N/A	Open	04062000
987	SB	SCUDDER TEST JAPAN FUND CLASS S	J987	S	811196915	N/A	N/A	Open	04052000
988	SB	SCUDDER TEST GRWTH & INCOME CLASS AARP	A988	AARP	SBTEST988	N/A	N/A	Open	04052000
989	SB	SCUDDER TEST PAC OPS CLASS S	S989	S	811196917	N/A	N/A	Open	04062000
990	SB	SCUDDER TEST EMERGING MKTS GR CLASS S	S990	S	811196918	N/A	N/A	Open	04062000
991	SB	SCUDDER TEST SHORT TERM BD CLASS AARP	S991	AARP	811196919	N/A	N/A	Open	04062000
992	SB	SCUDDER TST EMRGING MKTS GR CLASS AARP	A992	AARP	811196920	N/A	N/A	Open	04062000
993	SB	SCUDDER TEST GROWTH AND INCOME CLASS S	S993	S	811196921	N/A	N/A	Open	12171997
994	TF	AARP TEST FD 994 CPY FD 95	A994	AARP	00036Z999	N/A	N/A	Open	11121996
995	TF	AAPR TEST FD 995 CPY FD 97	A995	AARP	00036J908	N/A	N/A	Closed	11121996

DFQ Funds are not on the Surrounds

III.	SRS NON-AFFILIATED FUNDS

Fund #	Mgmt Co	Fund Long Name	Fund Short Name	Share Class	CUSIP	QUOTRON	TIN	Category	Status Code	Live Date	Closed For/Date	Change Date	Merge Date
232	NK	ONE GROUP SHORT TERM BOND - A	OSTA	A	N/A	N/A	06-1302886	RPS	2	01312003
245	NK	ONE GROUP DIVERSIFIED MID CAP-A	ODMA	A	N/A	N/A	31-1299295	RPS	2	01312003
249	NK	ONE GROUP SMALL CAP GROWTH-A	OSGA	A	N/A	N/A	31-1455024	RPS	2	01312003
332	NK	ONE GROUP SHORT TERM BOND - C	OSTC	C	N/A	N/A	06-1302886	RPS	2	01312003
345	NK	ONE GROUP DIVERSIFIED MID CAP-C	ODMC	C	N/A	N/A	31-1299295	RPS	2	01312003
349	NK	ONE GROUP SMALL CAP GROWTH-C	OSGC	C	N/A	N/A	31-1455024	RPS	2	01312003
802*	NK	PIMCO TOTAL RETURN FUND-A	PTRA	A	N/A	N/A	N/A	RPS	5	Did not go live
807	NK	ONE GROUP EQUITY INDEX-A	OEIA	A	N/A	N/A	23-2642605	RPS	2	01312003
827	NK	ONE GROUP EQUITY INDEX-C	OEIC	C	N/A	N/A	23-2642605	RPS	2	01312003
828	NK	ONE GROUP INTERMEDIATE BOND-A	OIBA	A	N/A	N/A	04-3215038	RPS	2	01312003
829	NK	ONE GROUP INTERMEDIATE BOND-C	OIBC	C	N/A	N/A	04-3215038	RPS	2	01312003
830	NK	ALGER CAP APP RETIREMENT PORTFOLIO	ACAR	N/A	N/A	N/A	N/A	RPS	1	11011999
831	NK	STRONG OPPORTUNITY FUND-ADVISOR CLASS	STOP	N/A	KEMOUT831	N/A	N/A	RPS	1	09012000
832	NK	STRONG GROWTH & INCOME FD-ADVISOR CLASS	STGI	N/A	KEMOUT832	N/A	N/A	RPS	1	09012000
833	NK	E TRADE IMA FOR LPL	EIMA	A	N/A	N/A	N/A	CPG	2	09012000	to surrounds
836	NK	MFS CAPITAL OPPORTUNITIES FUND-A	MCOA	A	N/A	N/A	N/A	RPS	1	02012001
837	NK	MASSACHUSETTS INVESTORS TRUST-A	MITA	A	N/A	N/A	N/A	RPS	1	02012001
840	NK	ALGER MIDCAP GROWTH RETIREMENT PORT	AMCR	N/A	N/A	N/A	N/A	RPS	1	11011999
841*	NK	TARGET TOTAL RETURN BOND - A	TTBA	A	N/A	N/A	N/A	RPS	1	03152001
842*	NK	PRUDENTIAL JENNISON GROWTH - A	PJGA	A	N/A	N/A	N/A	RPS	1	03152001
843*	NK	PRUDENTIAL JENNISON EQUITY OPP - A	PJOA	A	N/A	N/A	N/A	RPS	1	03152001
845	NK	PNC TREASURY TRUST FUND-DOLLAR SHARES	TTDS	N/A	N/A	N/A	51-0311217	Deutsche-3rd prty	1	08192002
846*	NK	MFS CAPITAL OPPORTUNITIES FUND-C	MCOC	C	KEMOUT846	N/A	N/A	RPS	1	02012001
847*	NK	MASSACHUSETTS INVESTORS TRUST-C	MITC	C	KEMOUT847	N/A	N/A	RPS	1	02012001
848	NK	MID CAP VALUE - A	MCVA	A	N/A	OGDIX	N/A	RPS	1	01022001
849	NK	SMALL CAP VALUE - A	SCVA	A	N/A	PSOAX	N/A	RPS	1	01022001

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

850	NK	REICH & TANG CA DAILY TAX FREE INCOME	CADT	N/A	N/A	N/A	13-3378458	Deutsche-3rd prty	1	08192002
851	NK	REICH & TANG CT DAILY TAX FREE INCOME	CTDT	N/A	N/A	N/A	13-3260093	Deutsche-3rd prty	1	08192002
852	NK	REICH & TANG FL MUNICIPAL INCOME FUND	FLDM	N/A	N/A	N/A	13-3782942	Deutsche-3rd prty	1	08192002
853	NK	REICH & TANG NJ MUNICIPAL INCOME FUND	NJDM	N/A	N/A	N/A	13-6957900	Deutsche-3rd prty	1	08192002
855	NK	FIDELITY ADVISOR DIVIDEND GROWTH	FADG	N/A	N/A	N/A	N/A	RPS	2	07121999
856	NK	FIDELITY ADVISOR GROWTH AND INCOME	FAGI	N/A	N/A	N/A	N/A	RPS	2	07121999
857	NK	FIDELITY ADVISOR GROWTH OPPORTUNITY	FAGO	N/A	N/A	N/A	N/A	RPS	2	07121999
858	NK	MID CAP VALUE - C	MCVC	C	N/A	N/A	N/A	RPS	1	01022001
859	NK	SMALL CAP VALUE - C	SCVC	C	N/A	N/A	N/A	RPS	1	01022001
860	NK	STRONG COMMON STOCK	STCS	N/A	N/A	N/A	N/A	RPS	2	07121999
861	NK	STRONG GROWTH & INCOME	SGIA	N/A	N/A	N/A	N/A	RPS	2	07121999
862	NK	INVESCO BALANCED FUND	INBL	N/A	N/A	N/A	N/A	RPS	1	07121999
863	NK	INVESCO DYNAMICS FUND	INDY	N/A	N/A	N/A	N/A	RPS	1	07121999
864	NK	JANUS ADVISOR GROWTH FUND	JAGR	N/A	KEMOUT864	N/A	N/A	RPS	1	07121999
865	NK	JANUS ADVISOR CAPITAL APPRECIATION	JACA	N/A	KEMOUT865	N/A	N/A	RPS	1	07121999
866	NK	AMERICAN CENTURY EQUITY INCOME	ACEI	N/A	KEMOUT866	N/A	N/A	RPS	1	07121999
867	NK	AMERICAN CENTURY ULTRA FUND	ACUF	N/A	KEMOUT867	N/A	N/A	RPS	1	07121999
868	NK	DREYFUS FOUNDERS DISCOVERY FUND - F	DFDF	F	KEMOUT868	N/A	N/A	RPS	1	07121999
869	NK	DREYFUS FOUNDERS INTL EQUITY FUND - F	DIEF	F	KEMOUT869	N/A	N/A	RPS	1	07121999
870	NK	BOND FUND - A SHARES	BFA	A	N/A	N/A	N/A	RPS	1	04011996
871	NK	INVESTORS CONSERVATIVE GROWTH FUND - A	CNSA	A	N/A	N/A	N/A	RPS	1	04011999
872	NK	INVESTOR BALANCED FUND - A	BALA	A	N/A	N/A	N/A	RPS	1	04011999
873	NK	INVESTOR GROWTH & INCOME FUND - A	G&IA	A	N/A	N/A	N/A	RPS	1	04011999
874	NK	INVESTOR GROWTH FUND - A	GROA	A	N/A	N/A	N/A	RPS	1	04011999
875	NK	LARGE CAP VALUE FUND - A	LCVA	A	N/A	N/A	N/A	RPS	1	03151998
876	NK	DIVERSIFIED EQUITY FUND - A	DVEA	A	N/A	N/A	N/A	RPS	1	04011999
877	NK	LARGE CAPITAL GROWTH FUND - A	OLCA	A	N/A	N/A	N/A	RPS	1	04011999
878	NK	MID CAP GROWTH FUND - A	MCGA	A	N/A	N/A	N/A	RPS	1	04011999
879	NK	INTERNATIONAL EQUITY INDEX - A	IEXA	A	N/A	N/A	N/A	RPS	1	04011999
880	NK	BOND FUND - C SHARES	BFC	C	N/A	N/A	N/A	RPS	1	04011996
881	NK	INVESTOR CONSERVATIVE GROWTH - C	CNSC	C	N/A	N/A	N/A	RPS	1	04011999

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.

882	NK	INVESTOR BALANCED - C	BALC	C	N/A	N/A	N/A	RPS	1	04011999
883	NK	INVESTOR GROWTH & INCOME FUND - C	G&IC	C	N/A	N/A	N/A	RPS	1	04011999
884	NK	INVESTOR GROWTH FUND - C	GROC	C	N/A	N/A	N/A	RPS	1	04011999
885	NK	LARGE CAP VALUE FUND - C	LCVC	C	N/A	N/A	N/A	RPS	1	03151999
886	NK	DIVERSIFIED EQUITY FUND - C	DVEC	C	N/A	N/A	N/A	RPS	1	04011999
887	NK	LARGE CAPITAL GROWTH FUND - C	OLCC	C	N/A	N/A	N/A	RPS	1	04011999
888	NK	MID CAP GROWTH FUND - C	MCGC	C	N/A	N/A	N/A	RPS	1	04011999
889	NK	INTERNATIONAL EQUITY INDEX - C	IEXC	C	N/A	N/A	N/A	RPS	1	04011999
892	NK	PIMCO TOTAL RETURN FUND	PTRF	N/A	488989203	N/A	N/A	RPS	1	04011996
893	NK	NEUBERGER BERMAN GUARDIAN TRUST	NBGT	N/A	488989302	N/A	N/A	RPS	2	04011996	11221999
894	NK	WARBURG PINCUS EMERGING GROWTH FUND	WPEG	N/A	488989401	N/A	N/A	RPS	2	04011996	09211999
895	NK	FEDERATED GNMA TRUST FUND	GNMA	N/A	488989500	N/A	N/A	RPS	2	04011996	09151999
896	NK	LINDNER DIVIDEND FUND	LDVF	N/A	535514103	N/A	N/A	RPS	2	04011996	09151999

(Surrounds) UTIL Codes: 1 = Open; 2 = Closed; 3 = Closed to Purchases;

4 = Redeem only; 2 or 5 = Test (new funds-until live or established funds that never went live)

*	Funds are established on DTG but product not launched.